Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.5

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

DATED AS OF [______], 20[ ]

[___________]

as Lessor

and

[AEROVÍAS DE MÉXICO, S.A. DE C.V.] [AEROLITORAL, S.A. DE C.V.],

as Lessee

AIRCRAFT LEASE AGREEMENT

RELATING TO THE LEASING OF ONE

[BOEING][EMBRAER]

[______] MODEL AIRCRAFT

MSN [_____]

EQUIPPED WITH TWO [___] ENGINES

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

AIRCRAFT LEASE AGREEMENT

THIS AGREEMENT is made as of [     ], 20[ ]

BETWEEN:

[          ], a [    ] organized under the laws of [    ], whose main office is at [    ] (“Lessor”); and

[Aerovías de México, S.A. de C.V.] [Aerolitoral, S.A. de C.V.], a company organized and existing under the Laws of the United Mexican States and having its principal office at Paseo de la Reforma, No. 243, Piso 25, Colonia Cuauhtémoc, Alcaldía Cuauhtémoc, Mexico City, 06500, Mexico (“Lessee”).

It is agreed as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires, capitalized words and expressions shall have the respective meanings given to them in Clause 1 of Schedule 1 (Definitions and Construction).

1.2	Construction

The conventions on construction and usage set out in Clause 2 of Schedule 1 (Definitions and Construction) shall apply to this Agreement.

1.3	Clauses and Schedules

References in this Agreement to clauses or schedules are, unless otherwise specified, references to clauses of and schedules to this Agreement and together the clauses and schedules shall constitute this Agreement. Certain provisions including conditions precedent and representations and warranties have been placed in the schedules and shall take effect as part of this Agreement.

2.	AGREEMENT TO LEASE

Subject to and in accordance with the terms and conditions of this Agreement, Lessor agrees to lease the Aircraft to Lessee and Lessee agrees to take the Aircraft on lease from Lessor for the Term.

3.	DELIVERY

3.1	Inspection

Prior to the Delivery Date, Lessee shall have the right to inspect the Aircraft, the Aircraft Documents and any uninstalled Parts at the Delivery Location. If Lessee’s inspection reveals any defect or non-conformity with Schedule 6 (Description of Aircraft), Lessee shall notify the Lessor, and the Lessor may correct or procure the correction of any such discrepancy at no cost to Lessee, and the Delivery Date shall be postponed to the date on which Lessor notifies Lessee that such

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

discrepancy has been rectified; provided, however that the Delivery Date shall not be postponed beyond [     ], 20[  ]. If Lessor elects not to correct any discrepancy, it shall so notify Lessee and either Lessor or Lessee will be entitled to terminate this Agreement, in which case the provisions of Clause 3.3 will apply. If Lessor corrects or procures the correction of any such discrepancy, Lessor shall make the Aircraft available for re-inspection by Lessee. Upon completion of such inspection or re-inspection, and provided that the Aircraft is in the condition required by Schedule 6 (Description of Aircraft), Lessee shall effect acceptance of the Aircraft in the manner and with the effect set forth in Clause 3.2 (Delivery and Acceptance).

3.2	Delivery and Acceptance

Lessor, subject to satisfaction of the conditions precedent set forth in Clause 1 of Schedule 3 (Conditions Precedent), will deliver the Aircraft to Lessee and, subject to satisfaction of the conditions precedent set forth in Clause 3 of Schedule 3 (Conditions Precedent), Lessee will accept the Aircraft at the Delivery Location or such other location as may be agreed by Lessor and Lessee in an “AS-IS, WHERE-IS” condition with all faults subject to and in accordance with the procedures, and in compliance with the conditions set forth, in Schedule 17 (Delivery Conditions). Without prejudice to Clause 3.1 and Clause 3 of Schedule 3 (Conditions Precedent), Lessee will effect acceptance of the Aircraft by execution and delivery to Lessor of the Acceptance Certificate. Lessee’s acceptance of the Aircraft shall be regarded for all purposes as absolute, unconditional and irrevocable.

3.3	Termination Prior to Delivery

(a)	[If the Aircraft Purchase Agreement is terminated in respect of the Aircraft, this Agreement shall automatically terminate without further act by either party.][1]

(b)	If a Total Loss of the Aircraft occurs prior to Delivery, this Agreement shall automatically terminate in accordance with Clause 16.1 (Total Loss Prior to Delivery).

(c)	If Delivery does not occur within [***] after the Scheduled Delivery Date for any reason, then either party may by written notice to the other terminate this Agreement.

(d)

Upon any termination pursuant to Clauses 3.3(a), 3.3(b) or 3.3(c) neither Lessor [(nor Owner Participant)] nor Lessee will have any further liability, rights or obligations under this Agreement other than:

(i)	accrued rights and claims as of the date of termination;

(ii)	pursuant to Clause 22.3 (Expenses) and Clause 22.11 (Confidentiality); and

(iii)

Lessor will pay to Lessee as an independent obligation an amount equal to the Security Deposit and any prepaid Rent received by Lessor on or prior to the date of such termination, or, if applicable, return the Letter of Credit, and in the event that Lessor receives cash compensation from Airframe Manufacturer as a result of the delay in, or failure of, Delivery, then Lessor shall pay over to Lessee [***] of any such cash compensation on or prior to the date of such termination, subject to Clause 7.8 (Retention of Certain Payments).

[1]	NTD: Remove if not applicable.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

The provisions of this Clause 3.3(d) shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Agreement and/or the leasing of the Aircraft hereunder.

3.4	Risk

Throughout the Term, Lessee shall be responsible for all risks associated with or relating to the Aircraft, including for any loss of or damage to the Aircraft. In recognition of the foregoing, and notwithstanding Lessor’s rights under this Agreement, Lessee acknowledges and agrees that, as between Lessor and Lessee, Lessee (a) is in sole operational control of the Aircraft and is in the business of operating commercial aircraft, (b) is solely responsible for the condition, inspection, maintenance, repair, oversight, operation and security of the Aircraft and compliance with all requirements of applicable Regulations, and (c) has not relied upon, and shall not rely upon, any statement, act, or omission of Lessor [(or Owner Participant)] in connection with the use, operation, maintenance, repair, condition or security of the Aircraft, except as may be agreed by Lessor or set forth in writing in the Acceptance Certificate.

4.	TERMINATION DATE AND RENEWAL OPTION

4.1	Termination Date

The Termination Date shall be the Expiry Date, provided that:

(a)

if Lessor, acting in accordance with Clause 19.2 (Lessor’s Rights) of this Agreement, terminates or cancels the leasing of the Aircraft to Lessee under this Agreement, the date of such termination or cancellation shall be the Termination Date and Clause 19.2 (Lessor’s Rights) shall apply;

(b)

if the Aircraft or the Airframe suffers a Total Loss, the Termination Date shall be the date when Lessor receives the full amount of the Agreed Value; provided that Lessee shall still be obligated to pay to Lessor all other amounts then due and payable under this Agreement;

(c)	if the period referred to in clause (d) of the definition of Total Loss extends beyond the Expiry Date, the last day of such period shall be the Termination Date;

(d)	if the Term is extended pursuant to Clause 18.2 (Non-Compliance), the Termination Date shall be the date on which the Aircraft is redelivered to Lessor pursuant to such Clause; and

(e)	if the leasing of the Aircraft is terminated in accordance with Clause 19.5 (Illegality), the date of such termination shall be the Termination Date.

In any event, Rent shall continue to accrue and be payable until the Termination Date or until the Redelivery Date (in accordance with Clause 18.1(d) hereof), unless otherwise agreed herein.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

4.2	Renewal Options

4.2.1	Renewal Notice

(a)

Lessee shall have the right to extend the Term of this Agreement by [***] (the “Operational Extension”) by providing Lessor a written notice signed by Lessee at least [***] prior to the scheduled Expiry Date (including, for the avoidance of doubt, if such Expiry Date has been extended pursuant to Clause 4.2.1(b) below). All terms and conditions of this Agreement during the then Base Lease Term (or Renewal Lease Term, as the case may be) shall remain in full force and effect during any Operational Extension, unless Lessor and Lessee expressly agree otherwise in writing.

(b)

Notwithstanding the Operational Extension in Clause 4.2.1(a), Lessee shall have an additional right to extend the Term of this Agreement up to [***] times by providing Lessor a Renewal Notice signed by Lessee at least [***] prior to the Expiry Date (including, for the avoidance of doubt, if such Expiry Date has been extended pursuant to Clause 4.2.1(a) above). A Renewal Notice shall set forth (i) Lessee’s decision to extend the leasing of the Aircraft for the relevant Renewal Lease Term and (ii) Lessee’s decision as to the duration of such Renewal Lease Term which shall be for [***] period.

(c)	Notwithstanding anything to the contrary in this Agreement or any other Operative Document:

(i)

no Renewal Notice shall be binding on Lessor or oblige Lessor to extend the leasing of the Aircraft hereunder for any Renewal Lease Term, and shall be considered not to have been given, if any Event of Default shall have occurred and be continuing on and as of the date of any such notice; and

(ii)

any Renewal Notice shall be irrevocable and shall constitute an unconditional obligation of Lessee to extend the leasing of the Aircraft hereunder for the Renewal Lease Term to which such Renewal Notice relates.

4.2.2	Renewal Rent and Documentation

(a)	[***].

(b)	[***].

(c)	[***].

(d)

All terms and conditions of this Agreement during the Base Lease Term shall remain in full force and effect during any Renewal Lease Term, unless Lessor and Lessee expressly agree otherwise in writing.

5.	RENT

5.1	Fixed Rent Periods

(a)	The Term shall be divided into [(i) an initial PBH Period and (ii) after the PBH Period,] successive periods (each a “Fixed Rent Period”) in respect of which Fixed Rent shall accrue and be payable.

(b)

The first Fixed Rent Period shall commence on the [Delivery Date][date immediately following the PBH Period (the “Transition Date”)] and each subsequent Fixed Rent Period shall commence on the date immediately following the last day of the previous Fixed Rent Period.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(c)

Each Fixed Rent Period shall be of one month’s duration except that (i) if the [Transition][Delivery] Date does not occur on the [***][2] day of a calendar month, then the first Fixed Rent Period shall be from the date of such [Delivery][Transition] Date until the date immediately preceding the next Fixed Rent Date and (ii) with respect to the final Fixed Rent Period, if it would not otherwise end on the Expiry Date, it shall end on the Expiry Date.

5.2	[PBH Period

(a)	The PBH Rent shall be paid from the Delivery Date until the earlier of (i) [***]and (ii) [***] (the “PBH Period”).

(b)

For each calendar month (or part thereof) in the PBH Period during the Term, Lessee will provide a utilization report to Lessor by the [***] day of the immediately succeeding calendar month and make a payment of the PBH Rent by the later of (x) the [***] day of such calendar month and (y) [***] Business Days after receiving Lessor’s invoice in respect of the PBH Rent (the “PBH Rent Date”).]

5.3	Rent Date

(a)	[During the PBH Period, Lessee shall pay the PBH Rent to Lessor in arrears on each PBH Rent Date.]

(b)	[Other than during the PBH Period, d][D]uring the Term, Lessee shall pay Fixed Rent to Lessor in [***] on each Fixed Rent Date.

5.4	Rent

(a)	Fixed Rent payable in respect of each Fixed Rent Period shall be calculated as set forth in Clause 1 of Part A of the Financial Terms Annex.

(b)	[PBH Rent payable in respect of the PBH Period shall be the amount in Clause 1 of Part A of the Financial Terms Annex.]

(c)

If any Fixed Rent Period has a duration of less than a month, the Fixed Rent payable for that Fixed Rent Period shall be prorated by multiplying the amount of the Fixed Rent for that Fixed Rent Period by a fraction the numerator of which is the number of days in that Fixed Rent Period and the denominator of which is 30.

6.	SECURITY DEPOSIT

6.1	Lessee Payment

Lessee shall pay to Lessor a Security Deposit in the amount and at the time set forth in Clause 2 of Part A of the Financial Terms Annex upon receipt by Lessee of an electronic or paper invoice from Lessor.

[2]	NTD: revise based on Fixed Rent Date for the Lessor

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

6.2	Lessor Payment

Lessor shall, within [***] Business Days after the Termination Date, pay to Lessee an amount equal to the Security Deposit (less the sum of amounts applied pursuant to Clause 6.3(b) and not replenished or paid to Lessee under Clause 6.5(a)); provided that Lessor shall not be obliged to pay any such amount to Lessee for so long as any obligation then falling due for performance has not been fully discharged or performed and provided further that in the event Lessee is required to pay the Redelivery Maintenance Payment, Lessee may elect to set-off the amount of the cash Security Deposit then held by Lessor against the Redelivery Maintenance Payment.

6.3	Concerning the Security Deposit

(a)

The Security Deposit shall be the sole, absolute and unconditional property of Lessor, may be freely commingled by Lessor with its other funds and dealt with by Lessor in such manner as Lessor may see fit and Lessor will not hold any such funds as agent or on trust for Lessee or in any similar fiduciary capacity. If and to the extent that, under applicable Law in any relevant jurisdiction, the Security Deposit is considered to be the property of Lessee, the Security Deposit shall be held by Lessor as security for the timely performance by Lessee of its obligations under the Operative Documents to which Lessee is a party and Lessee hereby grants a Security Interest in and pledge of the Security Deposit, and including all proceeds thereof and general intangibles (including payment intangibles) relating thereto, including any right to payment of an amount equal to the Security Deposit by Lessor to Lessee hereunder, to Lessor as secured party for itself. No interest shall be earned, paid or repaid in respect of the Security Deposit.

(b)

Following the occurrence of an Event of Default which is continuing, in addition to all rights and remedies of Lessor elsewhere in this Agreement or under Law, Lessor may, [***], immediately or at any time thereafter, without notice to Lessee, use or apply an amount equal to all or part of the Security Deposit in or towards the payment or discharge of any matured obligation owed by Lessee under this Agreement, in such order as Lessor sees fit, and/or exercise any of the rights of set-off described in Clause 22.5 (Set-off) with respect to an amount equal to the Security Deposit and/or exercise any other right or remedy of a secured creditor upon a default provided in the UCC.

(c)	If Lessor exercises any of the rights described in Clause 6.3(b):

(i)

Lessee shall, upon a demand in writing from Lessor, immediately and in any event within [***]Business Days of such demand, pay in immediately available funds an amount sufficient to restore the Security Deposit to the level at which it stood immediately prior to such exercise; and

(ii)

such use, application or retention shall not be deemed a cure of any Event of Default unless such use, application or retention was sufficient to cure such Event of Default (or Lessee has otherwise cured the same) and Lessee has restored the Security Deposit to the level at which it stood immediately prior to such exercise.

(d)	It is hereby agreed that the Security Deposit shall not constitute an agreed liquidated damages amount.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

6.4	Provision of Letter of Credit

Lessee may, following execution of this Agreement and at any time during the Term, in lieu of the cash Security Deposit or any other existing Letter of Credit, deliver to Lessor a Letter of Credit substantially in the form set out in Schedule 11 (Form of Letter of Credit) or as otherwise approved by Lessor from time to time, acting reasonably (the “Letter of Credit”), provided that no Event of Default is continuing. Such Letter of Credit shall in any event:

(a)	be denominated in and payable in Dollars and be payable in an amount of not less than the Security Deposit required hereunder;

(b)	be issued by a bank with a long-term unsecured debt rating of [***] with Standard & Poor’s or [***] with Moody’s (the “Acceptable LC Bank Rating”) or confirmed by such a bank;

(c)

be an irrevocable standby Letter of Credit payable on demand without proof or evidence of entitlement of loss required at an office in [***], and shall be capable of being drawn by Lessor directly at sight, by facsimile, or post at such office;

(d)	without prejudice to Clause 6.4(c) above, be capable of being drawn if a replacement Letter of Credit is not provided in accordance with Clause 6.5 (Letter of Credit); and

(e)	have a non-cancelable term of at least three hundred and sixty-five (365) days or, if less a non-cancellable term extending thirty (30) days beyond the Expiry Date.

Notwithstanding anything to the contrary in this Agreement, each Pre-Approved LC Bank shall be considered an acceptable issuing or confirming bank for any Letter of Credit.

6.5	Letter of Credit

(a)

If Lessee provides Lessor with a Letter of Credit in accordance with the terms of Clause 6.4 (Provision of Letter of Credit), then on receipt of such Letter of Credit Lessor shall return any cash Security Deposit paid by Lessee to Lessor pursuant to Clause 6.1 (Lessee Payment) to Lessee no later than [***] Business Days after receipt of the Letter of Credit.

(b)

If Lessee provides Lessor with a Letter of Credit in accordance with the terms of Clause 6.4 (Provision of Letter of Credit), Lessee shall ensure that a Letter of Credit remains in place throughout the Term or any relevant part thereof; provided, however, that Lessee may replace a Letter of Credit with a cash Security Deposit and so long as no Event of Default shall have occurred and be continuing, Lessee shall have the right to put in place a replacement Letter of Credit in accordance with the terms of Clause 6.4 (Provision of Letter of Credit). Lessor will return to Lessee the original of the replaced Letter of Credit as soon as reasonably practicable (and in any event within [***] Business Days) following receipt of a cash Security Deposit or a replacement Letter of Credit.

(c)	Lessee shall procure the renewal of or new issue of a Letter of Credit no later than [***] days (the “LC Renewal Date”) prior to the stated expiry date of any then current Letter of Credit.

(d)

If Lessee fails to put in place a replacement Letter of Credit by the LC Renewal Date in accordance with Clause 6.5(c) and has not notified Lessor that Lessee will replace the same with a cash Security Deposit of like amount by such LC Renewal Date and thereafter does not otherwise in fact replace the Letter of Credit with such cash Security Deposit not later than [***] Business Days prior to the stated expiry date of such Letter of Credit, Lessor shall be entitled to drawdown on the Letter of Credit for the full amount thereof and such monies so drawn shall thenceforth be held by Lessor as provided below.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(e)

If at any time the long term unsecured debt rating of the issuing bank or (if applicable) the confirming bank in respect of the Letter of Credit falls below the Acceptable LC Bank Rating then, Lessee shall promptly and in any event within [***] Business Days of receipt of written demand from Lessor, either (1) provide Lessor with a replacement Letter of Credit complying with Clause 6.4 (Provision of Letter of Credit); or (2) provide a cash Security Deposit that meets the requirements of, and in accordance with the provisions of, Clause 6.1 (Lessee Payment), in which event, upon receipt of such replacement Letter of Credit or cash Security Deposit Lessor will return the original Letter of Credit to Lessee as soon as reasonably practicable (and in any event within [***] Business Days) following receipt of such replacement Letter of Credit or cash Security Deposit.

(f)

Lessor may assign or pledge its interest in the proceeds of the Letter of Credit to any Financing Party and may transfer its interest under the Letter of Credit to any assignee or transferee of Lessor’s interests as permitted by Clause 21.2 (Lessor Transfer) (and Lessee shall at Lessor’s cost perform such acts and deliver such instruments as Lessor may reasonably request in order to carry out and effect any such assignment, pledge or transfer).

(g)

Lessor shall be entitled to make any number of demands under the Letter of Credit at any time following any Event of Default which is continuing or pursuant to Clause 6.5(d). Any amounts drawn under the Letter of Credit shall be treated as if they were a cash Security Deposit under Clause 6.3 (Concerning the Security Deposit).

(h)

If in accordance with Clause 6.3 (Concerning the Security Deposit), Lessor applies any amount (the “Paid Amount”) drawn down under the Letter of Credit, then Lessee shall immediately and in any event within [***] Business Days of demand, either: (i) cause an additional Letter of Credit to be issued and delivered to Lessor complying with the requirements of Clause 6.4 (Provision of Letter of Credit) in an amount equal to the Paid Amount and expiring on the same date as the existing Letter of Credit, or (ii) pay to Lessor in immediately available funds an amount equal to the Paid Amount so that Lessor shall at all times have on an aggregate basis the benefit of a Letter of Credit and/or a cash Security Deposit in the amount of the Security Deposit pursuant to Clause 6 (Security Deposit).

(i)

If at any time any Letter of Credit delivered to Lessor shall cease to constitute the legal, valid and binding obligations of the issuer thereof or any applicable confirming bank enforceable in accordance with its terms, or amounts payable under any Letter of Credit shall cease to be freely available for drawing, Lessee shall forthwith notify Lessor upon becoming aware of such circumstance(s) and as soon as practicable and in any event within [***] Business Days after becoming aware of such circumstances or after written demand from Lessor either (i) deliver to Lessor a replacement Letter of Credit complying with the requirements set out in Clause 6.4 (Provision of Letter of Credit) or (ii) deliver to Lessor a cash Security Deposit in an amount equal to the undrawn face value of the Letter of Credit, to be held by Lessor in accordance with Clause 6.3 (Concerning the Security Deposit), whereupon Lessor shall redeliver to Lessee the first above mentioned Letter of Credit not later than [***] Business Days following receipt of such replacement Letter of Credit or, as the case may be, cash Security Deposit.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(j)

Subject to the payment, performance and discharge in full of all of Lessee’s obligations under each of the Operative Documents to which Lessee is a party, Lessor shall within [***] Business Days of the Termination Date return to Lessee any Letter of Credit. The provisions of this Clause 6.5(j) shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Agreement and/or the leasing of the Aircraft hereunder.

7.	PAYMENTS

7.1	Account for Lessee Payments

All payments by Lessee to Lessor under the Operative Documents will be made for value on the due date in Dollars in immediately available funds by SWIFT or wire transfer to the account set out below or to such other account as Lessor may from time to time notify Lessee in writing five (5) Business Days prior to a date for a payment hereunder; provided that the payment and/or indemnity obligations of Lessee under the Operative Documents, measured as of the date any such change is effective, shall not be increased solely as a result of the designation of such other account:

Bank:	[•]
Account No:	[•]
Account Name:	[•]
Swift Code:	[•]
ABA:	[•]
Reference:	[•]

7.2	Default Interest

If any party hereto fails to pay any amount payable under this Agreement on the due date, such party shall pay to the other party on demand from time to time interest at the Default Rate (both before and after judgment) on that amount, from the due date to the date of payment in full. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed in the month and assuming a thirty (30) day month and a three hundred sixty (360) day year.

7.3	Absolute Obligations

(a)

This Agreement is a net lease. Except to the extent set forth in Clause 7.3(c) below, Lessee’s obligations to pay Rent and to perform any of its other obligations pursuant to this Agreement are absolute and unconditional and shall be paid and performed in full when due without reduction, deduction, set-off, recoupment, claim or counter claim, and Lessor shall have all of the rights and benefits of a lessor under a lease to which Section 2A-407 of the UCC applies as provided therein. Lessee may not regard its obligations as cancelled, terminated, suspended, reduced or altered (and waives to the greatest extent permitted by applicable Laws (but subject to Clause 7.3(c)) any rights which it may have at any time to cancel, terminate, suspend, reduce or alter such obligations) by reason of any contingency or circumstance whatsoever, including (but not limited to):

(i)

any right of set-off, counterclaim, recoupment, reduction, reimbursement, claim, defense or other right which Lessee may have against Lessor, any Indemnitee, the Manufacturer, any other vendor, or against any other Person;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(ii)	any unavailability of the Aircraft for any reason or interruption of or interference with Lessee’s use, operation or possession of the Aircraft;

(iii)

any defect in title, airworthiness, condition, design, operation of or use of the Aircraft, merchantability, fitness for any purpose, registration of the Aircraft or any damage to or (subject to the provisions of Clause 16.2 (Total Loss After Delivery)) loss or destruction of the Aircraft;

(iv)	any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or Lessee or any other Person;

(v)	any invalidity or unenforceability of or other defect in this Agreement; and,

(vi)

any other cause or circumstance which but for this provision would or might otherwise have the effect of terminating, canceling, suspending, abating, reducing, deferring or in any way affecting any obligation of Lessee under this Agreement, including to lease the Aircraft or pay Rent. Lessee acknowledges and agrees that it has used its own judgment in selecting the Aircraft, and has not relied on Lessor or on any information supplied by Lessor, and that Lessor is not a manufacturer of or dealer in aircraft.

(b)	Each payment of Rent made by Lessee shall be final. Lessee will not seek to recover all or any part of any payment of Rent for any reason whatsoever except for manifest error.

(c)

If at any time while no Event of Default has occurred and is continuing, (i) any Lessor Party (or anyone lawfully claiming through or under a Lessor Party) breaches its covenant of quiet enjoyment in Clause 8.1 (Quiet Enjoyment) or in any other Operative Document and (ii) as a result thereof, Lessee is [***], Lessee shall provide written notice to Lessor and thereafter shall be entitled to [***] and if Lessee has [***], Lessor will [***].

(d)

The provisions of this Clause 7.3 (Absolute Obligations) shall not be construed to limit Lessee’s right to institute separate legal proceedings for direct damages or otherwise pursue remedies for direct damages against Lessor in the event of Lessor’s breach of the terms of this Agreement or to limit Lessee’s rights and remedies against any other Person.

7.4	Currency Indemnity

(a)

If, under any applicable Law, whether as a result of a judgment or the liquidation of a party or for any other reason, any payment under or in connection with the Operative Documents is made or is recovered in a currency (the “other currency”) other than the currency (the “contractual currency”) in which it is payable pursuant to the Operative Documents then, to the extent that the payment (when converted into the contractual currency at the rate of exchange on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable Law) falls short of the amount unpaid under the Operative Documents, the payor shall as a separate and independent obligation, fully indemnify the party entitled to receive such payment against the amount of the shortfall. For the purposes of this sub-clause “rate of exchange” means the rate at which the payor is able on the relevant date to purchase the contractual currency in New York with the other currency.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b)	Each party waives any right it may have in any jurisdiction to pay any amount under any Operative Document in a currency other than that in which such amount is expressed to be payable.

7.5	Application of Payments by Lessor

If any sum paid to Lessor or recovered by Lessor in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply that sum to amounts that are then due from Lessee under the Operative Documents in such proportions and order and generally in such manner as Lessor may determine in its reasonable discretion.

7.6	Lessor’s Determination of Amounts Due

Any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under this Agreement shall, in the absence of manifest error, be prima facie evidence of the amount so payable.

7.7	Business Day Convention

If any payment due under this Agreement ([other than a][including any] payment of Rent) would otherwise be due on a day which is not a Business Day, it shall be due on the [next following][immediately succeeding] Business Day, or, if that Business Day falls in the following month, in the following year, or after the Termination Date, on the Business Day immediately before such date. Payments of Rent due on a day which is not a Business Day shall be due on the immediately succeeding Business Day.

7.8	Retention of Certain Payments

Any amount referred to in any Operative Document which is payable to or retainable by Lessee shall not be paid to or retained by Lessee at any time when a Material Event of Default shall have occurred and be continuing, but instead such amount shall be paid to or held by Lessor as security to be held and applied in accordance with the provisions of this Agreement. At such time as there shall not be continuing any Material Event of Default, such amount shall be paid to Lessee to the extent not applied in accordance with the preceding sentence. Where Lessor would, but for this Clause 7.8 (Retention of Certain Payments) or any similar provision, be obliged to make any payment to Lessee, Lessor may elect to make such payment but shall be entitled to deduct or withhold from such payment any amount then due and payable under the Operative Documents with prior electronic or written notice to Lessee.

7.9	Invoices

Lessor shall provide Lessee with an electronic or paper invoice and supporting documentation before any payment to be made by Lessee to Lessor under the Operative Documents is due (including with respect to the payment of Rent and the Security Deposit), but failure to issue an invoice or the non-receipt of any such invoice shall not affect Lessee’s obligation to make such payment.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

8.	LESSOR COVENANTS

8.1	Quiet Enjoyment

Lessor agrees that, provided no Event of Default has occurred and is continuing and provided that this Agreement shall not have been otherwise terminated, none of Lessor, any other Lessor Party and any Person claiming by, through or under it or any other Lessor Party (including any Financing Party) shall take or cause to be taken any action to interfere with Lessee’s or any Permitted Sublessee’s right to use, possession and quiet enjoyment of the Aircraft. The foregoing shall not, however, prevent Lessor, or its successors, assigns and transferees, from exercising any rights or remedies under the Operative Documents.

8.2	Lessor Obligations following Termination Date

Lessor shall within [***] Business Days of the Termination Date:

(a)	pay to Lessee a portion of any Rent paid to Lessor to the extent such portion is attributable to the period falling after, but excluding, the Termination Date; and

(b)

pay to Lessee as an independent obligation an amount equal to the Security Deposit in accordance with Clause 6.2 (Lessor Payment) or return the Letter of Credit in accordance with Clause 6.5(j), whichever is applicable;

provided that, if any Event of Default has occurred and is continuing, Lessor may hold and apply any such amounts in or toward the cure of such Event of Default and, at such time as no Event of Default is in existence, shall pay the unapplied portion thereof, if any, to Lessee.

8.3	Lessor Obligations regarding Tax Information

Lessor [and Owner Participant] shall provide to Lessee the information described in Clause 20.6(c) hereof, as and when required pursuant to such Clause.

8.4	Lessor Obligations Regarding AD Cost Sharing

Subject to Clause 7.8 (Retention of Certain Payments), if Lessee performs an Airworthiness Directive or Mandatory Order on the Aircraft on a terminating action basis (or to the highest level of compliance available) prior to the expiration of the Term and the cost of performing such Airworthiness Directive or Mandatory Order on the Aircraft exceeds [***], Lessor shall, promptly following receipt of an invoice and documentation supporting the cost of performing such Airworthiness Directives and Mandatory Orders on the Aircraft, reimburse Lessee for a portion of such cost determined in accordance with the formula set forth in Clause 5 of Part A of the Financial Terms Annex.

9.	LESSEE COVENANTS

9.1	Performance

(a)	Lessee shall perform and comply with its undertakings, covenants and other agreements in this Agreement at all times prior to Delivery (where applicable) and during the Term.

(b)

Lessee shall remain liable to Lessor for all of Lessee’s obligations and liabilities under this Agreement notwithstanding any delegation by Lessee to another Person of any such obligations or liabilities or any reliance by Lessee on another Person to perform or discharge any such obligations or liabilities, whether or not such delegation or reliance is permitted or contemplated by this Agreement (including any Permitted Sublessee and the

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

related sublease under Clause 10.3 (Subleasing)); provided that to the extent any such obligation or liability is actually performed or discharged by such other Person on Lessee’s behalf, such performance or discharge shall constitute performance or discharge of the corresponding obligation or liability of Lessee.

(c)

Lessee will cause any Post-Delivery Authorizations and Filings to be made or obtained as provided in the definition of such term and by the deadline provided in Clause 5 of Schedule 3 (Conditions Precedent and Post-Closing Matters).

9.2	Information – General and Financial

Lessee shall:

(a)	furnish to Lessor:

(i)

by making the same available on its website or directly to Lessor if not posted on its website, no later than [***] days after the last day of each financial year of Lessee, its audited consolidated balance sheet and cash flow statement as of such day and its audited consolidated profit and loss statement for the year ending on such day; and

(ii)

to the extent that Lessee is permitted by applicable Law and is not bound by confidentiality undertakings to third parties, such other information concerning the business or financial affairs of Lessee as Lessor [or Owner Participant] may from time to time reasonably request; provided, however, that under no circumstances shall Lessee be required to provide Lessor [or Owner Participant] with financial or operational forecasts;

(b)	promptly notify Lessor of the occurrence of any Total Loss or of any event which is likely to result in a claim under the Insurances in excess of the Damage Notification Threshold; and

(c)	promptly notify Lessor of the occurrence of any Event of Default.

9.3	Operation of the Aircraft

Lessee shall:

(a)	operate the Aircraft solely for commercial purposes;

(b)

not use or operate the Aircraft in violation of or contrary to any Regulation applicable to it or the Aircraft; provided that, the foregoing shall not prohibit Lessee from operating the Aircraft temporarily in any manner or location in the event of an emergency;

(c)	not knowingly permit any items to be on or transported by the Aircraft if it is prohibited by any Regulation for such item to be on or transported by the Aircraft;

(d)

not use or operate the Aircraft for any purpose for which the Aircraft is not designed or for any purpose other than primarily in passenger service in passenger configuration, or in a manner inconsistent with the Manufacturers’ manuals or the Aviation Authority directives;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(e)

not use the Aircraft for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee’s cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same or similar type operated by Lessee in any twelve (12) month period;

(f)

not use or operate the Aircraft or suffer or permit the Aircraft to be used or operated in any manner when the Insurances are not in full force and effect, and not use, operate or locate the Aircraft or suffer or permit the Aircraft to be used, operated or located in any manner not covered by the Insurances or in any area excluded from coverage by the Insurances (and without limiting the foregoing, Lessee will not use, operate or locate the Aircraft or permit it to be used, operated or located in any area of recognized or threatened hostilities when the war risk Insurances are not in full force and effect and applicable thereto); provided, that, the foregoing shall not prohibit Lessee from operating the Aircraft temporarily in any such locations in the event of an emergency situation; and

(g)

not operate, maintain, modify, insure or deal with the Aircraft or any Engine or Part in a manner which adversely discriminates against the Aircraft or such Engine or Part, when compared with the manner in which Lessee operates, maintains, modifies, insures or deals with similar aircraft, engines or parts in Lessee’s fleet.

9.4	General Covenants, Compliance and Outgoings

Lessee shall:

(a)

at all times during the Term maintain (i) its business as a commercial scheduled air carrier; (ii) its corporate existence (except as permitted by Clause 9.7 (Lessee Existence)); and (iii) in full force and effect, all consents, licenses, authorizations, approvals, permits, rights and privileges material to its business or to the performance of its obligations under this Agreement;

(b)	comply with all Regulations required for the making of payments, and the performance by Lessee of its other obligations under this Agreement and the Operative Documents;

(c)

not cause or permit the Aircraft to proceed to, or remain at, any location in an Excluded Country, except on a temporary basis in the event of an emergency situation, unless the same are permitted pursuant to applicable consents, exemptions or licenses which have been obtained or apply in respect thereof;

(d)

promptly pay or cause to be paid when due (i) all license, registration, navigation and airport fees and charges assessed and demanded by any Government Entity and/or any other air navigation authority in accordance with applicable Regulations relating to the Aircraft and (ii) all costs, expenses, charges, fees (including, without limitation, license and registration fees), Taxes and other outgoings related to the operation, storage, maintenance, leasing or registration of the Aircraft, which in either case if not paid when due could result in a Security Interest which is not a Permitted Lien being imposed on the Aircraft; and

(e)	comply with all applicable Laws concerning security measures to protect the Aircraft and its passengers from theft, destruction, hijacking, bombing or other acts of terrorism.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

9.5	Registration and Protection[3]

(a)

Lessee shall to the greatest extent permitted by applicable Law and at its own cost and expense (unless otherwise expressly set forth herein) and subject to Lessee’s receipt from Lessor of any documentation required by the Aviation Authority or any applicable Regulation (provided always that Lessee shall request such necessary documentation from Lessor in a timely manner):

(i)

so long as Lessor continues to be eligible for such registration, keep the Aircraft registered with the AFAC in the name of Lessor as owner thereof and not take or permit any action contrary to the continued registration of the Aircraft with the AFAC in the name of Lessor other than (x) with Lessor’s prior written approval which will not be unreasonably withheld or (y) in connection with a sublease of the Aircraft to a Permitted Sublessee;

(ii)

subject to clause (iii) below, cooperate with Lessor in relation to the registration and recordation with the AFAC and any other relevant public record (or as required to comply with the Cape Town Convention or the Geneva Convention where applicable) of (x) the Aircraft and this Agreement (or particulars thereof) and/or (y) the interest of Lessor as owner and lessor and, at Lessor’s cost, the rights of any Financing Parties having a Security Interest in respect of the Aircraft or this Agreement (as the case may be) on such public record;

(iii)

cause any supplements and amendments to be promptly filed and recorded with the AFAC and any other relevant public record (or as required to comply with the Cape Town Convention or the Geneva Convention where applicable); and

(iv)

at Lessor’s cost make and cooperate with Lessor in relation to the making of any changes to the registrations referred to at (i), (ii) or (iii) above as may be necessary or advisable (and are consistent with the provisions of this Agreement) to take account of any change permitted by this Agreement in ownership of the Aircraft any Engine or Part (including any permanent replacement of any Engine or Part) or any change in the financing of the Aircraft.

(b)

Lessee shall not without the prior written consent of Lessor change the State of Registration other than as permitted pursuant to Clause 9.5(a)(i) and, following the termination of any sublease of the Aircraft during which the Aircraft is registered in a jurisdiction other than Mexico, Lessee shall also have the right without Lessor consent to re-register the Aircraft with the AFAC in the name of Lessor as owner.

(c)

Lessee shall from time to time, do or cause to be done any and all acts and things which may be required or desirable (in the discretion of Lessor acting reasonably, but in each case consistent with the provisions of this Agreement and the other Operative Documents to which Lessee is a party) which are requested in writing by Lessor, acting reasonably, to ensure that Lessor, and, at Lessor’s cost, the Financing Parties, if any, have or obtain the fullest benefit(s) of the Cape Town Convention and/or the Protocol as in effect in the State of Registration in connection with the Aircraft and any Engine, including (but not limited to):

[3]	NTD: Update if US registered.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(i)

any matters connected with registering, perfecting, preserving and/or enhancing any International Interest(s) or other registrable interests vested in Lessor or the Financing Parties with respect to the Aircraft and/or any Engine and constituted by this Agreement;

(ii)

constituting any International Interest(s) or other registrable interests to be vested in Lessor or the Financing Parties with respect to the Aircraft and/or any Engine in connection with this Agreement;

(iii)

entry into agreements (subordination or otherwise) to protect, perfect and/or enhance and/or improve the priority of any International Interest(s) or other registrable interests referred to in the foregoing Clauses 9.5(c)(i) and/or (ii); and

(iv)

taking all relevant actions and cooperating as may be requested by Lessor in writing with respect to the issuance of an IDERA in favor of Lessor (or if requested, the Financing Parties Representative) to the extent such instrument becomes recognized in Mexico after the date hereof and all necessary Regulations implementing such recognition and measures with respect to the filing and acknowledgement of an IDERA have been fully adopted and implemented in Mexico after the date hereof; provided that Lessee shall only be required to take any such action or provide any such cooperation subject to, and in accordance with all applicable laws and regulations of Mexico, and upon the deactivation of the Deregistration Power of Attorney in effect at that time.

(d)

Lessee and Lessor agree that for all purposes of the Cape Town Convention, (i) this Agreement upon Delivery of the Aircraft, and any sublease under the terms of this Agreement, will constitute a separate International Interest with respect to the Airframe and/or each Engine, and (ii) the Airframe and each Engine constitute Aircraft Objects.

(e)

The costs and expenses in opening and maintaining the Transacting User Entity accounts for Lessee shall be borne by Lessee, but the costs and expenses in opening and maintaining the Transacting User Entity accounts of the Lessor Parties and any Financing Party shall be borne by the Lessor Parties or the Financing Parties, as the case may be.

9.6	Title and other Property and Security Interests

Lessee shall:

(a)	affix, and maintain in a prominent position, a fireproof plate (having dimensions of not less than 10 cm. x 7 cm.) on each Engine and in the cockpit or cabin of the Aircraft stating:

“THIS [AIRCRAFT/ENGINE] IS OWNED BY [•], [NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT (MSN [TBD]),] AND IS LEASED TO AEROVÍAS DE MÉXICO, S.A. DE C.V. [AND IS SUBJECT TO A SECURITY INTEREST/LIEN IN FAVOR OF (THE FINANCING PARTIES REPRESENTATIVE)]”;

provided, that the replacement of any such fireproof plates required due to changes of ownership or lienholders shall be arranged and paid for by Lessor.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b)

not at any time (i) represent to others that Lessor[, Owner Participant] or the Financing Parties are in any way connected with or responsible for any operation of the Aircraft or the business of Lessee or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee; or (ii) pledge the credit of Lessor[, Owner Participant] or the Financing Parties;

(c)

not hold itself out to any third party as owner of the Aircraft or any part of it, and on all occasions when the ownership of the Aircraft, any Engine or any Part is relevant, make clear to third parties that title is held by Lessor;

(d)	not abandon the Aircraft, any Engine or any Part;

(e)

not grant to any person other than Lessor or Financing Parties Representative an IDERA or a deregistration power of attorney with respect to the Airframe or any Engine, and the granting of an IDERA to Lessor or Financing Parties Representative shall be subject to Clause 9.5(c)(iv);

(f)

not allow the Aircraft, any Engine or any Part to become or remain subject to any Security Interest (other than Permitted Liens) and promptly at Lessee’s expense take such action as may be necessary to discharge any such Security Interest other than Permitted Liens if the same shall exist at any time; or

(g)

not consent to any interests conflicting with (whether or not taking priority over) the interests of Lessor as lessor and owner or any Financing Party to be registered at the International Registry without the prior written consent of Lessor, or such Financing Party (as the case may be).

9.7	[***]

9.8	[***]Recognition of Rights

Lessee shall procure, when applicable, that any Person to whom possession of the Aircraft, the Airframe or any Engine is given (other than Manufacturers or Approved Maintenance Providers) in accordance with the provisions of this Agreement acknowledges in writing within a mortgage or lease or other agreement between Lessee and such Person or otherwise, that it will respect the interests of the owner and lessor of the Aircraft, the Airframe or such Engine, as applicable and the interests of the Financing Parties in respect of such Aircraft, the Airframe or such Engine and will not seek to exercise any rights whatsoever in relation to such Aircraft, Airframe or Engine. Lessor hereby acknowledges, on behalf of itself, the other Lessor Parties and any Financing Parties, and for the benefit of any holder of an interest in an engine that may at any time be attached to the Airframe, that it will respect the interests of such holders of interests and will not seek to exercise any rights whatsoever in relation to such engine.

10.	POSSESSION, SUBLEASING AND POOLING

10.1	Possession

Lessee will not, without the prior written consent of Lessor (not to be unreasonably withheld or delayed), sublease or otherwise part with possession of the Aircraft, any Engine or any Part, except that Lessee shall have the right to deliver possession of the Aircraft, the Engines or any Part without Lessor’s consent:

(a)

with respect to the Aircraft, the Engines or any Part, to the relevant Manufacturer or Approved Maintenance Performer for testing, modification, maintenance, repair, overhaul or other work to the extent required or permitted by this Agreement;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b)	on a wet lease which complies with Clause 10.2 (Wet leasing);

(c)	on a sublease which complies with Clause 10.3 (Subleasing); and

(d)	with respect to an Engine or Part as expressly permitted by this Agreement.

10.2	Wet leasing

Lessee shall be permitted to wet lease or charter the Aircraft to a third party provided that under the terms of such wet lease or charter:

(a)	the Aircraft shall be operated solely by regular employees of Lessee possessing all current certificates and licenses that are required by applicable Regulations;

(b)	the Aircraft shall remain subject to the insurance coverage required under Clause 15 (Insurance) or such other insurance coverage as is approved by Lessor;

(c)	the Aircraft shall be maintained by Approved Maintenance Performers in accordance with the Maintenance Program and Lessee’s normal maintenance practices;

(d)	the Aircraft shall not be subject to any change in its State of Registration;

(e)	such wet lease or charter is expressly subordinated to this Agreement and the rights of Lessor and the Financing Parties hereunder and to the Aircraft; and

(f)	the duration of such wet lease or charter (including all extensions and renewals) does not extend beyond the then scheduled Expiry Date.

10.3	Subleasing

Lessee may, (x) without requiring any consents from Lessor or any other Lessor Party, sublease the Aircraft to a member of Grupo Aeromexico or [***] or (y) with the written consent of Lessor (not to be unreasonably withheld or delayed), sublease the Aircraft to any Person not described in sub-clause (x) above. Any proposed sublease shall satisfy each of the following conditions:

(a)

either (i) the sublease shall state that it is subject and subordinate to this Agreement, and the sublessee shall execute an acknowledgment addressed to Lessor and any Financing Party Representative confirming the foregoing and acknowledging that the sublease will terminate on or before the Termination Date; or (ii) if Lessor notifies Lessee that Lessor’s counsel in the relevant jurisdiction is of the opinion that a sublease assignment is necessary or advisable in such jurisdiction, Lessee shall grant Lessor or Financing Parties Representative (as applicable) a security assignment (in form and substance reasonably satisfactory to Lessor and Financing Parties Representative) assigning all of Lessee’s rights, title and interest to, in and under such sublease to Lessor, or the Financing Parties Representative, as applicable;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b)	the proposed sublessee must be a commercial air carrier or air operator holding a valid air operator’s certificate;

(c)	no Event of Default shall have occurred and be continuing at the time of commencement of such sublease or would result as a consequence of such sublease;

(d)

Lessee shall have given not less than thirty (30) days’ prior written notice to Lessor of its intention to enter into any sublease agreement or arrangement (which notice shall include a description of the proposed subleasing arrangements including the identity of the proposed sublessee, the term of the sublease and the proposed delivery date under the sublease) and Lessee shall have provided to Lessor at least ten (10) days’ prior to execution of the sublease agreement, a copy of the draft sublease agreement and the draft insurance certificate (it being acknowledged that in any event (x) Lessee may redact the amount of Rent and all other economic terms, (y) the conditions below are required to be satisfied prior to commencement of the relevant sublease and (z) the evidence and/or documentation specified below shall be required to be provided to Lessor prior to commencement of the relevant sublease so as to give Lessor a reasonable period of time to review the same);

(e)

the sublease shall not permit the sublessee to take any action inconsistent with the requirements and obligations of Lessee under this Agreement and shall require the sublessee to operate the Aircraft on substantially similar or more favorable terms as those set out in this Agreement, including without limitation, Clause 9.3 (Operation of the Aircraft), Clause 11.4 (Maintenance and Repair), and if the sublessee is to maintain Insurances rather than Lessee, Clause 15 (Insurance);

(f)

the sublease shall not permit any further subleasing, wet leasing or charter of the Aircraft other than wet leasing on substantially similar terms or more favorable terms as those set out in Clause 10.2 (Wet leasing);

(g)	the sublease shall not have a term which extends or is capable of extending beyond the then scheduled Expiry Date;

(h)

on or prior to the commencement of the sublease Lessee shall provide to Lessor evidence satisfactory to Lessor confirming that the Aircraft will continue to be insured in accordance with this Agreement;

(i)

the sublessee under the sublease shall not at the time of commencement of the relevant sublease be insolvent or otherwise be subject to any events of the type set out in clauses [(h) through (j)] of Clause 19.1 (Events);

(j)	the sublessee under the sublease shall hold all certificates, licenses, permits and authorizations required for its use and operation of the Aircraft;

(k)

if the Aircraft is to be registered in a new State of Registration in connection with a sublease or the termination of a sublease, Lessee shall procure that all filings, recordings and registrations are made to the extent necessary (i) to deregister the Aircraft from the registry maintained by the then existing State of Registration, (ii) to register the Aircraft in the new State of Registration in the name of Lessor as owner (and if that is not possible, in the name of Lessee or the sublessee with the interests of Lessor and Lessee noted in the registry) in accordance with and to the extent permitted by applicable Law in the new State of Registration, and (iii) to register, record, protect and/or perfect the Security Interest of any

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Financing Parties Representative in the new State of Registration in accordance with and to the extent permitted by applicable Law in the new State of Registration. Lessor shall co-operate and procure that the Financing Parties co-operate with Lessee upon reasonable request by Lessee to assist Lessee and/or the sublessee, as the case may be, in promptly making any filings, recordings and registrations in the existing State of Registration and, if applicable, any new State of Registration which are necessary in connection with any subleasing or change in the State of Registration. Lessee shall pay all reasonable and documented out-of-pocket costs and expenses incurred by Lessor and any Financing Party in connection with such filings, recordings and registrations (and no sublease shall be permitted unless and until such filings, recordings and registrations have been made or arrangements have been made to effect the same following the delivery of the Aircraft under the sublease);

(l)

Lessee shall provide Lessor with a copy of the executed sublease and any amendments thereto within [***]; such copy may be in electronic form, it being agreed that Lessee may redact the amount of Rent and all other economic terms;

(m)

no subleasing of the Aircraft shall release Lessee from its obligations under this Agreement, and Lessee hereby confirms and agrees that it shall remain fully liable to perform all of its obligations under this Agreement notwithstanding any such subleasing and shall be primarily liable for any act or omission of any sublessee in connection with any such subleasing; provided Lessee’s obligations hereunder shall be satisfied to the extent performed by a sublessee; and

(n)	[***].

10.4	Pooling

(a)	Pooling of Engines

Lessee shall not permit any Engine to become subject to pooling or interchange arrangements or permit any Engine to go out of its possession pursuant to any such arrangement unless:

(i)	no Event of Default has occurred and is continuing;

(ii)

the installation of the Engine on a Pool Aircraft (as defined below) is in accordance with the provisions of an engine pooling arrangement with the Engine Manufacturer or with an Approved Maintenance Performer or with other responsible, commercial air carriers which, among other things, contains the following requirements:

(A)	the Engines will only be installed on an aircraft (a “Pool Aircraft”) with which it is compatible;

(B)

the arrangements under which the Pool Aircraft are owned or operated ensure that title to any Engine installed on that aircraft remains vested in Lessor following the installation of the Engine on that Pool Aircraft and shall not jeopardize Lessor’s or any Financing Party’s rights in that Engine;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(C)

the arrangements under which the Pool Aircraft is insured would permit the recovery by Lessor of an amount at least equal to the full replacement value of that Engine upon the Total Loss of that Pool Aircraft (including the Engine) when the Engine is installed thereon; and

(D)	the Engine is re-installed on the Airframe prior to the Expiry Date unless it is replaced by a Replacement Engine in accordance with Clause 12.6 (Permanent Replacement of Engines and Parts).

(b)	Pooling of Parts

Lessee shall not permit any Part to become subject to pooling or interchange arrangements, or allow any Part to go out of its possession pursuant to any such arrangement, except pursuant to an arrangement whereby:

(i)	a record of the location of any Part will be kept and made available to Lessor at any time on request;

(ii)

title to the Part which has gone out of Lessee’s possession pursuant to such arrangement shall remain with Lessor until returned to Lessee or replaced with a Replacement Part in accordance with Clause 12.6 (Permanent Replacement of Engines and Parts); and

(iii)	the Part is re-installed on the Aircraft prior to the Expiry Date unless it is replaced by a Replacement Part in accordance with Clause 12.6 (Permanent Replacement of Engines and Parts).

11.	TECHNICAL REPORTING, AIRCRAFT DOCUMENTS, INSPECTION, MAINTENANCE AND REPAIR

11.1	Maintenance Status Report

Throughout the Term, Lessee shall:

(a)

provide Lessor within [***] days after the end of each calendar month, a technical report for the Aircraft in the form of Schedule 16 (Form of Maintenance Status Report) which must have all requested information completed and [***] and the details of [***]; and

(b)	give Lessor at least [***] written notice as to [***].

11.2	Aircraft Documents

Lessee shall:

(a)

keep accurate, complete and current records (which records shall form part of the Aircraft Documents and, notwithstanding that such records may be generated by Lessee, shall be deemed to be the property of Lessor and leased to Lessee hereunder) as listed in Schedule 7 (Aircraft Documents at Redelivery) or as may otherwise be required by the Aviation Authority, the Maintenance Program and all applicable Regulations and FAR 129;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b)

maintain all technical Aircraft Documents in English (except for the cockpit and cabin rectification log book which may be maintained in Spanish) in Lessee’s format (which may be microfiche, microfilm or digital and/or electronic format or any other form);

(c)	promptly furnish to Lessor all such information as Lessor may from time to time reasonably request regarding the Aircraft or any part thereof, its use, registration, location and condition; and

(d)

retain and store such Aircraft Documents, as required by the Aviation Authority, the Manufacturers, Maintenance Program and all applicable Regulations and other materials at either (i) Lessee’s or any Permitted Sublessee’s principal place of business, (ii) the facility of an Approved Maintenance Performer or (iii) a storage location under Lessee’s or any Permitted Sublessee’s control, and not permit any other Person (other than an Approved Maintenance Performer or a Permitted Sublessee) to have possession of or control over the same without Lessor’s prior written consent.

11.3	Inspection

(a)

Upon Lessor’s request, Lessee shall arrange that at any reasonable time during the Term (but no more than [***]), Lessor or its authorized representatives (which may include representatives of the Financing Parties) may inspect the Aircraft and the Aircraft Documents, as provided herein and Lessee shall provide all reasonable assistance and co-operation in connection with such inspection (including facilitating access to the Aircraft and the Aircraft Documents). If the physical records are stored by any third party, Lessee will provide a letter granting access to the records for Lessor or its authorized representatives. Any such inspections shall not disrupt Lessee’s normal business operations and inspections of the Aircraft shall be limited to a walk-around inspection which may include going on board the Aircraft but shall not include the opening of any panels, bays or disassembly of any components. During any such inspection, Lessor may, at its own expense, make copies of the Aircraft Documents.

(b)

Each such inspecting Person shall be solely responsible for its cost of conducting an inspection (including all reasonable out-of-pocket expenses and insurance coverage) unless an inspection reveals that Lessee has failed to comply in any material respect with its obligations under this Agreement, in which case any follow up inspection required to verify that remedial work has been completed will be at Lessee’s cost.

(c)	Lessor shall not have any duty or obligation to inspect the Aircraft and Lessor shall not incur any liability as a result of non-exercise of any inspection rights in this Clause 11.3 (Inspection).

(d)

Any inspection of the Aircraft (including any Aircraft Documents) shall be solely for Lessor’s information and failure to notify Lessee of any discrepancies thereafter shall not imply that Lessee is in compliance with this Agreement, its maintenance provisions or applicable Law.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

11.4	Maintenance and Repair

Lessee shall, or shall procure that an Approved Maintenance Performer shall, maintain, overhaul and repair the Aircraft so that at all times during the Term:

(a)

the Aircraft is kept airworthy in all respects and in good operating condition and repair except while the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement;

(b)

Lessee has a current and valid certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) for the Aircraft issued by the Aviation Authority except where the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement, and Lessee will from time to time provide to Lessor [and Owner Participant] a copy thereof within [***] of Lessor’s request;

(c)

the Aircraft is maintained in accordance with the Maintenance Program through an Approved Maintenance Performer and in at least the same manner and with at least the same care as is the case with respect to similar aircraft owned, leased or otherwise operated by Lessee or, if the Aircraft is being subleased, the Permitted Sublessee (taken as a whole), and as if Lessee were to retain and continue operating the Aircraft in its fleet after the Termination Date, including maintenance scheduling, modification status and technical condition, and all maintenance to the Airframe, any Engine or any Part required to maintain all warranties applicable to the Aircraft in full force and effect in accordance with their terms;

(d)	the Aircraft complies with all Regulations, Mandatory Orders and Airworthiness Directives having a compliance date during the Term regardless of upon whom such requirements are imposed;

(e)

Lessee and the Aircraft are each in compliance with any other applicable Regulation which relates to the maintenance, condition, use or operation of the Aircraft or requires any modification or alteration to the Aircraft, any Engine or Part regardless of upon whom such requirements are imposed; and

(f)	any replacement of an Engine or Part in the course of maintenance is in accordance with Clause 12 (Replacement and Interchange of Engines and Parts).

11.5	Maintenance Program

(a)

Lessee shall at all times ensure that the Aircraft is subject to a maintenance program which is approved by the Aviation Authority and based on the Manufacturer’s Maintenance Planning Document (the “Maintenance Program”).

(b)	Upon Lessor’s request, Lessee shall furnish to Lessor a copy of the then most current version of the preamble and matrix from the Maintenance Program.

11.6	Engine Health Monitoring; Electronic Information.

In the event Lessee elects to participate in the Engine Manufacturer’s Health Monitoring Program, Lessee will not object if Lessor seeks access from the Engine Manufacturer to its reports or data relating to the Engines, provided there is no cost to Lessee. In addition, if Lessee subscribes to the Airframe Manufacturer’s on-line electronic information database and maintains on that system an updated record of the aircraft service bulletins and other configuration embodiment status and to the extent permissible as a result of future developments by the Airframe Manufacturer, Airworthiness Directives, structural repairs and maintenance planning data compliance status, Lessee will not object if Lessor seeks access to such on-line system with respect to the Aircraft, provided there is no additional cost to Lessee.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

12.	REPLACEMENT AND INTERCHANGE OF ENGINES AND PARTS

12.1	Replacement of Engines and Parts

(a)

Lessee shall have the right [***], on written notice to Lessor, to permanently replace any Engine with a Replacement Engine or replace any Part with a Replacement Part by complying with the terms of Clause 12.6 (Permanent Replacement of Engines and Parts). In the case of an Engine replacement, such written notice shall be given to Lessor upon the earlier of (i) at least [***] or (ii) at least [***].

(b)

Lessee shall promptly replace or procure the replacement of any Part which has become time, cycle or calendar-expired, lost, stolen, seized, confiscated, destroyed, damaged beyond economic repair, unserviceable or permanently rendered unfit for use, in accordance with Clause 12.6 (Permanent Replacement of Engines and Parts).

(c)	Lessee shall be entitled to install and permit the installation of engines and parts on the Aircraft other than the Engines and Parts provided that:

(i)	a permanent replacement of an Engine or Part shall be in accordance with Clause 12.6 (Permanent Replacement of Engines and Parts);

(ii)	a temporary replacement of an Engine shall be in accordance with Clause 12.3 (Installation of other engines); and

(iii)	a temporary replacement of a Part shall be in accordance with Clause 12.4 (Installation of other parts).

12.2	Removed Engines and Parts

Lessee shall be entitled to remove and permit the removal of an Engine or Part from the Aircraft provided that:

(a)	such Removed Engine or Removed Part:

(i)

is (x) installed on another aircraft in accordance with Clause 12.5 (Installation of Engines and Parts on Other Aircraft), (y) properly and safely stored, or (z) in the possession of an Approved Maintenance Performer for repair, maintenance, modification and/or refurbishment in accordance with this Agreement;

(ii)	is kept free of Security Interests (other than Permitted Liens);

(iii)	continues to be covered by the Insurances; and

(iv)

remains the property of Lessor unless and until there has been a permanent replacement in accordance with Clause 12.6 (Permanent Replacement of Engines and Parts) and unless and until title to that Replacement Engine or Replacement Part, as applicable, has passed to Lessor pursuant to and in accordance with this Agreement; and

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b)	Lessee complies with Clause 9.8 (Recognition of Rights) with respect to any Removed Engine and Removed Part.

Lessee shall ensure that any Removed Engine or Removed Part is reinstalled on the Aircraft or permanently replaced by a Replacement Engine or Replacement Part in accordance with Clause 12.6 (Permanent Replacement of Engines and Parts) by no later than the Termination Date.

12.3	Installation of other engines

Lessee may only install and permit the installation of an engine on the Airframe that is not a permanent replacement in accordance with Clause 12.6 (Permanent Replacement of Engines and Parts) if:

(a)	such engine is suitable for operation on the Airframe;

(b)	such engine is owned by or leased or conditionally sold to Lessee or a Permitted Sublessee or in Lessee’s or a Permitted Sublessee’s possession pursuant to a pooling arrangement; and

(c)	the Insurances for the Aircraft are not adversely affected.

No later than the Termination Date, Lessee shall remove any engine that is not an Engine and replace it with the relevant Removed Engine or a Replacement Engine in accordance with Clause 12.6 (Permanent Replacement of Engines and Parts).

12.4	Installation of other parts

Lessee may install and permit the installation of any part on the Aircraft that is not a permanent replacement pursuant to Clause 12.6 (Permanent Replacement of Engines and Parts) if:

(a)

as soon as reasonably practicable after a part is installed on the Aircraft, but before the Termination Date, Lessee removes that part and replaces it with the relevant Removed Part or a part that is a permanent replacement pursuant to Clause 12.6 (Permanent Replacement of Engines and Parts); and

(b)	the Insurances for the Aircraft are not adversely affected.

12.5	Installation of Engines and Parts on Other Aircraft

(a)

Lessee shall only be entitled to install or permit the installation of a Removed Engine or Removed Part on another aircraft (the “Other Aircraft”) if such aircraft is operated by Lessee or a Permitted Sublessee or a Person that is a party to a pooling arrangement in accordance with Clause 10.4 (Pooling) and if:

(i)	such installation will not cause an Event of Default;

(ii)

subject to Clause 12.6 below, Lessor remains the owner of the Removed Engine or Removed Part unless and until it is permanently replaced pursuant to Clause 12.6 (Permanent Replacement of Engines and Parts) and the Removed Engine or Removed Part does not thereby become subject to a Security Interest (other than a Permitted Lien) and remains subject to this Agreement;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(iii)

neither the provisions of applicable Law nor the terms of any lease, pooling arrangement or other agreement or Security Interest to which the Other Aircraft is subject, (x) prohibit such installation, or (y) require that the Removed Engine or Removed Part become the property of a Person other than Lessor and/or subject to any Security Interest, or (z) will have the effect at any time of divesting or impairing the title and interests of Lessor as owner and lessor of the Removed Engine or Removed Part (or the rights of the Financing Parties under any Security Interest or assignment in respect of the Removed Engine or Removed Part).

(b)

Lessee shall ensure that any Removed Engine or Removed Part is reinstalled on the Aircraft or permanently replaced by a Replacement Engine or Replacement Part in accordance with Clause 12.6 (Permanent Replacement of Engines and Parts) by no later than the Termination Date.

12.6	Permanent Replacement of Engines and Parts

(a)

If an Engine is to be permanently replaced in accordance with Clause 12.1(a), Lessee shall procure that good and marketable title to a Replacement Engine free and clear of all Security Interests other than Permitted Liens is conveyed to Lessor and that such Replacement Engine is subject to this Agreement whereupon the Replacement Engine shall be an Engine hereunder and the replaced Engine shall cease to be an Engine and title to the replaced Engine shall vest in Lessee. The parties shall supply to each other all such title documents as the other may reasonably require to evidence and perfect such transfer of title in accordance with all applicable Laws (including the provision if requested by the other party of bills of sale, any amendments or supplements to this Agreement and legal opinions), and where the Cape Town Convention applies, the parties shall procure the prompt registration of the transfers of title at the International Registry.

(b)

Upon installation of a Replacement Part on the Airframe or any Engine, that Replacement Part shall without further act be deemed transferred to and owned by Lessor and subject to this Agreement, and the replaced Part shall be deemed transferred to and owned by Lessee and cease to be a Part hereunder.

12.7	Equipment Changes

(a)

Lessee may from time to time make or permit Equipment Changes as it may consider desirable in the proper conduct of its business; provided that each Equipment Change (i) is approved by the Aviation Authority, and (ii) (w) is required by the Aviation Authority or the FAA, or (x) is a change to or modification of the cabin configuration, the in-flight entertainment system or the Wi-Fi system or connection, or (y) has been approved by Lessor in writing, or (z) does not and will not:

(i)

result in (A) a breach of Lessee’s obligations under this Agreement, (B) any expense payable by Lessor or (C) any change in the category or status of the Aircraft for purposes of any laws of the State of Registration or of the Aviation Authority;

(ii)	materially diminish or impair the value, utility or airworthiness of the Aircraft; or

(iii)	have a cost in excess of [***] in [***] Dollars, with such amount to be escalated by [***]% per annum on each anniversary of the Delivery Date.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b)

Title to any equipment installed on the Aircraft pursuant to an Equipment Change after the Delivery Date that is owned by Lessee will on installation, without further act, vest in Lessor and shall be a Part subject to this Agreement free and clear of all Security Interests (other than Permitted Liens). Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments as Lessor may reasonably require and which are necessary to ensure that title so passes to Lessor according to all applicable Laws.

(c)

So long as no Event of Default has occurred and is continuing, Lessee may remove and retain any Equipment Change to the extent it is severable from the Aircraft and (i) such Equipment Change is not required by a Mandatory Order or an Airworthiness Directive, (ii) such severance will not adversely affect the value, utility, condition or airworthiness of the Aircraft in comparison to its value, utility, condition or airworthiness prior to the installation of such Equipment Change, and (iii) such Equipment Change did not constitute directly or by function a replacement of a Part or Parts installed on the Aircraft at Delivery unless the Part or Parts so replaced are reinstalled on the Aircraft. Title to all parts, components, equipment and furnishings comprising any such removed Equipment Change will, on such removal, vest in Lessee free from any claim of Lessor or Security Interest of the Financing Parties and all such parts, components, equipment and furnishings shall cease to be Parts subject to this Agreement. For the avoidance of doubt, Lessee shall be entitled to remove any seats or in-flight entertainment equipment installed by Lessee provided that (i) it is severable from the Aircraft and (ii) Lessee reinstalls the seats and/or in-flight entertainment equipment (as the case may be) that was delivered with the Aircraft at Delivery.

12.8	Lessee Title

Following (i) transfer of title of a Replacement Engine or Replacement Part in accordance with Clause 12.6(a) and (b) respectively, or (ii) removal of an Equipment Change in accordance with Clause 12.7(c), title to the replaced Engine or Part or removed Equipment Change will, pass to Lessee on an “AS IS, WHERE IS” basis, without recourse, representation or warranty, except that Lessor shall represent and warrant to Lessee that it has conveyed to Lessee such title to such replaced Engine or Part or Equipment Change as was conveyed to it free and clear of all Lessor Liens, and Lessor will (at Lessee’s request and cost) provide such documents as Lessee may reasonably require to evidence and perfect such transfer of title in accordance with all applicable Laws (including the provision, if required, to Lessee of bills of sale), and where the Cape Town Convention applies, cooperate with the prompt registration of the transfers of title at the International Registry.

13.	MANUFACTURER’S WARRANTIES

(a)

With effect from Delivery and for the duration of the Term, Lessor hereby makes available to Lessee, and authorizes Lessee to exercise, at Lessee’s cost, such rights as Lessor may have under any warranty with respect to the Aircraft, any Engine or any Part made by any manufacturer, vendor, sub-contractor or supplier (including compensation for loss of use of the Aircraft during the Term), to the extent that the same have not otherwise been made available to Lessee pursuant to any other agreement; provided, that if an Event of Default has occurred and is continuing, any cash payments in respect of any warranty claim shall be subject to Clause 7.8 (Retention of Certain Payments).

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b)	Lessee shall give Lessor [and Owner Participant] prompt written notice of any warranty claim in respect of the Aircraft which is expected to exceed the Damage Notification Threshold.

(c)

Lessee shall take all steps and execute all documents as are necessary at the end of the Term to ensure that the benefit of any warranties to which this Clause 13 (Manufacturer’s Warranties) applies and which have not expired is vested in Lessor including all claims thereunder (whether or not perfected and not including any claims relating to Lessee’s loss of use and operation of the Aircraft); provided, that in the event Lessee is required to pursue any such claims, Lessee will agree to do so only upon receipt of satisfactory indemnification for costs and expenses from Lessor.

14.	INDEMNITIES

14.1	General

Lessee agrees to assume liability for (as between itself and the Indemnitees), and to defend and indemnify and hold harmless each of the Indemnitees against any and all Losses (without duplication):

(a)

which may at any time be suffered or incurred by any Indemnitee directly or indirectly as a result of, arising from or connected with the manufacture, ownership, possession, delivery, importation, transportation, pooling, interchange, leasing, subleasing, wet leasing, chartering, storage, registration, insurance, replacement, maintenance, modification, refurbishment, condition, service, repair, overhaul, control, management, use, operation, exportation or redelivery of the Aircraft, any Engine or Part (either in the air or on the ground), whether or not such Losses may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing or use or otherwise, and regardless of whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee;

(b)

which arise as a result of the prevention or attempt to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture of the Aircraft or in securing release of the Aircraft, unless the foregoing occurs as a result of a Lessor Lien; or

(c)

which may at any time be suffered or incurred as a consequence of any design, testing, use of any article or material in the Aircraft, any Engine or any Part, including any defect therein (regardless of whether it is discoverable) or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right, but excluding any Loss in relation to a particular Indemnitee to the extent that such Loss:

(i)	is attributable to the Gross Negligence or willful misconduct of any Indemnitee; or

(ii)	is attributable to a Lessor Tax or a Lessor Lien; or

(iii)	is, or is in respect of any claim for, a Tax, which shall instead be subject to Clause 20 (Taxation); or

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(iv)

is attributable to acts or events which occur before the Delivery Date or after the Aircraft has been redelivered to Lessor in compliance with Clause 18 (Redelivery) and is no longer subject to this Agreement, unless any such act or event is attributable to an act, omission, event or circumstance which occurred during the Term; or

(v)

is attributable to the breach by any Indemnitee of [the Trust Agreement,] this Agreement or any other Operative Document or any misrepresentation made herein but excluding any such breach or misrepresentation to the extent it is attributable to or arises out of a breach or misrepresentation by Lessee under any Operative Document; or

(vi)	constitutes the ordinary and usual operating and overhead expenses of an Indemnitee; or

(vii)

arises in respect of any voluntary sale, assignment, conveyance, transfer or other disposition by any Indemnitee of (x) the Aircraft, an Engine or any interest therein that is not a replacement thereof under this Agreement or (y) any interest in [the Trust Agreement,] this Agreement or any other Operative Document;

(viii)	is in respect of any claim for currency indemnification, which shall instead be subject to Clause 7.4 (Currency Indemnity);

(ix)	represents or results from any decline in the market value of the Aircraft;

(x)	represents or results from a failure of such Indemnitee to realize any anticipated profit;

(xi)

is a Loss for which Lessor [or Owner Participant] or any other Indemnitee has expressly agreed to be responsible under any other provision of [the Trust Agreement,] this Agreement or any other Operative Document;

(xii)	represents or arises out of a claim by [the Trust Company or] any Financing Party against any Lessor Party or its Affiliates; or

(xiii)	is indemnified against elsewhere in this Agreement or any other Operative Document.

14.2	Notification and Contest

Each Indemnitee intending to claim any amounts from Lessee pursuant to Clause 14.1 (General), shall promptly notify Lessee in writing of any matter of which such Indemnitee, has received written notice and for which Lessee is obligated to indemnify under this Clause 14 (each a “Claim”); provided, however, the delay or failure of such Indemnitee to give notice to Lessee in accordance with this Clause 14.2 (Notification and Contest) will not discharge or release Lessee from any of its indemnity obligations under Clause 14.1 (General) except, and only to the extent, that such delay or failure constitutes gross negligence or willful misconduct, or such Indemnitee actually knew or should have known that such written notice is for a Claim for which Lessee is obligated to indemnify such Indemnitee pursuant to Clause 14.1 (General) and such delay or failure prejudices Lessee’s right to defend any such Claim or results in an increase in the amount which Lessee is required to indemnify (in such case to the extent of such increase). Lessor (and/or any

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

other Indemnitee seeking indemnification, as the case may be) and Lessee shall, if and for so long as no Event of Default is continuing, then consult with one another in good faith for a period not exceeding [***] in order to determine what action (if any) may reasonably be taken to avoid or mitigate such Claim. Following such consultation, Lessee shall have the right to take all reasonable action (on behalf, and, if necessary, in the name, of Lessor and/or such other Indemnitee) in order to resist, defend or settle (provided such settlement is accompanied by payment) any claims by third parties giving rise to such Claim, providing always that the following conditions are met or (as the case may be) complied with:

(a)

Lessor (and/or any other such Indemnitee) shall have received a written acknowledgment from Lessee satisfactory to it (acting reasonably) of Lessee’s responsibility for all expenses, costs, or other Losses incurred by any Indemnitee arising out of or related to the Claim and such contest and if Lessor or relevant Indemnitee is required by law to pay the Claim, Lessee shall comply with its obligation to indemnify Lessor or such Indemnitee in respect thereof;

(b)	no Event of Default has occurred which is continuing;

(c)	such contest will not result in any danger of the sale, forfeiture or loss of, or the creation of any Security Interest (other than any Permitted Lien) on, the Aircraft; and

(d)	such contest does not involve any risk of criminal liability for Lessor or any other Indemnitee.

Where Lessee or its insurers undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with such defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of Lessee or such insurers or were incurred prior to Lessee’s assumption of the defense of such Claim; provided that, if in the written opinion of counsel to such Indemnitee an actual or potential material conflict of interest exists such that it is advisable for such Indemnitee to be represented by separate counsel, the reasonable fees and expenses of such separate counsel shall be borne by Lessee. Subject to the requirements of any policy of insurance, any Indemnitee may participate at its own expense in any judicial proceeding controlled by Lessee or an insurer pursuant to the preceding provisions, and such participation shall not constitute a waiver of the indemnification provided in this Clause 14 (Indemnities).

14.3	Refunds

Any sums paid by Lessee to Lessor and/or any other Indemnitee in respect of any Claim pursuant to Clauses 14.1 (General) and 14.2 (Notification and Contest) shall be paid subject to the condition that, in the event that Lessor or such Indemnitee (whichever received the payment) is subsequently reimbursed in respect of that Claim by any other Person, Lessor or such Indemnitee (whichever received the payment) shall promptly pay to Lessee an amount equal to the sum received by Lessor (not to exceed the sum paid to it by Lessee), including any interest on such amount to the extent attributable thereto and actually received by Lessor or such Indemnitee, less any Tax payable by Lessor or such Indemnitee in respect of such reimbursement and less any costs and expenses incurred by Lessor or such Indemnitee in obtaining such reimbursement (to the extent that Lessor or such Indemnitee has not been reimbursed for such costs and expenses by Lessee).

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

14.4	Subrogation

Upon the payment in full of any indemnity pursuant to this Clause 14 (Indemnities) by Lessee, Lessee will be subrogated to any right of the relevant Indemnitee in respect of the matter against which such indemnity has been made.

14.5	Duration

The indemnities and obligations contained in this Agreement will continue in full force after the expiration, cancellation or other termination of this Agreement notwithstanding any breach or repudiation of this Agreement by Lessor or Lessee or the termination of the leasing of the Aircraft under this Agreement.

15.	INSURANCE

15.1	Insurances

(a)

Lessee shall, at its own expense, obtain and maintain the Insurances in full force during the Term and thereafter and, in each case, as required by this Agreement which shall have such deductibles and be subject to such exclusions as may (in each case) be permitted by this Agreement or as otherwise approved by Lessor (acting reasonably) and with such insurers, brokers and underwriters complying with Clause 15.1(b).

(b)	The Insurances shall be effected either:

(i)

on a direct basis with insurers of recognized standing who normally participate in aviation insurances in the leading international insurance markets and led by reputable underwriter(s) and through brokers of recognized standing; or

(ii)

with a single insurer or group of insurers who do not meet the requirements of clause (i) above but who effect substantial reinsurance with reinsurers who normally participate in aviation insurances in the leading international insurance markets and through brokers, each of recognized standing.

15.2	Requirements

Requirements as to the Insurances are as specified in this Clause 15 (Insurance) and in Schedule 5 (Insurance Requirements).

15.3	Insurance Covenants

Lessee shall:

(a)	comply with the terms and conditions of each policy of the Insurances and any applicable Regulations and not do, consent or agree to any act or omission which:

(i)	invalidates the Insurances; or

(ii)	renders void or voidable the whole or any part of any of the Insurances; or

(iii)	brings any particular insured liability within the scope of an exclusion or exception to the Insurances;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

provided that the foregoing shall not prohibit Lessee from operating the Aircraft temporarily in any manner or location in the event of an emergency;

(b)

not, without the prior written consent of Lessor (acting reasonably) take out any insurance or procure any reinsurance in respect of the Aircraft other than those required to be maintained by Lessee under this Agreement unless relating solely to liability insurance, hull total loss, business interruption, profit commission and deductible risk;

(c)

on request, provide to Lessor such documents and information as may be reasonably requested by Lessor (i) in respect of claims made under the insurances or (ii) evidencing payment of Insurance premiums (including daily status updates of payment or non-payment of premiums after issuance of any notice of cancellation for failure to pay premiums until such time as the policy is reinstated);

(d)

if at any time insurance clause AVN 2000A or its successor is endorsed on the policies of Insurance, ensure that the insurance write back clauses AVN 2001A and AVN 2002A as applicable (or any equivalent clauses) are endorsed on the policies of Insurance required to be maintained under this Agreement and give and comply with all representations, warranties and undertakings required by the insurers or reinsurers in connection with such clauses; and

(e)	provide any other information and assistance in respect of the Insurances which Lessor may from time to time reasonably request.

15.4	Renewal of Insurances

Lessee shall commence renewal procedures at least thirty (30) days prior to the expiry of any Insurances, and provide to Lessor [and Owner Participant] upon written request:

(a)	confirmation of completion of renewal prior to each insurance expiry date; and

(b)

certificates of insurance (and where appropriate certificates of reinsurance), and a brokers’ and any reinsurance brokers’ letter of undertaking in a form acceptable to Lessor in English, detailing the coverage and confirming the insurers’ (and any reinsurers’) agreement to the specified insurance requirements of this Agreement within seven (7) days after each renewal date.

15.5	Failure to Insure

If Lessee fails to maintain the Insurances in compliance with this Agreement, Lessor will be entitled but not bound (without prejudice to any other rights of Lessor under this Agreement):

(a)

to pay the premiums due or to effect and maintain insurances satisfactory to it or otherwise remedy Lessee’s failure in such manner (including, without limitation to effect and maintain an owner’s interest policy) as Lessor considers appropriate, and any sums so expended by Lessor will become immediately due and payable by Lessee to Lessor together with interest thereon at the Default Rate, from the date of expenditure by Lessor up to the date of reimbursement by Lessee; and

(b)	at any time while such failure is continuing to require the Aircraft to remain grounded until the failure is remedied to its satisfaction.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

15.6	Continuing Insurance for Indemnity

Except in case of a Total Loss, for a period ending on the earlier of the two year anniversary of the Termination Date and the next due C Check after the Termination Date, Lessee shall effect and maintain for the benefit of the Indemnitees ongoing product liability and completed operations insurance in respect of the risks and liabilities covered by the insurance required by paragraph 1(d) of Schedule 5 (Insurance Requirements). Additionally, if required to provide such insurance pursuant to a transfer in accordance with Clause 21.2 (Lessor Transfer) that provides for any transferring Indemnitee to be named as an additional insured, Lessee shall effect and maintain for the benefit of such Indemnitees ongoing product liability and completed operations insurance in respect of the risks and liabilities covered by the insurance required by paragraph 1(d) of Schedule 5 (Insurance Requirements) for a period ending on the earlier of the two year anniversary of such transfer and the next due C Check after such transfer.

15.7	Application of Insurance Proceeds

As between Lessor and Lessee all insurance proceeds shall be paid in accordance with Schedule 5 (Insurance Requirements).

15.8	AVN 67B

Lessor confirms that notwithstanding the provisions of this Clause 15 (Insurance) and Schedule 5 (Insurance Requirements), Lessee shall be entitled to maintain insurance in respect of the Aircraft for the purposes of this Agreement which reflects the then current Lloyds’ endorsement AVN 67B or any successor Lloyds’ endorsement. In the event that any provision of the then current AVN 67B or any successor Lloyds’ endorsement conflicts or is otherwise inconsistent with the requirements of this Clause 15 (Insurance) and Schedule 5 (Insurance Requirements), then (so long as it shall be general industry practice to insure aircraft financed or leased on the basis of any such endorsement) such conflicting or inconsistent provision of AVN 67B or any successor Lloyds’ endorsement (as at the date hereof) shall prevail and such endorsement shall be deemed to satisfy the requirements of this Agreement.

16.	LOSS, DAMAGE AND REQUISITION

16.1	Total Loss prior to Delivery

If a Total Loss occurs prior to Delivery, this Agreement shall immediately terminate, and except as expressly stated in this Agreement neither party will have any further obligation or liability under this Agreement other than:

(a)	pursuant to Clauses 22.3 (Expenses) and 22.11 (Confidentiality); and

(b)

Lessor will pay to Lessee as an independent obligation an amount equal to the amount of Security Deposit paid by Lessee prior to the date of such Total Loss and not applied in accordance with Clause 6 (Security Deposit), or return the Letter of Credit, as applicable.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

16.2	Total Loss after Delivery

(a)	If a Total Loss of the Aircraft or Airframe occurs after Delivery, Lessee shall pay the Agreed Value to Lessor on or prior to the earlier of:

(i)

[***] days after the Total Loss Date in respect of that Total Loss (subject to Lessor using its commercially reasonable efforts to agree and execute a release agreement in form and substance satisfactory to the relevant insurers and reinsurers); and

(ii)	[***] Business Days after the date of receipt of insurance proceeds in respect of that Total Loss.

(b)

Subject to the rights of any insurers and reinsurers or other third parties, upon irrevocable payment in full to Lessor of the Agreed Value and all other amounts which may be or become payable to Lessor under this Agreement, Lessor shall transfer to Lessee all of Lessor’s right, title and interest in and to the Aircraft including any Engines and Parts not installed when the Total Loss occurred, on an “AS IS, WHERE IS” basis and without recourse, representation or warranty (except a representation and warranty that Lessor is transferring such title to the Aircraft as the transferee from the Airframe Manufacturer received from the Airframe Manufacturer free from all Lessor Liens), and Lessor shall provide such documents as Lessee may reasonably require to evidence and perfect such transfer of title in accordance with all applicable Laws (including the provision, if required, to Lessee of bills of sale and removal of any International Interests created by this Agreement from the International Registry).

(c)

Upon a Total Loss of any Engine not involving a Total Loss of the Airframe, Lessee shall give Lessor [and Owner Participant] prompt written notice thereof, and Lessee shall replace the Engine that suffered the Total Loss by procuring that title to a Replacement Engine is conveyed to Lessor in accordance with Clause 12.6 (Permanent Replacement of Engines and Parts) within [***] days of the Total Loss Date in respect of such Total Loss.

16.3	Requisition

(a)	During any requisition for use or hire of the Aircraft, any Engine or any Part which does not constitute a Total Loss:

(i)

the Rent and other amounts payable under this Agreement will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations under the Agreement (other than operational obligations with which Lessee is unable to comply solely by virtue of the requisition);

(ii)	so long as no Event of Default has occurred and is continuing, Lessee shall be entitled to any rent or fees paid by the requisitioning authority in respect of the Term;

(iii)	Lessee shall, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement; and

(iv)

Lessor shall be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor shall apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such change, provided that, if any Event of Default has occurred and is continuing, Lessor may apply the compensation in or towards settlement of any amounts owing by Lessee under this Agreement.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

17.	DISCLAIMERS

LESSOR AND LESSEE AGREE THAT THE DISCLAIMERS, WAIVERS AND CONFIRMATIONS SET FORTH IN CLAUSES 17.1 (EXCLUSION) TO 17.5 (CONFIRMATION) SHALL APPLY AT ALL TIMES WITH EFFECT FROM LESSEE’S ACCEPTANCE OF THE AIRCRAFT IN ACCORDANCE WITH CLAUSE 3 (DELIVERY), WHICH ACCEPTANCE SHALL BE CONCLUSIVE EVIDENCE THAT LESSEE HAS FULLY INSPECTED THE AIRCRAFT AND EVERY PART THEREOF AND THAT THE AIRCRAFT, THE ENGINES, THE PARTS AND THE AIRCRAFT DOCUMENTS ARE TECHNICALLY ACCEPTABLE TO LESSEE, INDEPENDENT OF AND WITHOUT RELIANCE ON ANY STATEMENT OR REPRESENTATION MADE BY LESSOR[, OWNER PARTICIPANT], ANY OTHER LESSOR PARTY, OR ANY AFFILIATE, AGENT, EMPLOYEE OR CONTRACTOR THEREOF, AND SATISFY THE DELIVERY CONDITION AND ARE IN SUITABLE CONDITION FOR DELIVERY TO AND ACCEPTANCE BY LESSEE EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THE ACCEPTANCE CERTIFICATE AND ACKNOWLEDGED IN WRITING BY LESSOR.

17.1	Exclusion

THE AIRCRAFT IS TO BE LEASED AND DELIVERED HEREUNDER “AS IS, WHERE IS”, AND LESSEE AGREES AND ACKNOWLEDGES THAT:

(a)

LESSOR AND THE OTHER INDEMNITEES WILL HAVE NO LIABILITY IN RELATION TO, AND NEITHER LESSOR NOR ANY OTHER INDEMNITEE HAS MADE OR GIVEN NOR WILL BE DEEMED TO HAVE MADE OR GIVEN (WHETHER BY VIRTUE OF HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE), ANY WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO, THE AIRCRAFT OR ANY ENGINE OR PART UNDER THIS AGREEMENT INCLUDING THE TITLE, DESCRIPTION, AIRWORTHINESS, COMPLIANCE WITH SPECIFICATIONS, OPERATION, MERCHANTABILITY, QUALITY, FREEDOM FROM INFRINGEMENT OF PATENT OR OTHER PROPRIETARY RIGHTS, THE ACCURACY, VALIDITY, TRACEABILITY OR COMPLETENESS OF ANY AIRCRAFT DOCUMENTS, THE FITNESS FOR ANY PARTICULAR USE OR PURPOSE, VALUE, DURABILITY, CONDITION, OR DESIGN, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER MATTER WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OR TRADE) WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR ANY PART OR ANY SERVICES PROVIDED BY LESSOR [OR OWNER PARTICIPANT] UNDER THIS AGREEMENT; PROVIDED THAT THIS CLAUSE A SHALL NOT APPLY TO LESSOR’S REPRESENTATION AND WARRANTY SET FORTH IN CLAUSE 2(vii) OF SCHEDULE 2; AND

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b)

NEITHER LESSOR NOR ANY OTHER INDEMNITEE SHALL HAVE ANY OBLIGATION OR LIABILITY WHATSOEVER TO LESSEE (WHETHER ARISING IN CONTRACT OR IN TORT, AND WHETHER ARISING BY REFERENCE TO NEGLIGENCE OR STRICT LIABILITY OR OTHERWISE) FOR:

(i)

ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH (UNLESS LESSEE IS DEPRIVED OF POSSESSION OF THE AIRCRAFT AS A RESULT OF A LESSOR PARTY’S BREACH OF ITS QUIET ENJOYMENT COVENANT IN CLAUSE 8.1 HEREOF);

(ii)

THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO (UNLESS LESSEE IS DEPRIVED OF POSSESSION OF THE AIRCRAFT AS A RESULT OF A LESSOR PARTY’S BREACH OF ITS QUIET ENJOYMENT COVENANT IN CLAUSE 8.1 HEREOF);

(iii)

ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR ANY OTHER DIRECT, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE (UNLESS DUE TO A LESSOR PARTY’S BREACH OF ITS QUIET ENJOYMENT COVENANT IN CLAUSE 8.1 HEREOF); OR

(iv)	THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT, ANY ENGINE OR ANY PART.

17.2	Waiver

LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND LESSOR AND EACH OTHER INDEMNITEE, ALL ITS RIGHTS IN RESPECT OF ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR OR ANY OTHER INDEMNITEE AND ALL CLAIMS AGAINST LESSOR AND ANY OTHER INDEMNITEE HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE MATTERS EXPRESSLY WAIVED IN CLAUSE 17.1 (EXCLUSION). LESSEE FURTHER AGREES THAT, SUBJECT TO CLAUSES 7.3(c) AND 7.3(e) HEREOF, ITS ONLY RIGHT WITH RESPECT TO A DEFAULT BY LESSOR UNDER THIS AGREEMENT IS TO MAKE A CLAIM AGAINST LESSOR FOR ACTUAL DAMAGES RESULTING DIRECTLY THEREFROM. LESSEE HEREBY WAIVES ANY AND ALL OTHER RIGHTS OR REMEDIES IT MAY HAVE UNDER ARTICLE 2A OF THE UCC (INCLUDING WITHOUT LIMITATION 2A-211, 2A-406 AND 2A-508 THROUGH 2A-522) AS IN EFFECT IN THE STATE OF NEW YORK, OR OTHERWISE.

17.3	Disclaimer of Consequential Damages

EACH PARTY HEREBY AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IT SHALL NOT BE ENTITLED TO RECEIVE AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER LOST PROFITS, LOST REVENUE OR OTHER CONSEQUENTIAL, SPECIAL INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY ANY OTHER PARTY OF ANY OF THE AGREEMENTS CONTAINED IN THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

17.4	No Duties

LESSEE ACKNOWLEDGES AND AGREES THAT LESSOR HAS NO FIDUCIARY OR OTHER DUTIES TO LESSEE WHATSOEVER, AND THAT LESSOR’S ONLY OBLIGATIONS TO LESSEE ARE THOSE OBLIGATIONS EXPRESSLY SET FORTH HEREIN.

17.5	Confirmation

LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS CLAUSE 17 (DISCLAIMERS) AND ACKNOWLEDGES THAT RENT AND OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT HAVE BEEN CALCULATED TAKING ITS PROVISIONS INTO ACCOUNT.

18.	REDELIVERY

18.1	Redelivery

(a)

On the Required Redelivery Date, Lessee shall (unless a Total Loss has occurred) redeliver the Aircraft and Aircraft Documents (which shall include each of the documents referred to in Schedule 7 (Aircraft Documents at Redelivery)) to Lessor at Lessee’s expense at the Redelivery Location in accordance with the procedures, and in compliance with the conditions set forth, in Schedule 8 (Redelivery Conditions).

(b)

Lessee shall, at the request of Lessor (acting reasonably), promptly assist Lessor in taking all steps necessary to remove this Agreement from the registry of the Aviation Authority and effecting deregistration of the Aircraft and its export from the country where the Aircraft is situated and taking any other steps necessary to enable the Aircraft to be redelivered to Lessor in accordance with this Agreement.

(c)

On the Redelivery Date, Lessee shall pay to Lessor the Redelivery Maintenance Payment due and owing pursuant to and calculated in accordance with Part B of Schedule 4 (Redelivery Maintenance Payment). For the avoidance of doubt, no Redelivery Maintenance Payment is payable in the event of an Aircraft or Airframe Total Loss.

(d)

Notwithstanding any other provision hereof to the contrary, Lessee shall not be obligated to pay Rent in respect of any period after the date on which the Aircraft complies with the conditions set forth in Schedule 8 (Redelivery Conditions) to be complied with at or immediately prior to redelivery and Lessee has tendered the Aircraft for redelivery to Lessor at the Redelivery Location.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

18.2	Non-Compliance

(a)	If on the Required Redelivery Date, the condition of the Aircraft does not comply with this Agreement (regardless of the circumstance), then:

(i)

Lessee shall rectify the non-compliance and/or compensate Lessor as contemplated by Schedule 8 (Redelivery Conditions) and to the extent that the non-compliance (including failure to pay any sum in lieu of compliance as permitted by the terms of Schedule 8 (Redelivery Conditions)) extends beyond the Expiry Date, the Term will be automatically extended solely for the purpose of enabling such non-compliance to be rectified;

(ii)	Lessee shall not use the Aircraft in flight operations except such operations directly related to the redelivery of the Aircraft to Lessor;

(iii)	all Lessee’s obligations and covenants under this Agreement will remain in full force until Lessee so redelivers the Aircraft; and

(iv)

Lessee shall pay to Lessor monthly in arrears Rent in an amount equal to the Rent due immediately before the Required Redelivery Date, prorated to reflect the actual days elapsed in respect of the period during which the Term is so extended.

(b)

If on the Required Redelivery Date, the condition of the Aircraft does not comply with this Agreement (regardless of the circumstance), then Lessor may elect (either on first tender of the Aircraft for redelivery or at any time during a period of extension pursuant to Clause 18.2(a)(i)) to accept redelivery of the Aircraft notwithstanding non-compliance with Clause 18.1 (Redelivery) or Schedule 8 (Redelivery Conditions), in which case Lessee shall pay Lessor its reasonable and documented costs of putting the Aircraft into the condition required by this Agreement. Any discrepancies between the condition of the Aircraft and Aircraft Documents and the Redelivery Conditions resolved by payment of compensation pursuant to the third paragraph of Schedule 8 (Redelivery Conditions) or Clause I of Schedule 8 (Redelivery Conditions) shall not constitute non-compliance for purposes of this Clause.

18.3	Export Documents

After redelivery of the Aircraft, and if requested by Lessor and subject to Lessor’s cooperation therewith, Lessee shall provide to Lessor, at Lessee’s cost and expense (except as set forth in the following sub-clause (y)), all documents necessary to export the Aircraft from the State of Registration (including, without limitation, a valid and subsisting (x) export license, and (y) if provided by the State of Registration, an export certificate of airworthiness for the Aircraft, at Lessor’s cost and expense) required in relation to the deregistration of the Aircraft with the Aviation Authority or the re-registration of the Aircraft with another aviation authority.

18.4	Acceptance and Acknowledgement

When the Aircraft complies with the conditions set forth in Schedule 8 (Redelivery Conditions) to be complied with before redelivery and Lessee tenders the Aircraft to Lessor at the redelivery location, Lessor shall accept redelivery and Lessor shall deliver to Lessee the Redelivery Acceptance Certificate confirming that Lessee has redelivered the Aircraft to Lessor in accordance with this Agreement; provided that Lessor’s failure to execute such Redelivery Acceptance Certificate shall not affect the cessation of Lessee’s Rent payment obligations in accordance with Clause 18.1(d).

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

18.5	Cooperation with Remarketing

During the [***] months immediately preceding the Expiry Date, Lessee shall co-operate in all reasonable respects with the efforts of Lessor to lease or sell the Aircraft, including, without limitation, permitting potential lessees or purchasers to inspect the Aircraft and the records relating thereto provided that the same shall not interfere with Lessee’s use or maintenance of the Aircraft or require Lessee to incur out-of-pocket expenses for which it is not reimbursed and Lessor shall use commercially reasonable efforts to minimize the number and frequency of such inspections.

19.	EVENTS OF DEFAULT

19.1	Events

Each of the following events will constitute an Event of Default, a “default” under the Cape Town Convention and a breach of this Agreement by Lessee:

(a)

Non-payment: Lessee fails to make any payment of Rent under this Agreement within [***] Business Days after such payment is due, or Lessee fails to make any other payment when due hereunder within [***] Business Days after Lessee receives written notice that such payment is due and has not been paid in accordance with the terms hereof; or

(b)	Letter of Credit: Lessee fails to provide a replacement Letter of Credit or a cash Security Deposit when required under Clauses 6.5(e) or (i); or

(c)	Insurance:

(i)	Lessee fails to maintain or cause to be maintained the Insurances as required by Clause 15 (Insurance) or Schedule 5 (Insurance Requirements); or

(ii)

A notice of cancellation is given in respect of any Insurances required by Clause 15 (Insurance) or Schedule 5 (Insurance Requirements) and the same is not renewed or replaced in satisfaction of the requirements of Clause 15 (Insurance) or Schedule 5 (Insurance Requirements) at least [***] Business Days prior to such cancellation, provided that it shall not constitute an Event of Default under this sub-clause (c) if:

(A)

any failure by Lessee to comply with the terms of Clause 15 (Insurance) or Schedule 5 (Insurance Requirements) for reasons other than any act or omission of Lessee (including but not limited to failure to pay any premium for, or to comply with any other condition of, such insurances);

(B)	the cancellation of the insurances is part of a wider program of cancellations by the insurer as a result of an event or series of events affecting the aviation insurance market generally;

(C)	the Aircraft is grounded for the period for which such insurances are not in place;

(D)	the Aircraft continues to be covered by ground risk insurance (for at least the Agreed Value) approved by Lessor (acting reasonably);

(E)	Lessee continues to maintain legal liability insurances to the extent available with a minimum liability coverage of $300,000,000 or such lower amount as approved by Lessor (acting reasonably); and

(F)

as soon as such cover becomes generally available in the aviation insurance market, Lessee effects replacement insurances complying with the requirements of Clause 15 (Insurance) and Schedule 5 (Insurance Requirements).

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(iii)

The Aircraft is operated at a time or in a place where any insurance required by Clause 15 (Insurance) and Schedule 5 (Insurance Requirements) is not in effect, unless such operation is temporary in nature and due to an emergency situation.

(d)

Breach: Lessee fails to comply with any other provision of this Agreement or any other Operative Document (other than any failure that relates to a period of time before the execution of this Agreement) and such failure continues for [***] days after written notice from Lessor to Lessee; provided, that Lessee shall have an additional [***] days to remedy such failure if such breach is capable of remedy and Lessee is diligently seeking to rectify the breach; or

(e)

Representation: any representation or warranty made by Lessee in or pursuant to this Agreement or any other Operative Document (other than any failure that relates to a period of time before the execution of this Agreement) is or proves to have been incorrect in any material respect when made or deemed made and such incorrectness has a materially adverse effect on the rights or interests of Lessor or the ability of Lessee to perform its obligations hereunder and the circumstances giving rise to the breach of such representation or warranty are not remedied to Lessor’s satisfaction within [***] days after notice to Lessee from Lessor requiring such remedy; provided that Lessee shall have an additional [***] days to remedy such breach if the breach is capable of remedy and Lessee is diligently seeking to remedy the breach; or

(f)	[Intentionally Omitted]

(g)	Authorizations:

(i)

any authorization required by Lessee to authorize, or required in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by Lessee of its obligations under this Agreement; or

(ii)	the registration of the Aircraft or the Aircraft’s certificate of airworthiness; or

(iii)	any airline license or air transport license required by Lessee;

is withheld, or is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force and is not, as applicable, restored, replaced, returned, re-granted or renewed within [***] Business Days; provided that in the case of any consent, authorization, license, certificate, approval, registration or declaration necessary to enable Lessee to operate as a commercial air carrier, the Aircraft is not operated by Lessee until the circumstances are so remedied; or

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(h)	Insolvency:

Lessee is, or is deemed for the purposes of any relevant Law to be, unable to pay its debts as they fall due or to be insolvent, or admits in writing its inability to pay its debts generally as they fall due.

(i)	Liquidation and Similar Proceedings:

(i)

[***], any order (including an order for relief) is made or resolution passed or petition filed for any such composition, assignment, arrangement, rehabilitation, administration (whether out of court or otherwise), custodianship, reorganization, liquidation, dissolution or insolvency or bankruptcy proceedings, or Lessee becomes subject to or enters into any of the foregoing; provided that if a creditor of Lessee files an involuntary petition for Lessee’s bankruptcy or liquidation, such petition has been in effect and unstayed for at least [***] days; or

(ii)

any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, examiner or similar officer (in each case, whether out of court or otherwise) is appointed, or an assignment for the benefit of creditors is made, or an order for relief under the bankruptcy laws of any jurisdiction is requested by Lessee and granted or entered, in respect of Lessee or any of its assets; or

(iii)

an administrative or other receiver or manager or other insolvency officer (in each case, whether out of court or otherwise) is appointed at the request of Lessee in respect of Lessee or any material part of its assets; or

(iv)

an involuntary case or proceeding is commenced in a court of competent jurisdiction against Lessee seeking liquidation, reorganization, control, supervision or other relief with respect to Lessee or its debts under any insolvency law or seeking the appointment of a trustee, examiner, liquidator, administrator, receiver, custodian or similar official of Lessee or any material part of the business or assets of Lessee and such involuntary case or other proceeding shall remain un-dismissed and un-stayed for a period of [***] days.

(j)	Other Jurisdiction: there occurs in relation to Lessee any event in any jurisdiction which corresponds with any of the events mentioned in Clause 19.1(i); or

(k)

Rights and Remedies: Lessee or any other Person lawfully claiming by or through Lessee successfully challenges the existence, validity, enforceability or priority of the rights of Lessor as owner or lessor of the Aircraft or the Financing Parties under any Security Interest or assignment in respect of the Aircraft or of this Agreement.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

19.2	Lessor’s Rights

(a)

Lessor Rights and Remedies: If an Event of Default occurs and for so long as it continues, Lessor may at its option (and without prejudice to any of its other rights or remedies under this Agreement or available under applicable Law, including under the Cape Town Convention as adopted and implemented in the State of Registration, including, all rights and remedies under Chapter III of the Cape Town Convention and Chapter II of the Protocol as adopted and implemented in the State of Registration), at any time thereafter while such Event of Default is continuing (and subject to compliance with any mandatory requirement of applicable Law then in effect):

(i)

by notice to Lessee and with immediate effect, terminate or cancel the leasing of the Aircraft or, if such leasing has not yet commenced, terminate or cancel Lessor’s obligations under this Agreement (but, in each case, without prejudice to any continuing obligations of Lessee under this Agreement (including to provide Insurance, maintain and repair the Aircraft and/or redeliver the Aircraft at the location and in the condition required hereunder)), whereupon all rights of Lessee under this Agreement shall cease; and/or

(ii)

prohibit Lessee from removing any Engine, Part or Equipment Change from the Aircraft without the prior written consent of Lessor or on such terms and conditions as Lessor may provide in writing to Lessee (the right to issue such prohibition order contained in this Clause 19.2(a)(ii) shall be exercisable by written notice from Lessor to Lessee while an Event of Default is continuing and such prohibition order shall cease automatically once all Events of Default have been cured); and/or

(iii)	proceed by appropriate court action or actions to enforce performance of this Agreement and/or to recover damages for the breach of this Agreement; and/or

(iv)	either:

(x)

to the extent permitted by Law take possession of the Aircraft, for which purpose and to the extent permitted by Law, Lessor may enter any premises belonging to or in the occupation of or under the control of Lessee where the Aircraft may be located, or cause the Aircraft to be redelivered to Lessor at the Redelivery Location (or such other location as Lessor may require), and Lessor is hereby irrevocably by way of security for Lessee’s obligations under this Agreement appointed attorney for Lessee in causing the redelivery or in directing the pilots of Lessee or other pilots to fly the Aircraft to that airport and will have all the powers and authorizations necessary for taking that action; or

(y)	require Lessee to redeliver the Aircraft to Lessor at the Redelivery Location [***];

provided that, irrespective of which remedy or remedies Lessor pursues, Lessee shall not be relieved of its obligations under Clause 18 (Redelivery).

Lessee and Lessor hereby agree that Lessor shall not be required to provide notice to Lessee as set forth in Article IX(6) of the Protocol in connection with a proposal to procure the de-registration and export of the Aircraft without a court order after termination of the leasing of the Aircraft under this Agreement. Lessee expressly agrees to permit Lessor or Owner Participant to obtain from any applicable court, pending final determination of any claim resulting from an Event of Default hereunder, speedy relief in the form of any of the orders specified in Article 8, Article 10 and Article 13 of the Cape Town Convention and Article X of the Protocol as Lessor shall determine, subject to any procedural requirements prescribed by applicable Laws. Lessor and Lessee hereby expressly agree that for purposes of this Agreement, other Operative Documents, and paragraph 2 of Alternative B of Article XI of the Protocol, the insolvency administrator or Lessee, as applicable, shall give Lessor the notice required by said paragraph 2 within fifteen (15) Business Days following a request by Lessor. Lessee hereby consents to the exercise by Lessor of the remedies granted herein and in the Cape Town Convention (in accordance with the terms of the Cape Town Convention). Following termination of the leasing of the Aircraft under this Agreement, Lessee agrees, upon demand by Lessor, to immediately consent to a discharge of any registration made with the International Registry in Lessee’s favor.

(b)

Sale or Re-Lease of Aircraft: If an Event of Default occurs and the leasing of the Aircraft hereunder is terminated, Lessor may sell or re-lease or otherwise deal with the Aircraft at such time and in such manner as Lessor considers appropriate in its sole discretion, free and clear of any interest of Lessee, as if this Agreement had never been entered into.

(c)

Deregistration/Removal of Lease from Registry: If an Event of Default occurs and for so long as it continues and the leasing of the Aircraft hereunder has been terminated, Lessor may, to the extent permitted by applicable law and regulations, and Lessee shall at the request of Lessor promptly assist Lessor to, take all steps necessary to remove this Agreement from the registry of the Aviation Authority and to effect deregistration of the Aircraft and its export from the country where the Aircraft is for the time being situated and any other steps necessary to enable the Aircraft to be redelivered to and re-leased or sold by Lessor in accordance with this Agreement.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(d)

Payments: If an Event of Default occurs, Lessor may require that Lessee pay to Lessor, and Lessee shall be liable for and immediately pay to Lessor, and Lessor may proceed by appropriate court action or actions to recover, any or all of the following amounts:

(i)

all Rent and other amounts which are or become due and payable under this Agreement prior to the earlier to occur of the date Lessor [or Owner Participant] sells or re-leases the Aircraft or receives payment of the amount calculated pursuant to sub-clause (ii) below;

(ii)

an amount equal to the excess of (A) the aggregate Rent for the remainder of the Term (determined without reference to any right of Lessor to cancel the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the Discount Rate over (B) the aggregate rent payable at fair market value (or if re-leased for a comparable term, the aggregate rent payable under the follow-on lease), discounted periodically (equal to installment frequency) to present worth at the Discount Rate; and

(iii)

without duplication, an amount equal to Lessor’s actual or reasonably anticipated costs, expenses and other incidental damages and losses associated with Lessor’s exercise of its remedies under this Agreement or otherwise incurred by Lessor as a result of an Event of Default or the exercise of rights or remedies with respect thereto, including repossession costs, legal fees, Aircraft storage, preservation, shipment, repair, refurbishment, modification, maintenance and insurance costs, Aircraft re-lease or sale costs (including any costs incurred to prepare the Aircraft for sale or lease, advertising costs, sale or lease costs (including commissions)) in any way related to the Aircraft, any Engine or any Part, including to cause the Aircraft to satisfy the Redelivery Conditions or in the location provided for in this Agreement, or otherwise.

(e)	Interest: Require Lessee to pay, and Lessee shall pay to Lessor, interest on all unpaid amounts at the Default Rate, from the due date until the date of payment in full.

(f)	Security Deposit: Apply (and/or draw under the Letter of Credit and apply) an account equal to all or part of the Security Deposit to any amounts owing to be owing to Lessor under this Agreement.

(g)

No Exclusive Remedy: No remedy referred to in this Clause 19.2 (Lessor’s Rights) is intended to be exclusive, but, to the extent permissible under this Agreement or under applicable Law and provided that there shall be no duplication, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity or under the Cape Town Convention and in Lessor’s sole and absolute discretion; and the exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future subsequent Event of Default.

19.3	Lessor’s Right To Remedy

Following the occurrence of an Event of Default, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat such non-compliance as an Event of Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to pay immediately any sums expended by Lessor together with all costs and expenses (including legal costs) in connection with the non-compliance.

19.4	Mitigation

Lessor shall use commercially reasonable efforts to mitigate any of its losses, costs or expenses for which Lessee is liable under this Clause 19 (Events of Default), provided that Lessor shall not be obliged to take any step that, in its reasonable opinion, is likely to prejudice Lessor nor is Lessor obliged to achieve any particular result from taking any steps under this Clause 19.4 (Mitigation).

19.5	Illegality

(a)

If at any time there is a Change in Law binding upon Lessee or Lessor in its jurisdiction of incorporation or where it has its principal office or in any jurisdiction in which any action is required to be performed by it for the purposes of any Operative Document which renders, or which will render, it unlawful for (x) Lessee to perform any of its material obligations or to exercise any of its material rights under any Operative Document or (y) Lessor to lease the Aircraft to Lessee or perform its quiet enjoyment obligation or any payment obligation hereunder (an “Illegality Event”), Lessor or Lessee (as the case may be) shall forthwith provide written notice of the Illegality Event to the other party.

(b)

Lessor and Lessee shall, for a period of [***] days from the date of such notice, or such shorter period ending on the Business Day prior to the date on which such Illegality Event takes place, negotiate in good faith to mitigate the effects of such Illegality Event with a view to restructuring the transaction in a manner such that the leasing of the Aircraft to Lessee may continue on the same commercial terms as under the Operative Documents, including, without limitation, by way of amendment, novation or replacement to any Operative Document.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(c)

If Lessor and Lessee are unable to restructure the transaction as contemplated in Clause 19.5(b) within the time period set forth therein, either party may by notice in writing to the other party terminate the leasing of the Aircraft under this Agreement, such termination to take effect on the latest date on which the relevant party may continue to perform such obligations or be a party to such document without being in breach of applicable Laws or regulations, whereupon Lessee shall [***].

(d)	Lessor and Lessee shall bear their own costs and expenses arising out of any negotiations or restructuring pursuant to this Clause 19.5 (Illegality).

20.	TAXATION

20.1	Gross-up

(a)

All payments by Lessee under or in connection with this Agreement shall be made without set-off or counterclaim, free and clear of and without deduction for or on account of all Taxes unless Lessee is required by Law to make any such deduction or withholding.

(b)	All Taxes (other than Lessor Taxes) in respect of payments under this Agreement shall be for the account of Lessee and shall be paid by Lessee within the period for payment permitted by Law.

(c)	If any Taxes are required to be deducted or withheld from any amount payable hereunder, Lessee shall:

(i)

if such Tax is not a Lessor Tax, pay such additional amounts, in the same currency as such payment as may be necessary in order that the amount of such payment received on the date of such payment, after deduction or withholding for all such Taxes (including any deduction or withholding with respect to such additional amount), will be equal to the amount that such Tax Indemnitee would have received if such Taxes had not been deducted or withheld;

(ii)	pay to the relevant authority within the period for payment permitted by applicable Laws the amount necessary to comply with its legal obligations in respect of such deduction or withholding; and

(iii)

furnish to each Tax Indemnitee evidence of payment to the relevant authority of all amounts deducted or withheld as aforesaid, which evidence may be provided by certification of such payment by a responsible officer of Lessee if it is not possible to obtain a receipt from the relevant Tax authority.

(d)

If any payment is made by Lessee under Clause 20.1(c) or Clause 20.3, and a Tax Indemnitee in good faith determines that it has actually received a credit against, or relief or remission for, or repayment or a refund of, any Tax paid or payable by such Tax Indemnitee in respect of or calculated with reference to Taxes or deduction or withholding giving rise to such payment, such Tax Indemnitee shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment and without leaving such Tax Indemnitee in any worse position than that in which it would have been had such deduction or withholding not been required to be made, pay to Lessee such amount as such Tax Indemnitee shall in good faith have determined to be attributable to the relevant Taxes, deduction or withholding.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Nothing in this Clause 20.1(d) shall:

(i)

interfere with the right of Lessor to arrange its tax affairs in whatever manner it thinks fit and, in particular, but without limitation, Lessor shall not be under any obligation to claim credit, relief, remission or repayment from or against its corporate profits or similar Tax liability in respect of the amount of any such deduction or withholding in priority to any other claims, reliefs, credits or deductions available to Lessor; or

(ii)	oblige Lessor to disclose any information relating to its Tax affairs or any computations in respect thereof.

20.2	Covenant to Pay Taxes

[***].

20.3	Tax Indemnity

(a)	[***].

(b)	The provisions of Clause 20.3(a) shall not apply to, and Lessee shall have no liability to any Tax Indemnitee in respect of, any Tax to the extent that such Tax (a “Lessor Tax”):

(i)	arises solely as a result of the Gross Negligence or willful misconduct any Tax Indemnitee; or

(ii)	is imposed as a result of a Lessor Lien; or

(iii)

is imposed with respect to any period commencing or event occurring before the Aircraft has been delivered to Lessee or after the Aircraft has been redelivered to Lessor and is no longer subject to this Agreement unless such Tax is attributable to any act, omission, event or circumstance which occurred during the Term and would not have constituted a “Lessor Tax” had it arisen during the Term; or

(iv)	arises solely from the breach by any Tax Indemnitee of this Agreement but excluding any such breach which is attributable to or arises out of any Event of Default; or

(v)

is imposed as a result of any connection between that Tax Indemnitee and the jurisdiction imposing the Tax that is unrelated to the transactions contemplated by this Agreement or the use or operation of the Aircraft by Lessee or any Permitted Sublessee, or the location or registration of the Aircraft by Lessee or any Permitted Sublessee; or

(vi)

is imposed or levied on or measured by or with respect to the net income, profits, capital gains, capital, net worth or franchise tax of any Tax Indemnitee by any Government Entity in [the United States of America or Ireland] or any jurisdiction where any Tax Indemnitee (x) is organized or incorporated, (y) is a resident under the Law of that jurisdiction for Tax purposes or (z) has a principal place of business; or

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(vii)

is imposed in connection with the sale, transfer, assignment (whether legal or equitable) or other disposition by any Tax Indemnitee or Lessor Party of any or all of its rights, title and interest in or with respect to the Aircraft, the Airframe, any Engine or any Part or [the Trust Agreement,] this Agreement or any other Operative Document; or

(viii)

is imposed on such Tax Indemnitee due to the failure of any Tax Indemnitee to file any relevant tax return or tax computation that such Tax Indemnitee was obliged to file by the applicable law in its jurisdiction of organization unless relating to a Tax otherwise indemnified pursuant to this Clause 20.3 (Tax Indemnitee) and imposed as a result of Lessee’s breach of Clause 20.3(c); or

(ix)	is imposed on such Tax Indemnitee with respect to its employees or independent contractors; or

(x)	results from a change by any Tax Indemnitee or Lessor Party of its principal place of business, participating office, jurisdiction of organization or tax residence; or

(xi)	is imposed on any Assignee (i) if such Tax would not have been imposed on the Lessor, or (ii) to the extent such Tax exceeds the Tax that would have been imposed on the Lessor; or

(xii)

is imposed on or payable by any Tax Indemnitee that would not have been imposed or payable but for the existence of the Financing Documents except Taxes imposed as a result of (A) the gross negligence or willful misconduct of Lessee or any other user of the Aircraft or (B) a breach by Lessee of any of its representations or covenants under this Agreement.

(c)

Lessee will provide each Tax Indemnitee such information as may reasonably be requested by such Tax Indemnitee to enable it to fulfill its Tax filing or other information reporting requirements with respect to the transactions contemplated by this Agreement. If any report, return or statement is required to be made with respect to any Tax which is subject to indemnification under this Clause 20.3 (Tax Indemnitee), Lessee will promptly notify Lessor of the requirement, and:

(i)

if permitted by applicable Law, make and file in a timely manner such report, return or statement (except for any report, return or statement that Lessor has notified Lessee that Lessor or any other Tax Indemnitee intends to prepare and file), prepare such return in such manner as will indicate Lessor [(or Owner Participant as beneficial owner if applicable)] as owner and lessor of the Aircraft if required or appropriate, and provide Lessor upon request with a copy of each such report, return or statement filed by Lessee, or

(ii)

if Lessee is not permitted by applicable Law to file any such report, return or statement, Lessee will prepare and deliver to Lessor a proposed form of such report, return or statement within a reasonable time prior to the time such report, return or statement is to be filed.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

20.4	Notice and Contest Rights.

(a)

If a written notice of any claim is made against any Tax Indemnitee for any Taxes for which Lessee is required to pay or against which Lessee is required to indemnify such Tax Indemnitee pursuant to Clause 20.3(a) or Clause 20.1, such Tax Indemnitee shall promptly notify Lessee thereof in writing; provided that a failure to so notify will not diminish, or relieve Lessee of, any obligations thereunder, except to the extent Lessee’s or such Tax Indemnitee’s successful defense of such claim is prejudiced thereby or Lessee’s liability for costs or Taxes is increased. If reasonably requested by Lessee in writing within thirty (30) days of Lessee’s receipt of notice of such claim, and to the extent that there are means available by which to do so, such Tax Indemnitee shall, provided that no Event of Default shall have occurred and be continuing, in good faith diligently contest by pursuing all administrative appeals in the name of such Tax Indemnitee or, in such Tax Indemnitee’s discretion if requested by Lessee, contest in the name of Lessee (or permit Lessee, in such Tax Indemnitee’s discretion if requested by Lessee, to contest in the name of Lessor) the validity, applicability or amount of such Taxes by (i) resisting payment thereof, if practicable, (ii) paying the same only under protest, if protest is necessary and proper or (iii) if payment shall be made, seeking a refund thereof in appropriate administrative proceedings; provided that (A) prior to taking such action Lessee shall have agreed to indemnify, and shall indemnify on demand, such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee for all costs and expenses which such Tax Indemnitee may incur in connection with contesting such claim (including all reasonable legal and accountants’ fees and disbursements and the amount of any interest, penalties or additions to tax which may be payable as a result of contesting such claim), (B) such Tax Indemnitee shall have determined in good faith that such contest shall not result in any material risk of sale, forfeiture or loss of, or creation of any Lien on, the Aircraft, (C) if such contest is to be initiated by the payment of, and the claiming of a refund for, such Taxes, Lessee shall have advanced to such Tax Indemnitee sufficient funds (on an interest-free basis and, if such Tax Indemnitee shall have determined in good faith that such advance results in taxable income to such Tax Indemnitee, on an after-tax basis) to make such payment, (D) such Tax Indemnitee shall have received an opinion of independent tax counsel selected by such Lessee and reasonably acceptable to Tax Indemnitee that a reasonable basis exists for such contest, (E) in the case of a contest conducted by a Tax Indemnitee and not Lessee, the amount of the potential indemnity for which Lessee may be liable to pay such Tax Indemnitee under Clause 20.3(a) exceeds [***] or the equivalent thereof and (F) the contest is not for a Tax, the imposition of which has been previously contested by Lessee or such Tax Indemnitee, and such contest (including all allowable appeals) was decided adversely to Lessee or such Tax Indemnitee and no change in facts or Law has occurred since then. Nothing contained in this Clause 20.4(a) shall require any Tax Indemnitee to contest, or permit Lessee to contest in the name of such Tax Indemnitee, a claim which such Tax Indemnitee would otherwise be required to contest pursuant to Clause 20.3(a) if such Tax Indemnitee shall waive payment by Lessee of any amount that might otherwise be payable by Lessee under Clause 20.3(a) in connection with such claim.

(b)

Each Tax Indemnitee agrees that it shall, as soon as reasonably practicable after it becomes aware of any circumstances which shall, or could reasonably be expected to, become the subject of a claim for indemnification by such Tax Indemnitee pursuant to Clause 20.3(a) or require Lessee to indemnify or pay an amount under Clause 20.5 (Value Added Tax) or make an increased payment pursuant to Clause 20.1 (Gross-Up), notify Lessee in writing accordingly, provided that a failure to so notify will not diminish, or relieve Lessee of,

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

any obligations hereunder or diminish the rights of the Tax Indemnitee. Similarly, Lessee shall, as soon as reasonably practicable after it becomes aware of any circumstances which shall, or would reasonably be expected to, result in a claim for indemnification under Clause 20.3(a) or require Lessee to indemnify or pay an amount under or Clause 20.5 (Value Added Tax) or make an increased payment pursuant to Clause 20.1 (Gross-up), notify Lessor in writing accordingly. Provided no Event of Default is then continuing, Lessor and Lessee shall then consult with one another in good faith, for a period of up to thirty (30) days in order to determine what action (if any) may reasonably be taken to mitigate or avoid the incidence of the relevant Taxes (and Lessee shall pay Lessor’s reasonable out of pocket expenses (including legal fees) in relation to any such consultations). Lessor shall then take such steps as it agreed during such consultation to take for that purpose, provided always that (i) it is fully indemnified by Lessee to Lessor’s satisfaction (acting reasonably) for so doing, (ii) it shall not be required to take, or omit to take, any action, if the effect of such action or omission would reasonably be expected to adversely affect Lessor or would be contrary to applicable law, (iii) Lessor shall not be responsible for or obliged to achieve any particular result from the taking of such steps and (iv) nothing in this Clause 20.4(b) shall require Lessor to disclose or interfere with its tax affairs.

20.5	Value Added Tax

(a)	For the purposes of this Clause 20.5 (Value Added Tax):

(i)	“VAT” means value added tax and any goods and services, sales or turnover tax, imposition or levy of a like nature; and

(ii)	“supply” includes anything on or in respect of which VAT is chargeable.

(b)

Lessee shall pay to each Tax Indemnitee (without duplication) or the relevant taxing authority, as the case may be, the amount of any VAT chargeable in respect of any supply for VAT purposes under this Agreement except to the extent such VAT is a Lessor Tax.

(c)

Each amount stated as payable by Lessee under this Agreement is exclusive of VAT (if any), and if VAT is payable in respect of any amount as aforesaid, Lessee shall pay all such VAT and shall indemnify each Tax Indemnitee against any claims for the same (and where appropriate Lessee shall increase the payments which would otherwise be required to be made under this Agreement so that such Tax Indemnitee is left in the same position as it would have been in had no VAT been payable); and Lessee shall provide evidence to such Tax Indemnitee, if available, in respect of payment of any such VAT.

20.6	Information regarding Taxes

(a)

If Lessee is required by any applicable Laws, or by any third party, to deliver any report or return in connection with any Taxes, Lessee shall complete the same and shall state therein (if appropriate) that Lessee is exclusively responsible for the use and operation of the Aircraft and for any Taxes arising therefrom, and Lessee shall, on request supply a copy of the report or return to Lessor.

(b)

Lessee shall within [***] after Lessor’s written request, furnish to Lessor evidence reasonably satisfactory to Lessor of payment of all Taxes arising in connection with or as a result of the transactions contemplated by this Agreement requiring payment within any [PBH Rent Period or] Fixed Rent Period, including, without limitation, copies of receipts from the relevant tax authorities or other Government Entities for payments of withholding taxes, any Sales Taxes, any VAT and payment of customs duties.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(c)

Prior to the Delivery Date and as soon as practicable following a request of Lessee, but in any case within the first sixty (60) days of each calendar year during the Term, Lessor [and Owner Participant] or if different, the Rent beneficiary, shall deliver to Lessee a certification from the appropriate governmental tax authority confirming Lessor’s [and Owner Participant’s] (or, if applicable, such Rent beneficiary’s) residency for tax purposes in its jurisdiction of tax residence, being in a jurisdiction with which Mexico has an income tax treaty for the avoidance of double taxation, and provided it remains the practice of the relevant governmental tax authority to provide such certification. In addition to the foregoing, Lessor agrees to furnish, and to procure that any other relevant Tax Indemnitee furnishes, from time to time to Lessee or to such other Person as Lessee may designate, at Lessee’s request and expense, such other duly executed and properly completed forms by each Tax Indemnitee as such Tax Indemnitee may be permitted and legally able to deliver and as may be necessary or appropriate in order to claim any reduction of, or exemption from any Tax which Lessee may be required to indemnify against hereunder, unless such Tax Indemnitee determines that furnishing such forms would or could reasonably be expected to have an adverse effect on the business or operations of such Tax Indemnitee.

20.7	Taxation of Indemnity Payments

(a)

If and to the extent that any sums payable to any Indemnitee or any Tax Indemnitee by Lessee under this Agreement by way of indemnity or otherwise under this Agreement are insufficient, by reason of any Taxes payable in respect of those sums, for such Indemnitee or such Tax Indemnitee to discharge the corresponding liability to the relevant third party (including any taxation authority), or to reimburse such Indemnitee or such Tax Indemnitee for the cost incurred by it to a third party (including any taxation authority), Lessee shall pay to such Indemnitee or such Tax Indemnitee such sum as will after the tax liability has been fully satisfied leave that Indemnitee or such Tax Indemnitee with the same after-tax amount as it would have been entitled to receive in the absence of that liability.

(b)

If and to the extent that any sums constituting (directly or indirectly) an indemnity or other payment under this Agreement to an Indemnitee or a Tax Indemnitee but paid by Lessee to any Person other than such Indemnitee or such Tax Indemnitee are treated as taxable in the hands of such Indemnitee or such Tax Indemnitee, Lessee shall pay to such Indemnitee or such Tax Indemnitee such sum as will, after the tax liability has been fully satisfied at the applicable marginal rate in such jurisdiction, indemnify such Indemnitee or such Tax Indemnitee to the same extent as it would have been indemnified in the absence of such liability.

20.8	Notification

Each Tax Indemnitee shall notify Lessee in writing of any Taxes of which such Tax Indemnitee has received written notice from a Tax authority as being payable and for which Lessee is obligated to indemnify or pay under this Clause 20 (each a “Tax Claim”); provided, however, the delay or failure of such Tax Indemnitee to give notice to Lessee in accordance with this Clause 20.8 (Notification) will not discharge or release Lessee from any of its indemnity obligations under Clause 20 (Taxation) except, and only to the extent, that such delay or failure results in additional amounts payable by Lessee which amounts would not have been imposed in the absence of such delay.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

20.9	Verification

At Lessee’s written request within thirty (30) days following Lessee’s receipt of any Tax Indemnitee’s claim for an indemnity pursuant to this Clause 20 (Taxation), or of an amount otherwise payable on an after-Tax basis pursuant to this Agreement, the amount of such claim shall be subject to confidential verification in writing by an internationally recognized firm of certified public accountants selected by Lessee and reasonably acceptable to such Tax Indemnitee. The accounting firm shall be requested to complete its review within thirty (30) days of Lessee’s request for such verification. The computations of such accounting firm shall (i) be delivered simultaneously to Lessee and such Tax Indemnitee and (ii) absent prima facie error, be final, binding and conclusive upon Lessee and such Tax Indemnitee. If Lessee pays any indemnity in whole or in part before completion of the verification procedure, appropriate adjustments will be made promptly after completion of the verification procedure to take into account any redetermination of the indemnity by the accounting firm. The fee and disbursements of such accounting firm shall be paid by Lessee unless such verification shall disclose an error in such Tax Indemnitee’s claimed indemnity amount in favor of such Tax Indemnitee exceeding ten percent, in which case such fee and disbursements shall be paid by such Tax Indemnitee. Lessee and such Tax Indemnitee shall cooperate with such accounting firm and (subject to such accounting firm’s execution of a confidentiality agreement reasonably satisfactory to Lessee and such Tax Indemnitee) shall supply such accounting firm with all information reasonably necessary to permit such review and determination.

20.10	Duration

The obligations and indemnities contained in this Clause 20 (Taxation) shall continue in full force after the expiration, cancellation or termination of this Agreement notwithstanding any breach or repudiation of this Agreement by Lessor or Lessee or the termination of the leasing of the Aircraft under this Agreement.

21.	ASSIGNMENT AND TRANSFER

21.1	By Lessee

Except as expressly permitted by the terms hereof (including without limitation, Clause 10.3 (Subleasing)) Lessee will not assign, delegate or otherwise transfer (voluntarily, involuntarily, by operation of law or otherwise) any of its rights or obligations under this agreement or create or permit to exist any Security Interest over any of its rights under this Agreement, and any attempt to do so will be null and void.

21.2	Lessor Transfer

(a)

Without any consent of Lessee [other than as provided in Clause 21.2(e)], Lessor [and/or Owner Participant] may at its own expense assign or grant a Security Interest over the Aircraft or any interest therein and/or Lessor [and/or Owner Participant] may assign or grant a Security Interest over all or any part of its rights under this Agreement [, the Trust Agreement] and any other Operative Document or any interest therein, in either case, by way of security to any other Person (an “Assignee”); provided that:

(i)	Lessor shall promptly notify Lessee in writing of any proposed assignment and all relevant details with respect thereto;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(ii)

(A) such assignment or Security Interest shall not increase any of Lessee’s risk, obligations, responsibilities, liabilities, and costs (including Taxes for which Lessee is responsible pursuant to Clause 20 (Taxation)) related to the transactions contemplated by this Agreement, and shall not reduce any of Lessee’s rights and benefits related thereto, and (B) Lessee will not incur any obligation or liability of any kind as a result of such transaction; provided that, it is agreed that a change in the number of additional insureds and Indemnitees shall not be considered such an increase

(iii)

prior to any such assignment or Security Interest becoming effective, the Assignee shall execute and deliver to Lessee an undertaking containing terms substantially similar to Clause 8.1 (Quiet Enjoyment) hereof to the effect that neither it nor any Person claiming by, through or under it will disturb the quiet use, possession and enjoyment of the Aircraft by Lessee or any Permitted Sublessee during the Term so long as no Event of Default is continuing;

(iv)

if the Security Deposit is assigned or charged or subject to a Security Interest in favor of the Assignee or if any Assignee is to be named as the beneficiary under any Letter of Credit, the Assignee shall acknowledge that the Security Deposit under its control shall only be applied in accordance with the provisions of this Agreement and that it will not draw under that Letter of Credit except in accordance with the terms of this Agreement and that proceeds of any such drawings shall only be applied in accordance with the provisions of this Agreement. All costs and expenses of such assignment or grant or a Security Interest of change of the beneficiary under any Letter of Credit shall be for the account of Lessor and Assignee shall not be entitled to request any changes to the Letter of Credit (other than to reflect the Assignee or its designee as a beneficiary) or any changes to the issuing bank;

(v)

as at the date of such assignment and under the laws then in effect in the State of Incorporation, it shall not be unlawful for Lessee to lease an aircraft financed by a Person organized under the laws of the country where the Assignee is organized, and the Assignee shall provide to Lessee representations and warranties in respect of itself on the terms set forth in Clause 22.17 (True Lease);

(vi)

the Assignee and each of the other Financing Parties on whose behalf the Assignee is acting is not an airline, other commercial aircraft operator, freight forwarder, a Person engaged in the business of parcel transport by air or an Affiliate of any of the foregoing or a competitor of Lessee; and

(vii)

if the Assignee is not reasonably experienced in the business of commercial aircraft leasing, it shall agree with Lessee that upon the enforcement of its rights under the relevant security documents it shall contract with such a Person experienced in the business of commercial aircraft leasing to manage this Agreement; provided that if the Assignee [***], it shall be deemed to be reasonably experienced in the business of commercial aircraft leasing.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b)

Without any consent of Lessee other than as provided in Clause 21.2(e), after Delivery, Lessor may at its own expense transfer the Aircraft and its interest therein and/or transfer and/or assign all or any part of its rights and obligations under this Agreement and any other Operative Document to any Person (a “Transferee”); provided that:

(i)	Lessor shall promptly notify Lessee in writing of any proposed transfer and all relevant details with respect thereto;

(ii)	the Transferee shall assume all payment and other obligations of Lessor under this Agreement and any other Operative Documents to which Lessor is a party;

(iii)

if the Transferee is not assuming the obligations of Lessor under this Agreement or becoming the “Lessor” under this Agreement as assigned or novated, it shall execute and deliver to Lessee an undertaking containing terms substantially similar to Clause 8.1 (Quiet Enjoyment) hereof to the effect that neither it nor any Person claiming by, through or under it will disturb the quiet use, possession and enjoyment of the Aircraft by Lessee or any Permitted Sublessee during the Term so long as no Event of Default is continuing;

(iv)

the Transferee shall confirm and agree that such transfer or assignment shall not increase any of Lessee’s risk, obligations, responsibilities, liabilities and costs (including Taxes for which Lessee is responsible pursuant to Clause 20 (Taxation)) related to the transactions contemplated by this Agreement and shall not reduce any of Lessee’s rights and benefits related thereto, as based on applicable laws in effect as of the date of such transfer or assignment; provided that, it is agreed that a change in the number of additional insureds and Indemnitees shall not be considered such an increase;

(v)

at the time of such transfer or assignment, the Transferee shall provide to Lessee representations and warranties on the terms set forth in Clause 22.17 (True Lease) and Clause 2 of Schedule 2 (Representations and Warranties);

(vi)

at the time of such transfer or assignment, the Transferee (A) shall have a tangible net worth of not less than [***] exclusive of the aggregate equity it is committing to invest in the Aircraft (or the Transferee’s obligations to Lessee in respect of the Aircraft under this Agreement and the other Operative Documents shall be guaranteed on terms acceptable to Lessee by a Person that has a tangible net worth of not less than [***] exclusive of the aggregate equity it is directly or indirectly committing to invest in the Aircraft), in either case, such net worth to be evidenced by audited financial statements of the Transferee or guarantor, as applicable, together with a certificate of net worth of a responsible officer of such Person, the Transferee or such guarantor, as the case may be, certifying as to such net worth and such other evidence as is reasonably acceptable to Lessee; (B) shall be an experienced lessor in commercial aircraft leasing or will have appointed an experienced servicer in commercial aircraft leasing (and for such purposes, an experienced lessor or experienced servicer will be an entity [***]); (C) is not an airline, other commercial aircraft operator, a freight forwarder, a Person engaged in the business of parcel transport by air or an Affiliate of any of the foregoing or otherwise a direct competitor of Lessee; and (D) is a tax resident of a jurisdiction with which Mexico has entered into a treaty to avoid the double imposition of Taxes;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(vii)

at the date of such transfer and under the laws then in effect in the State of Incorporation, it shall not be unlawful for Lessee to lease an Aircraft owned or leased by a Person organized under the laws of the country where the Transferee is organized; and

(viii)	on the date of such transfer Lessor pays Lessee a transfer fee of [***].

(c)

[Without any consent of Lessee, after Delivery, Owner Participant may at its own expense transfer and/or assign all but not less than all of its rights and obligations under the Trust Agreement and any Operative Document to which it is a party to any other Person (an “OP Transferee”); provided that:

(i)	Lessor shall promptly notify Lessee in writing of any proposed transfer and all relevant details with respect thereto;

(ii)

the OP Transferee enters into an agreement with Lessee in form and substance acceptable to Lessee pursuant to which it assumes all the obligations of Owner Participant under the Owner Participant Letter and provides Lessee the representations and warranties of Owner Participant thereunder or executes and delivers a replacement Owner Participant Letter on the same terms as the then existing Owner Participant Letter;

(iii)

the OP Transferee shall execute and deliver to Lessee an undertaking containing terms substantially similar to Clause 8.1 (Quiet Enjoyment) hereof to the effect that neither it nor any Person claiming by, through or under it will disturb the quiet use, possession and enjoyment of the Aircraft by Lessee or any Permitted Sublessee during the Term so long as no Event of Default is continuing;

(iv)

the OP Transferee confirms and agrees that (A) such transfer or assignment shall not increase any of Lessee’s risk, obligations, responsibilities, liabilities and costs related to the transactions contemplated by this Agreement and shall not reduce any of Lessee’s rights and benefits related thereto, and (B) Lessee will not incur any obligation or liability of any kind as a result thereof;

(v)

at the time of such transfer or assignment, the OP Transferee (A) has a tangible net worth of not less than [***] exclusive the aggregate equity it is directly or indirectly committing to invest in the Aircraft or such Person’s obligations to Lessee in respect of the Aircraft under the Owner Participant Letter and the other Operative Documents are guaranteed on terms acceptable to Lessee by a Person that has a tangible net worth of not less than [***] exclusive the aggregate equity it is directly or indirectly committing to invest in the Aircraft, in either case such net worth to be evidenced by audited financial statement of the OP Transferee or guarantor, as applicable, together with a certificate of net worth of a responsible officer of the OP Transferee or such guarantor, as the case may be, certifying as to such net worth and such other evidence as is reasonably acceptable to Lessee; (B) is an experienced lessor in commercial aircraft leasing or will have appointed an experienced servicer in commercial aircraft leasing (and for such purposes, an experienced lessor or experienced servicer will be an entity [***]); (C) is not an airline, other commercial aircraft operator, a freight forwarder, a Person engaged in the business of parcel transport by air or an Affiliate of any of the foregoing or otherwise a direct competitor of Owner Participant; and (D) is a tax resident of a jurisdiction with which Mexico has entered into a treaty to avoid the double imposition of Taxes;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(vi)

at the date of such transfer and under the laws then in effect in the State of Incorporation, it shall not be unlawful for Lessee to lease an Aircraft owned or leased by a Person organized under the laws of the country where the OP Transferee is organized; and

(vii)	on the date of such transfer the Owner Participant pays Lessee a transfer fee of $[***].

(d)

Lessee shall upon request from Lessor and at the expense of Lessor cooperate in effecting any assignment or transfer referred to in subclause (a), (b) or (c) above and will execute any agreements or other instruments reasonably requested by Lessor in form and substance reasonably satisfactory to Lessee (including, without limitation, any supplement or amendment to or novation of this Agreement) and if the transfer involves the assumption by the Transferee of any of Lessor’s obligations under this Agreement or the other Operative Documents to which Lessee is a party, release Lessor from the obligations so assumed and will execute such certificates and shall provide such corporate documents as shall be reasonably requested by Lessor for the purposes of Lessor obtaining a legal opinion in respect of Lessee’s due execution and due authorization of the transfer documents. Lessor agrees to reimburse Lessee for its costs and expenses (including, without limitation reasonable attorney fees) and any Taxes thereon, and other reasonable out-of-pocket costs and expenses and any Taxes thereon, in connection with any assignment or transfer referred to in subclause (a), (b) or (c).

(e)

For the purpose of Article 33(1) of the Cape Town Convention and Article XV of the Protocol, and without prejudice to the preceding provisions of this Clause 21.2 (Lessor Transfer) to the extent applicable, Lessee hereby consents in advance to the transfer of the associated rights and related international interests in respect of any assignment or sale by Lessor or the granting of any Security Interest by Lessor in accordance with this Agreement (and for the avoidance of doubt, no additional consent by Lessee will be required in connection with any such assignment of associated rights, the related international interests and the related right to discharge such international interest pursuant to the Cape Town Convention).

(f)

Except as permitted in this Clause 21.2 (Lessor Transfer), none of [Trust Company,] Lessor [and Owner Participant] will assign or otherwise transfer (voluntarily, involuntarily, by operation of law or otherwise) any of its rights in and to the Aircraft or any of its rights and obligations under [the Trust Agreement] or any Operative Document or permit to exist any Security Interest over any of the foregoing, and any attempt to do so will be null and void ab initio.

22.	MISCELLANEOUS PROVISIONS

22.1	Rights Cumulative, Waivers

The rights of Lessor under this Agreement may be exercised as often as Lessor considers appropriate (except as otherwise expressly stated herein), are cumulative and are in addition to its rights under any Law. The rights of Lessor against Lessee or in relation to the Aircraft (whether arising under this Agreement or any Law) cannot be waived or varied other than by an express

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on Lessor’s part or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.

22.2	Delegation

Lessor may delegate to any Person or Persons all or any of its rights, powers or discretions vested in it by this Agreement, and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as Lessor deems fit; provided, however, that notwithstanding any such delegation, Lessor shall at all times remain primarily liable for the obligations of “Lessor” hereunder.

22.3	Expenses

Each of Lessor and Lessee shall pay its own costs and expenses (including legal fees) in connection with the negotiation of this Agreement and the other Operative Documents. Lessee shall pay to Lessor on demand all reasonable expenses (including legal, professional, and out-of-pocket expenses) incurred or payable by Lessor in connection with the enforcement or preservation of any of Lessor’s rights or remedies under this Agreement in connection with and following any Event of Default. If Lessor requires an external Mexican legal opinion, Lessor shall be responsible for the cost of obtaining such legal opinion from Mexican counsel of its choosing. For the avoidance of doubt, the cost of registering the Aircraft (if not already registered) will be borne by Lessee.

22.4	Provisions of Cape Town Convention

Except to the extent expressly provided herein, any terms of this Agreement which expressly incorporate any provisions of the Cape Town Convention shall prevail in the case of any conflict with any other provision contained herein. Each of the parties hereto acknowledges and agrees that for purposes of the Cape Town Convention (to the extent applicable hereto), separate rights may exist with respect to the Airframe and Engines.

22.5	Set-off

(a)

Lessor may set off any matured obligation owed by Lessee under this Agreement against any obligation (whether or not matured) owed by Lessor [or Owner Participant] to Lessee hereunder, regardless of the place of payment or currency. If the obligations are in different currencies, Lessor may convert either obligation at the market rate of exchange available in London or (at Lessor’s option) New York for the purpose of the set-off.

(b)

If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and set off in respect of the estimated amount, in which case when the obligation is ascertained or liquidated Lessor or Lessee shall make a payment to the other (as appropriate) in respect of any amount by which the ascertained or liquidated amount differs from the estimated amount.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(c)

Notwithstanding any other provision of this Agreement, Lessor shall not be obliged to pay any amount to Lessee under this Agreement so long as any sums which are then due from Lessee under this Agreement remain unpaid or if any Event of Default has occurred and is continuing, and any such amount which would otherwise be due shall fall due only if and when Lessee has paid all such sums and cured all Events of Default, except to the extent that Lessor otherwise agrees in writing or sets off such amounts against such payment pursuant to Clause 22.5(a).

22.6	Time of Essence

The time stipulated in this Agreement for all payments by Lessee to Lessor and for the prompt performance of Lessee’s other obligations under this Agreement are of the essence of this Agreement.

22.7	Entire Agreement

This Agreement and the other Operative Documents constitute the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft and supersede all previous agreements in relation to that leasing. Any amendments to this Agreement must be in writing and signed on behalf of Lessor and Lessee.

22.8	Rights of Third Parties

(a)

All rights expressed to be granted to each Indemnitee or Tax Indemnitee (other than Lessor) under this Agreement are given to Lessor on behalf of that Indemnitee or Tax Indemnitee, and each Indemnitee or Tax Indemnitee is an express third party beneficiary hereof. Except for Lessor, each Indemnitee and each Tax Indemnitee, no other Person shall be a third party beneficiary of this Agreement.

(b)

Any Tax Indemnitee or Indemnitee who is not a party to this Agreement may enforce the terms of this Agreement expressed to be for its benefit or given by Lessee to or in favor of such Tax Indemnitee or Indemnitee.

(c)	All terms of this Agreement may be varied, amended or otherwise released by an agreement between Lessor and Lessee without reference to any Indemnitee or Tax Indemnitee.

(d)

If an Indemnitee or Tax Indemnitee is not a party to this Agreement, Lessee may require such Indemnitee or Tax Indemnitee to agree in writing, in a form reasonably acceptable to Lessee, to the terms of Clause 14 (Indemnities) and Clause 20 (Taxation), as the case may be, prior to making any payments to such Indemnitee or Tax Indemnitee under Clause 14 (Indemnities) or Clause 20 (Taxation), as the case may be.

22.9	Counterparts

This Agreement may be executed in two or more counterparts each of which will be deemed an original but all of which together will constitute one and the same agreement.

22.10	Language

All notices, requests, direction and other communications to be given under this Agreement will be in English. Unless otherwise provided herein, all documents delivered to Lessee and Lessor pursuant to this Agreement will be in English or, if not in English, will be accompanied by a certified English translation (except for Lessee’s organizational documents, corporate approvals and other authorizations or documents issued by any authority). If there is any inconsistency between the English version of this Agreement and any version in any other language, the English version will prevail.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

22.11	Confidentiality

This Agreement, the terms hereof and all non-public information obtained by a party about any party are confidential and are among Lessor, [Owner Participant] and Lessee only. Lessor, [Owner Participant] and Lessee shall not, and shall procure that their respective officers, employees and agents shall not, disclose the contents of this Agreement or such nonpublic information to any third party (other than (a) to such party’s or its Affiliates’ auditors, legal advisors, regulators, financial advisors and rating agencies; (b) in connection with any filing or disclosure of this Agreement in accordance with, or as required by, any applicable Regulation; (c) in connection with Lessor’s [or Owner Participant’s] potential sale, financing, refinancing of or related to the Aircraft and/or transfer or assignment of this Agreement; provided that any recipient of any such confidential information in such case shall as a condition precedent to receipt of the information execute and deliver a confidentiality agreement containing terms no less stringent than the terms of this Clause 22.11 (Confidentiality); or (d) as required for enforcement by either party of its rights and remedies with respect to this Agreement), without the prior written consent of the other party. If any disclosure will result in the Agreement becoming publicly available, Lessor[, Owner Participant] and Lessee will cooperate with one another to obtain confidential treatment or limit the scope of disclosure as to the commercial terms and other material provisions of this Agreement.

22.12	Invalidity of any Provision

If any provision of this Agreement becomes invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

22.13	Survival

All indemnities, representations and warranties of Lessee and Lessor shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Agreement and/or the leasing of the Aircraft hereunder.

22.14	Further Assurance

(a)

Each of the parties agrees to perform (or procure the performance of) all further acts and things within its control, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by applicable Laws or as may be necessary or reasonably desirable to implement and/or give effect to this Agreement and the transactions contemplated by this Agreement.

(b)	Except as otherwise expressly set forth herein, the out-of-pocket costs and expenses of performing the acts contemplated by sub-clause (a) above shall be borne by the requesting party.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

22.15	No Brokers

Each of the parties represents and warrants to the other that it has not paid, agreed to pay, or caused to be paid directly or indirectly to any Person in any form, any commission percentage contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement. Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, reasonable legal fees and expenses) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon this Agreement or the Aircraft, if such claim, suit, damage, cost or expense arises out of any breach by the indemnifying party, its employees or agents of this Clause 22.15 (No Brokers).

22.16	Chattel Paper

To the extent, if any, that this Agreement constitutes chattel paper (as such term is defined in the UCC as in effect in any applicable jurisdiction), no Security Interest in this Agreement may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart designated as the “chattel paper original” on the signature page of this Agreement by the Financing Parties Representative (if any) or Lessor, as the case may be.

22.17	True Lease

The parties intend and agree that this Agreement:

(a)	constitutes a “true lease”, and not a “security interest” as defined in Section 1-201(37) of the UCC;

(b)	to the extent applicable, constitutes a “true lease” for United States federal income tax purposes; and

(c)

confers only a leasehold interest on Lessee in and to the Aircraft on and subject to the terms of this Agreement, and no ownership or other interest with respect to the Aircraft is provided to Lessee under this Agreement.

Lessee shall not file a tax return that is inconsistent with the provisions of this Clause 22.17 (True Lease).

22.18	Know Your Customer/OFAC Compliance

(a)

Each party represents, warrants and agrees that neither it nor any of its Affiliates is in violation of any Law relating to terrorism or money laundering enacted or promulgated by the United Nations, the European Union, the United States of America or Mexico (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”).

(b)	Each party represents, warrants and agrees that it is not any of the following:

(i)	a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(ii)	a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)	a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(iv)

a person that is named as a “special designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(c)

Each party represents, warrants and agrees that it does not and for the Term shall not (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in the preceding clause (b), (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any similar laws of Mexico, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

22.19	USA Patriot Act Notice

Lessee agrees that pursuant to the requirements of the Patriot Act, Lessor may obtain, verify, and record information from Lessee that identifies Lessee, which information may include the name and address of Lessee, and its officers, directors and shareholders, and other information that will allow Lessor to identify Lessee in accordance and for purposes of compliance with the Patriot Act.

22.20	[Intentionally Omitted]

22.21	[Statements of Trust Company

The parties hereto agree that all of the statements, representations, covenants and agreements made by Lessor contained in this Agreement and any agreement referred to herein, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Trust Company is responsible for in its individual capacity (and the Trust Company shall be responsible in its individual capacity for all statements, representations, warranties, covenants and agreements made by the Trust Company)), no recourse shall be had with respect to this Agreement or such other agreements against the Trust Company in its individual capacity or against any institution or Person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling Person or Persons of any of them; provided, however, that this Clause 22.21 (Statements of Trust Company) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct for which it would otherwise be liable; and provided further, that nothing contained in this Clause 22.21 (Statements of Trust Company) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Clause 22.21 (Statements of Trust Company) shall survive the termination of this Agreement.]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

23.	NOTICES; ELECTRONIC SIGNATURES

23.1

Every notice, request, direction or other communication under this Agreement shall be in English and be in writing delivered personally or sent with an internationally recognized courier service or by electronic mail (including PDF) and shall be deemed to have been received:

(a)

in the case of a letter when delivered personally or where sent with an internationally recognized courier service, on the date shown as the delivery date (or, if delivery was refused, the date of such refusal) in the records of the Person who effected such delivery; or

(b)	in the case of an electronic mail, at the time of dispatch with confirmed receipt,

provided always that where delivery by hand or by electronic email occurs after 6:00 p.m. on a Business Day, or on a day which is not a Business Day, service shall be deemed to occur at 9:00 a.m. on the next Business Day.

23.2	Every notice, request, direction or other communication under this Agreement shall be sent:

To Lessor at:

Address:	[____________]
[____________]
[____________]
	Telephone:	[____________]
	Facsimile:	[____________]
	Attention:	[____________]
	Email:	[____________]

with a copy to [____________] at:

Address:	[____________]
[____________]
[____________]
	Telephone:	[____________]
	Facsimile:	[____________]
	Attention:	[____________]
	Email:	[____________]

To Lessee at:

Address:	Aerovías de México, S.A. de C.V.
Paseo de la Reforma, No. 243, Piso 25
Colonia Cuauhtémoc
Alcaldía Cuauhtémoc
Mexico City, 06500
Mexico
Attention: Legal Department and Fleet Department

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

or any substitute address, email address or fax number or department or officer as the relevant party may notify to the other party by not less than five (5) Business Days’ notice.

23.3

In connection with the performance of their respective duties hereunder, each party may give notices, consents, directions, approvals, instructions and requests to, and otherwise communicate with, each other using electronic means, including email transmission to such email addresses as each such party shall designate to the other parties, and, if necessary or if requested by the other party or parties, with an “electronic signature” or other “electronic record” (as such terms are defined in the New York State Electronic Signatures and Records Act). Delivery of an executed counterpart of this Agreement or any other Operative Document by facsimile, email, “electronic signature” or other “electronic record” will be deemed as effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Agreement or any other Operative Document by facsimile, email, “electronic signature” or other “electronic record” will also deliver an originally executed counterpart thereof, but the failure of any party to deliver an originally executed counterpart of this Agreement or any other Operative Document will not affect the validity or effectiveness of this Agreement or such other Operative Document.

24.	GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL

24.1	Governing Law

PURSUANT TO AND IN ACCORDANCE WITH SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE PARTIES HERETO AGREE THAT THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, AND ALL ISSUES CONCERNING THE RELATIONSHIP OF THE PARTIES HEREUNDER AND THE ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK (EXCLUSIVE OF SECTION 7-101 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH IS INAPPLICABLE TO THIS AGREEMENT) WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES. THE PARTIES AGREE THAT THIS AGREEMENT WAS DELIVERED IN THE STATE OF NEW YORK.

THE FOREGOING ELECTION OF THE LAWS OF THE STATE OF NEW YORK IS WITHOUT PREJUDICE TO THE RIGHT OF LESSOR TO APPLY THE LAWS OF THE FEDERAL DISTRICT OF MEXICO TO ANY REPOSSESSION OR OTHER ENFORCEMENT OF RIGHTS UNDER THIS AGREEMENT WHILE THE AIRCRAFT IS LOCATED IN MEXICO.

24.2	Jurisdiction

Pursuant to and in accordance with Section 5-1402 of the New York General Obligations Law, Lessee and Lessor each irrevocably agrees that (i) the United States District Court for the Southern District of New York sitting in The Borough of Manhattan and any New York state court sitting in the County of New York, New York, and all related appellate courts, and (ii) the courts of the jurisdictions in which the Aircraft at the relevant time is located in the case of enforcement proceedings in respect of remedies hereunder, have exclusive jurisdiction to settle any disputes arising out of or relating to this Agreement or any of the other Operative Documents and submits itself and its property to the jurisdiction of the foregoing courts with respect to such dispute, hereby waiving any other jurisdictions which may be available thereto by reason of domicile or otherwise.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

24.3	Process Agent

(a)	Without prejudice to any other mode of service, Lessee:

(i)

appoints [____________] as its agent for service of process relating to any proceedings before the New York courts described in Clause 24.2 (Jurisdiction) in connection with this Agreement and agrees to maintain the process agent in New York notified to Lessor;

(ii)	agrees that failure by a process agent to notify Lessee of the process shall not invalidate the proceedings concerned; and

(iii)

consents to the service of process relating to any such proceedings by prepaid mailing or by personal delivery of a copy of the process to Lessee’s agent at the address identified in Clause 24.3(a)(i) above or by facsimile or prepaid mailing by air mail, certified or registered mail, or by personal delivery, of a copy of the process to Lessee at the address set forth in Clause 23.2.

(b)	Without prejudice to any other mode of service, Lessor:

(i)

appoints [____________], as its agent for service of process relating to any proceedings before the New York courts described in Clause 24.2 (Jurisdiction) in connection with this Agreement and agrees to maintain the process agent in New York notified to Lessee;

(ii)	agrees that failure by a process agent to notify Lessor of the process shall not invalidate the proceedings concerned; and

(iii)

consents to the service of process relating to any such proceedings by prepaid mailing or by personal delivery of a copy of the process to Lessor’s agent at the address identified in Clause 24.3(b)(i) above or by facsimile or prepaid mailing by air mail, certified or registered mail, or by personal delivery, of a copy of the process to Lessor at the address set forth in Clause 23.2.

24.4	Waiver of Objections

Each of Lessee and Lessor:

(a)

waives to the fullest extent permitted by Law any objection which it may now or hereafter have to the courts referred to in Clause 24.2 (Jurisdiction) on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement;

(b)

waives to the fullest extent permitted by Law any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the courts referred to in Clause 24.2 (Jurisdiction); and

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(c)

to the extent permitted by applicable law, agrees that a judgment or order of any court referred to in Clause 24.2 (Jurisdiction) in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction as if made by the highest court in that other jurisdiction and accordingly neither Lessee nor Lessor will seek to, nor be entitled to, contest and/or delay and/or obstruct registration or enforcement of any such judgment and/or award and/or order on grounds of public policy or otherwise.

24.5	[Intentionally Omitted]

24.6	Waiver of Sovereign Immunity and Other Defenses

Each of Lessee and Lessor irrevocably and unconditionally:

(a)

agrees that if the other brings legal proceedings against it or its assets in relation to this Agreement no sovereign or other immunity from such legal proceedings (which will be deemed to include suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, other attachment, the obtaining of judgment, execution of a judgment or other enforcement or legal process or remedy) will be claimed by or on behalf of itself or with respect to its assets;

(b)

waives any such right of immunity which it or its assets now has or may in the future acquire and agrees that the foregoing waiver shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and is intended to be irrevocable for the purposes of such Act; and

(c)

waives any requirement, of any kind whatsoever, for the other party to provide any form of security in respect of the payment of any damages, costs, expenses or any other financial obligation resulting from the commencement or prosecution of proceedings or the making of or service of any order and Lessee undertakes (x) not to challenge the validity of any proceedings or the making of any orders without any requirement for the provision of such security, (y) to advise any court upon the other party’s request that it requires no such security, and (z) to provide security itself for any third party claims arising out of or in connection with such proceedings and/or orders.

24.7	Waiver of Jury Trial

EACH OF LESSEE AND LESSOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THE LESSOR/LESSEE RELATIONSHIP BEING ESTABLISHED, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF LESSOR AND LESSEE REPRESENTS AND WARRANTS THAT EACH HAS REVIEWED AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH ITS LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS CLAUSE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature Page Follows]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF Lessor and Lessee have executed and delivered this Agreement in the State of New York, U.S.A., both as of the date shown at the beginning of this Agreement.

[Aerovías de México, S.A. de C.V.] [Aerolitoral, S.A. de C.V.],	[____________]
Lessee	Lessor

By:	By:

Name:	Name:

Title:	Title:

By:

Name:

Title:

TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE PERFECTED THROUGH THE POSSESSION OF ANY ORIGINAL OR COPY HEREOF OTHER THAN THAT MARKED “CHATTEL PAPER ORIGINAL”.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CHATTEL PAPER ORIGINAL

IN WITNESS WHEREOF Lessor and Lessee have executed and delivered this Agreement in the State of New York, U.S.A., both as of the date shown at the beginning of this Agreement.

[Aerovías de México, S.A. de C.V.] [Aerolitoral, S.A. de C.V.],	[____________]
Lessee	Lessor

By:	By:

Name:	Name:

Title:	Title:

By:

Name:

Title:

TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE PERFECTED THROUGH THE POSSESSION OF ANY ORIGINAL OR COPY HEREOF OTHER THAN THAT MARKED “CHATTEL PAPER ORIGINAL”.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 1

DEFINITIONS AND CONSTRUCTION

1.	Defined Terms

The following words and expressions have the respective meanings set forth below:

“Acceptable LC Bank Rating” has the meaning given to it in Clause 6.4(b) (Provision of Letter of Credit);

“Acceptance Certificate” means a certificate of acceptance of the Aircraft to be executed and delivered by the parties at Delivery substantially in the form appearing in Schedule 9;

“AFAC” means the Agencia Federal de Aviación Civil of the Secretaría de Comunicaciones y Transportes de México and each other Mexican governmental airworthiness authority having authority with respect to the Aircraft that is comparable to the authority of the FAA and any successor thereto;

“Affiliate” means, in relation to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such first Person; and a Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, contract or otherwise;

“Agreed Form” means the form agreed between Lessor and Lessee;

“Agreed Value” has the meaning provided in Part A of the Financial Terms Annex;

“Agreement” means this Aircraft Lease Agreement together with its Schedules;

“Aircraft” means the aircraft described in Schedule 6 (Description of Aircraft), including all buyer furnished equipment and in-flight entertainment equipment installed thereon (which term includes where the context admits a separate reference to all Engines, Parts and Aircraft Documents);

“Aircraft Documents” means the documents, data, aircraft manuals and technical records relating to the Aircraft at the time of Delivery and any other documents and records referred to in Clause 11.2 (Aircraft Documents) and Schedule 7 (Aircraft Documents at Redelivery) and all additions, renewals, revisions and replacements from time to time made thereto in accordance with this Agreement;

“Aircraft Object” has the meaning given to such term in the Consolidated Text;

[“Aircraft Purchase Agreement” means the Purchase Agreement dated [___] between the Seller and Lessor relating to the Aircraft;]

“Airframe” means the Aircraft, excluding the Engines and the Aircraft Documents;

“Airframe Manufacturer” means [The Boeing Company][Embraer S.A.];

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

“Airframe Warranty Assignment” means the airframe warranty assignment entered into or to be entered into between Lessor and Lessee, and the related consent and agreement between Lessor, Lessee and the Airframe Manufacturer, in respect of the Aircraft in the Agreed Form;

“Airworthiness Directive” or “AD” means any and all State of Manufacture airworthiness directives and/or State of Registration airworthiness directives and/or airworthiness directives issued by the AFAC;

“AMM” means, from time to time, the latest revision of the Airframe Manufacturer’s approved maintenance manual for the Aircraft;

“Anti-Terrorism Laws” has the meaning given to it in Clause 22.18 (Know Your Customer/OFAC Compliance);

“Approved Maintenance Performer” means (a) for all Heavy Maintenance Checks, any shop visit for an Engine, the APU or any Landing Gear or the overhaul of any serialized components and all major modifications, any maintenance facility approved by (i) the Aviation Authority and (ii) either EASA or the FAA and (b) for all lower-level checks, repairs and maintenance, any maintenance facility approved by the Aviation Authority which may be Lessee so long as Lessee has the requisite licenses and approvals;

“APU” means the auxiliary power unit installed on the Aircraft at Delivery and any replacement auxiliary power unit installed in accordance with this Agreement title to which is vested in Lessor in accordance with this Agreement;

[***]

“APU Hour” means each hour or part thereof (rounded to the nearest minute) elapsing from the moment the APU is started to the moment when the APU is shut down;

“APU Manufacturer” means [________];

“APU Medium Repair Shop Visit” [***];

“Assignee” has the meaning given to it in Clause 21.2(a);

“Aviation Authority” means the AFAC and the RAM for so long as the State of Registration is Mexico, and, if the Aircraft is registered in another State of Registration, the authorities, government departments, committees or agencies which under the laws of that State of Registration shall from time to time:

(a)	have control or supervision of civil aviation in that state; or

(b)	have jurisdiction over the registration, airworthiness or operation of, or other matters relating to, the Aircraft;

“Back to Birth Traceability” means in respect of any Part or part, original documentary evidence specifying the part number and the unique serial number of such Part or part, and providing a detailed full operational history record acceptable to an FAA or EASA regulatory standard but in any event having the following: (i) the Original Delivery Document where Original Delivery Document means (x) for a part delivered new as a spare part, the manufacturer’s airworthiness document (FAA Form 8130–3 or EASA Form One (to the extent such EASA form is permitted by

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

the FAA and the Maintenance Program)) showing the part number and serial number, (y) for a part delivered new installed on an assembly, the manufacturer’s assembly bill of material listing showing part number, serial number, assembly serial number and where relevant the as-delivered model and thrust rating; and (ii) a removal/installation (‘on/off’) transaction history detailing an unbroken record of the Flight Hours and Cycles elapsed at each relevant thrust rating (for Engine Life Limited Parts) from new up to current;

“Base Lease Term” has the meaning given to such term in Part A of the Financial Terms Annex;

“Bill of Sale” means the warranty bill of sale transferring title to the Aircraft to Lessor;

“Business Day” means any day (other than a Saturday or Sunday) on which banks are open for business in New York City and Mexico City;

“C Check” means a block “C” check in accordance with the Maintenance Program in effect on the date when such check is carried out;

“Cape Town Convention” means The Convention on International Interests in Mobile Equipment, concluded in Cape Town, South Africa, on November 16, 2001 (utilizing the English-language version thereof as in effect in Mexico on the Delivery Date), and references to the Cape Town Convention will include the Protocol as appropriate, and for so long as the Aircraft is registered in Mexico, references to the Cape Town Convention refer to the Cape Town Convention as adopted and implemented in Mexico;

“Change in Law” means any enactment, introduction, adoption, abolition, making or variation of, or any change in, deletion from or amendment or addition to, any applicable law, treaty, order or regulation, in each case in any applicable jurisdiction or any change in or any new or further or different interpretation or application of any thereof in any court, and in each case from that existing as at the Delivery Date;

“Claim” has the meaning given to it in Clause 14.2 (Notification and Contest);

“Conditions Precedent” means the conditions specified in Schedule 3 (Conditions Precedent);

“Consolidated Text” means the Consolidated Text of the Cape Town Convention and the Protocol attached to Resolution No. 1 of the Final Act of the Diplomatic Conference to adopt the Cape Town Convention and the Protocol held under the auspices of ICAO and UNIDROIT at Cape Town, South Africa from 29 October to 16 November 2001;

“CPCP” means corrosion prevention and control program;

“Cycle” means one take-off and landing of the Aircraft or, in respect of any Engine or Part temporarily installed on another airframe, one take-off and landing of that other airframe;

“Damage Notification Threshold” has the meaning provided in Part A of the Financial Terms Annex;

“Default Interest” means any interest paid or payable pursuant to Clause 7.2 (Default Interest);

“Default Rate” has the meaning given such term in Part A of the Financial Terms Annex;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

“Delivery” means delivery of the Aircraft on lease by Lessor to Lessee pursuant to the Acceptance Certificate;

“Delivery Condition Specification” means [***];

“Delivery Date” means the date on which Delivery occurs;

“Delivery Location” means [____________][the facilities of the Airframe Manufacturer] or such other location as may be agreed by Lessor and Lessee;

“Deregistration Power of Attorney” means the irrevocable power of attorney from Lessee authorizing Lessor to do anything or act or to give any consent or approval which may be required to obtain deregistration of the Aircraft and export the Aircraft from the State of Registration upon termination of the Lease as a result of an Event of Default;

“Discount Rate” has the meaning set forth in Part A of the Financial Terms Annex;

“Dollars”, “$” and “US$” means the lawful currency of the United States of America and, in relation to all payments in dollars to be made under or pursuant to this Agreement, in immediately available funds;

“EASA” means the European Aviation Safety Agency and any successor thereof;

“Engine” means, whether or not for the time being installed on the Aircraft:

(a)	the engines specified in the Acceptance Certificate; or

(b)	any engine which has replaced that engine, title to which has, or should have, passed to Lessor in accordance with this Agreement, including, without limitation, any Replacement Engine,

and in each case includes all modules and Parts from time to time belonging to or installed in that engine but excludes any properly replaced engine title to which has, or should have, passed to Lessee pursuant to this Agreement;

“Engine Core Modules” means, at any time, any of the major modules of an Engine that are defined as core modules in the Engine Manufacturer’s Maintenance Manual as in effect at that time;

[***];

[***];

“Engine Major Module” means, at any time, any of the major modules of an Engine and which are defined as Engine Major Modules in the Engine Manufacturer’s Maintenance Manual as in effect at that time;

“Engine Manufacturer” means [________];

“Engine Performance Restoration” means [***];

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

“Engine Warranties Assignment” means the engine warranty and/or product support assignment entered into or to be entered into between Lessor and Lessee, and the related consent and agreement between Lessor, Lessee and the Engine Manufacturer, in respect of the Engines in the Agreed Form;

“Equipment Change” means any modification in or alteration and addition to the Aircraft;

“Event of Default” means any event or circumstance specified in Clause 19.1 (Events);

“Excluded Country” means [***];

“Executive Order” has the meaning given to it in Clause 22.18 (Know Your Customer/OFAC Compliance);

“Expiry Date” means [_______, 20__] [the scheduled last day of the Base Lease Term] or if a Renewal Lease Term is then in effect, the scheduled last day thereof, in each case as may be extended by an Operational Extension;

“FAA” means the Federal Aviation Administration of the United States of America and any successor thereof;

“FAR” means the Federal Aviation Regulations set forth in Title 14 of the United States Code of Federal Regulations;

“Financial Terms Annex” means Schedule 4, which contains financial terms that shall be redacted in the counterpart of this Agreement that is filed for recordation with any Aviation Authority or any other Government Entity;

“Financing Documents” means each present and/or future document which is from time to time related to any financing of the Aircraft (including for such purpose any mortgage or leasing arrangements whether or not constituting a financing and any documents ancillary thereto;

“Financing Parties” means any Person or Persons from time to time notified by Lessor to Lessee as providing financing to Lessor in respect of Lessor’s or Owner Participant’s acquisition, ownership or leasing of the Aircraft, whether by way of loan, head lease or otherwise and shall include the Financing Parties Representative;

“Financing Parties Representative” means the Person or Persons that from time to time represent the Financing Parties as agent, trustee, secured party, security trustee, or in another similar capacity, the identity of which Lessor from time to time notifies Lessee as being a Financing Parties Representative;

“Fixed Rent” has the meaning given to it in Clause 1 of Part A of the Financial Terms Annex;

“Fixed Rent Date” means the [***] day of each calendar month in the Fixed Rent Period; provided, however that the first Fixed Rent Date shall be the [Delivery][Transition] Date;

“Fixed Rent Period” has the meaning given to it in Clause 5.1 (Fixed Rent Periods);

“Flight Hour” means each hour or part thereof (rounded to the nearest minute) elapsing from the moment at which the wheels of the Aircraft leave the ground on the take-off of the Aircraft until the wheels of the Aircraft touch the ground on the landing of the Aircraft following such take-off,

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

or in the case of any Engine or Part installed on another aircraft means each hour or part thereof (rounded to the nearest minute) elapsing from the moment at which the wheels of that aircraft leave the ground on take-off of that aircraft until the wheels of that aircraft touch the ground on the landing of that aircraft following such take-off;

[***];

“Geneva Convention” means the Convention on the International Recognition of Rights in Aircraft signed at Geneva, Switzerland on 19 June 1948, and amended from time to time;

“Government Entity” means:

(a)	any national government, political subdivision thereof, or local jurisdiction therein;

(b)	any instrumentality, board, commission, court, or agency of any thereof, however constituted;

(c)	any association, organization, or institution of which any of the above is a member or to whose jurisdiction any of the above is subject or in whose activities any of the above is a participant; and

(d)

to the extent that an airport, ground handling or air navigation service is not run or provided by an entity which falls within sub-paragraph (a) – (c) above, such relevant entity, body, corporate, organization or institution;

“Gross Negligence” means, in relation to an Indemnitee or Tax Indemnitee, gross negligence as determined under New York Law;

“Grupo Aeromexico” means Grupo Aeroméxico S.A.B. de C.V. and any entity of which Grupo Aeroméxico S.A.B. de C.V. owns directly or indirectly more than fifty per cent (50%) of the voting share capital;

“Heavy Maintenance Check” means a C Check, a Structural Check, an Engine Performance Restoration, APU Medium Repair Shop Visit and a Landing Gear Overhaul;

“IDERA” means an irrevocable deregistration and export request authorization pursuant to and for the purposes of the Cape Town Convention;

“Illegality Event” has the meaning given to it in Clause 19.5(a);

“Indemnitees” means [***];

“Insurances” means insurances and any reinsurances in respect of the Aircraft described in and complying with the requirements of Clause 15 (Insurance) and Schedule 5 (Insurance Requirements);

“International Interest” has the meaning given to such term in the Consolidated Text;

“International Registry” has the meaning given to such term in the Consolidated Text;

“Landing Gear” means the complete strut assembly, consisting of the inner and outer cylinders of each main landing gear and nose landing gear and all associated parts that comprise each landing gear assembly, as listed in the Aircraft Documents including side struts, braces, and uplock and downlock mechanisms but excluding, without limitation, rotable parts such as wheels, tires, brakes, transducers and switch assemblies, title to which is vested in Lessor;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

[***];

“Landing Gear Overhaul” means [***];

“Law” includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement (in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of Persons to whom the directive, regulation, request or requirement is addressed);

“LC Renewal Date” has the meaning given to it in Clause 6.5(c) (Letter of Credit);

“Lessee Conditions Precedent” means the Conditions Precedent to be satisfied by Lessee, listed at Clause 1 of Schedule 3 (Conditions Precedent);

“Lessor Conditions Precedent” means the Conditions Precedent to be satisfied by Lessor, listed at Clause 3 of Schedule 3 (Conditions Precedent);

“Lessor Guarantee” means the New York law guarantee of the obligations of Lessor under this Agreement and the other Operative Documents, [substantially in the form of Schedule 13 hereto,] granted by the Lessor Guarantor in favor of Lessee;

[“Lessor Guarantor” means [_________], a [_________________];]

“Lessor Lien” means [***];

[***];]

“Lessor Party” means each of Lessor[, Trust Company, Owner Participant] and Lessor Guarantor;

“Lessor Taxes” means Taxes specified in Clause 20.3(b) (Tax Indemnity);

“Letter of Credit” means a letter of credit provided pursuant to and in accordance with Clause 6.4 (Provision of Letter of Credit);

“Life Limited Part” or “LLP” means any Part that has a pre-determined life limit as mandated by Manufacturer, the Aviation Authority, the FAA or EASA which requires any such Part to be discarded upon reaching such life limit;

“Loss” means any loss, liability, action, claim, proceeding, judgment, penalty, fine, damages, fee, cost or expense (including legal fees and expenses, including legal fees and expenses incurred to enforce any applicable indemnity);

“Maintenance Program” has the meaning given to it in Clause 11.5 (Maintenance Program);

“Mandatory Orders” means all and any Aviation Authority and FAA mandatory orders and Regulations applicable to the Aircraft, any Engine or any Part;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

“Manufacturer” means, in relation to the Airframe, the Airframe Manufacturer or, in relation to the Engines, the Engine Manufacturer or in relation to any Part, the manufacturer of that Part;

“Manufacturer’s Maintenance Manual” means the individual manuals or maintenance data sets published by the Aircraft, Engine and Parts Manufacturer (as the case may be);

“Manufacturer’s Maintenance Planning Document” or “MPD” means the planning document relating to recommended maintenance of the Aircraft issued by Manufacturer, including the airworthiness limitation section, as the same may from time to time be amended, modified or supplemented;

“Material Event of Default” means an Event of Default under Clauses [***];

“Maximum Deductible Amount” has the meaning provided in Part A of the Financial Terms Annex;

“Mexico” means the United Mexican States;

“Minimum Liability Coverage” has the meaning provided in Part A of the Financial Terms Annex;

“OEM” means in relation to any Part or part the original equipment manufacturer or the original type certification bidder of such Part or part;

“OFAC” has the meaning given to it in Clause 22.18 (Know Your Customer/OFAC Compliance);

[“OP Transferee” has the meaning given to it in Clause 21.2(c);]

“Operational Extension” has the meaning set forth in Clause 4.2.1(a) (Renewal Notice);

“Operative Documents” means [***];

“Other Aircraft” has the meaning given to it in Clause 12.5(a);

[“Owner Participant” means [_________], a [_____________________];

“Owner Participant Letter” means a letter agreement executed by Owner Participant in the form attached hereto as Schedule 12;]

“Paid Amount” has the meaning given to it in Clause 6.5(h) (Letter of Credit);

“Part” means, whether or not for the time being installed on the Aircraft:

(a)	any component, furnishing or equipment (other than a complete Engine) furnished with the Aircraft on the Delivery Date; and

(b)	any other component, furnishing or equipment (other than a complete Engine) title to which has, or should have, passed to Lessor pursuant to this Agreement;

but excludes any such items title to which has, or should have, passed to Lessee pursuant to this Agreement. For the avoidance of doubt, Part includes the APU;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

“Patriot Act” has the meaning given to it in Clause 22.18 (Know Your Customer/OFAC Compliance);

[“PBH Period” has the meaning given to it in Clause 5.2 (PBH Period);

“PBH Rent” has the meaning given to it in Clause 1 of Part A of the Financial Terms Annex;

“PBH Rent Date” has the meaning given to it in Clause 5.2 (PBH Period);]

“Permitted Lien” means [***];“Permitted Sublessee” means a sublessee permitted pursuant to the terms of Clause 10.3 (Subleasing);

“Person” means any individual, firm, partnership, joint venture, trust, corporation, Government Entity, corporate or business association, committee, department, authority or any other entity, incorporated or unincorporated, whether having distinct legal personality or not, or any member of the same and Persons shall be construed accordingly;

“Pool Aircraft” has the meaning given to it in Clause 10.4(a)(ii)(A);

“Post-Delivery Authorizations and Filings” means [***];

“Pre-Approved LC Bank” shall mean [***];

“Pre-Approved Sublessee” means any airline or air operator from time to time listed on Schedule 14 which may be amended from time to time pursuant to Clause 10.3(n) and any Affiliate of any such airline or air operator which is itself an airline or air operator;

“Pre-Delivery Authorizations and Filings” means [***];

“Protocol” means the Protocol to the Convention on Matters Specific to Aircraft Equipment, signed in Cape Town, South Africa on 16 November 2001;

[“Purchase and Sale Agreement” means [describe the agreement pursuant to which Lessor acquires title on the Delivery Date];]

“RAM” means the Mexican Aeronautical Registry (Registro Aeronáutico Mexicano) or any other Mexican Government Entity succeeding to its functions;

“Redelivery Acceptance Certificate” means a redelivery acceptance certificate to be executed and delivered by the parties at redelivery of the Aircraft to Lessor substantially in the form appearing at Schedule 15;

“Redelivery Check” means [***];

“Redelivery Conditions” means the condition set forth in Schedule 8 (Redelivery Conditions);

“Redelivery Date” means the date on which the Aircraft is redelivered by Lessee to Lessor in accordance with the terms of this Agreement;

“Redelivery Location” means a maintenance or storage facility in Mexico selected by Lessee or such other location as may be agreed by Lessor and Lessee;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

“Redelivery Maintenance Payment” has the meaning set forth in Part B of the Financial Terms Annex;

“Regulation” means any Law or regulation (including any internal corporate regulation), official directive or recommendation, requirement or contractual undertaking which applies to Lessee or the Aircraft;

“Removed Engine” means any Engine not installed on the Airframe so long as title thereto remains vested in Lessor in accordance with the terms of this Agreement;

“Removed Part” means any Part not installed on the Aircraft so long as title thereto remains vested in Lessor in accordance with the terms of this Agreement;

“Renewal Lease Term” means, if applicable, any renewal of the Term pursuant to Clause 4.2 (Renewal Option) for a period of [***] months duration;

“Renewal Notice” a notice substantially in the form of Schedule 10 delivered by Lessee to Lessor pursuant to Clause 4.2.1 (Renewal Notice);

“Rent” means [the PBH Rent and] the Fixed Rent;

“Replacement Engine” means in respect of any Engine to be replaced under this Agreement, an engine that (i) is of the same manufacturer and model (or at Lessee’s option an improved model) as that Engine; (ii) [***]; (iii) is capable of being installed on the Airframe without impairing the value or utility of the Airframe; and (iv) is delivered with the FAA Form 8130-3, EASA Form One or similar form identifying the serial number of such engine and a non-incident statement in respect of such engine, and in respect of which Lessee has relevant details of the source and maintenance records for all parts installed on such engine with [***]; and in respect of which title is capable of passing to Lessor free and clear of all Security Interests other than Permitted Liens;

“Replacement Part” means in respect of any Part to be replaced under this Agreement, a component furnishing or part that (i) is certified in accordance with FAR Part 145 or its equivalent successor for installation on the Aircraft; (ii) is [***]; (iii) has [***]; and (iv) is [***]; and in respect of which title is capable of passing to Lessor free and clear of all Security Interests other than Permitted Liens;

“Required Redelivery Date” means the Termination Date (other than a Termination Date of the type described in Clause 4.1(b)) without regard to any extension of the Term pursuant to Clause 18.2 (Non-Compliance);

“Sales Taxes” means sales, use, rental, value added, goods and services and similar Taxes;

“Scheduled Delivery Date” means [_______];

[***];

“Security Deposit” means the amount provided in Part A of the Financial Terms Annex;

“Security Interest” means any mortgage, charge, pledge, lien, encumbrance, assignment, lease, sublease, hypothecation, right of set-off or any other agreement or arrangement having the effect of conferring security or creating an encumbrance;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

[“Seller” means [__________];]

[“Servicer” means [________];]

“State of Incorporation” means Mexico;

“State of Manufacture” means [______];

“State of Registration” means Mexico or any other country in which the Aircraft is from time to time registered in accordance with Clause 9.5 (Registration and Protection);

[***];

“Structural Checks” means, with respect to the Airframe, a Structural Check, and shall be construed to imply either the [9 Year SC or the 12 Year SC]4[12 Year SC]5[9 Year SC or the 15 Year SC]6 (or the equivalent Structural Check if such [9 Year SCs and 12 Year SCs]7 [12 Year SCs]8[9 Year SCs or the 15 Year SCs]9 are no longer applicable), where:

(a)

[“9 Year SC” means a structural, zonal and systems inspection of the Aircraft (and resulting repairs, if any) which accomplishes all tasks having an interval of nine (9) years as per the current revision of the Maintenance Program and such additional major structural, zonal and systems tasks performed concurrently therewith as may then be due based upon the performance intervals set out in the then-current revision of the Maintenance Program or if the Maintenance Program has been revised in respect of such Structural Check, an inspection which Lessor agrees in writing is equivalent in scope and content to the foregoing in accordance with the then-current revision of the Maintenance Program; and

(b)

“12 Year SC” means a structural, zonal and systems inspection of the Aircraft (and resulting repairs, if any) which accomplishes all tasks having an interval of twelve (12) years as per the current revision of the Maintenance Program and such additional major structural, zonal and systems tasks performed concurrently therewith as may then be due based upon the performance intervals set out in the then-current revision of the Maintenance Program or if the Maintenance Program has been revised in respect of such Structural Check, an inspection which Lessor agrees in writing is equivalent in scope and content to the foregoing in accordance with the then-current revision of the Maintenance Program;

(c)

“15 Year SC” means a structural, zonal and systems inspection of the Aircraft (and resulting repairs, if any) which accomplishes all tasks having an interval of fifteen (15) years as per the current revision of the Maintenance Program and such additional major structural, zonal and systems tasks performed concurrently therewith as may then be due based upon the performance intervals set out in the then-current revision of the Maintenance Program or if the Maintenance Program has been revised in respect of such Structural Check, an inspection which Lessor agrees in writing is equivalent in scope and content to the foregoing in accordance with the then-current revision of the Maintenance Program;][10]

[4]	B737 aircraft only
[5]	B787 aircraft only
[6]	MAX aircraft only
[7]	B737 aircraft only
[8]	B787 aircraft only
[9]	MAX aircraft only
[10]	Adjust based on SC types included in Structural Check definition. Please take note to also adjust the Structural Equivalency Charge Formula to reflect the correct SC types.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

“Subsidiary” means, in reference to any Person:

(a)

in relation to any reference to accounts, any company whose accounts are consolidated with the accounts of such Person in accordance with accounting principles generally accepted under accounting standards of such Person’s jurisdiction of organization; and

(b)

for any other purpose, an entity from time to time over which such Person has direct or indirect control and owns directly or indirectly more than 50 per cent of the voting share capital of such entity or of which it has the ability directly or indirectly to appoint or remove more than 50 per cent of the directors with voting rights or officers of such entity or of which it has the ability to give effective directions with respect to and control the management and operational and financial policies and decisions of such entity which the directors or other equivalent officers of such entity are obliged to comply;

“Surviving Entity” has the meaning given to it in Clause 9.7(b);

“Tax Claim” has the meaning given to it in Clause 20.8 (Notification);

“Tax Indemnitee” means [***];

“Taxes” means all present and future taxes, levies, imposts, duties or charges of any nature whatsoever, and wheresoever imposed, including (without limitation) value added tax or any similar tax and any franchise, transfer, sales, use, business, occupation, excise, personal property, real property, stamp, gross income, personal property, fuel, leasing, occupational, turnover, excess profits, excise, gross receipts, franchise, registration, license, corporation, capital gains, export/import, income, levies, imposts, withholdings or other taxes or duties of any nature whatsoever (or any other amount corresponding to any of the foregoing) now or hereafter imposed, levied, collected, withheld or assessed by any national or regional taxing or fiscal authority or agency, together with any penalties, additions to tax, fines or interest thereon, and Tax and Taxation shall be construed accordingly;

“Term” means the period commencing on the Delivery Date and ending on the Termination Date and shall include the Base Lease Term and, if applicable, any Renewal Lease Term or Operational Extension;

“Termination Date” means the date determined in accordance with Clause 4.1 (Expiry Date);

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

“Total Loss” means, with respect to the Aircraft (including for the purposes of this definition the Airframe) or an Engine:

(a)

the actual, constructive, compromised, arranged or agreed total loss of the Aircraft or any Engine (including any damage to the Aircraft or any Engine or requisition for use or hire which results in an insurance settlement on the basis of a total loss); or

(b)	the Aircraft or any Engine being destroyed, damaged beyond economic repair or permanently rendered unfit for normal use for any reason whatsoever; or

(c)

the requisition of title, confiscation, forfeiture or other compulsory acquisition of title for any reason of the Aircraft or any Engine by the government of the State of Registration or any other authority (whether de jure or de facto); or

(d)

the hi-jacking, theft, disappearance, seizure (other than any seizure resulting from a breach by Lessor of its covenant of quiet enjoyment set forth in Clause 8.1) or requisition for use or hire of the Aircraft or any Engine which deprives any Person permitted by this Agreement to have possession and/or use of the Aircraft of its possession and/or use for more than [***] consecutive days or [***] days beyond the scheduled Expiry Date in the case of requisition for use or hire by the government of the State of Registration;

“Total Loss Date” means with respect to the Aircraft (including for the purposes of this definition, the Airframe) or an Engine:

(a)

in the case of an actual total loss or destruction, damage beyond economic repair of the Aircraft or any Engine, or the Aircraft or an Engine being rendered permanently unfit, the date on which such loss, destruction, damage or rendition occurs (or, if the date of loss or destruction is not known, the date on which the Aircraft or Engine was last heard of);

(b)

in the case of a constructive, compromised, arranged or agreed total loss of the Aircraft or any Engine, whichever shall be the earlier of (i) the date being [***] days after the date on which notice claiming such total loss is issued to the insurers or brokers, and (ii) the date on which such loss is agreed or compromised by the insurers;

(c)

in the case of requisition for title, confiscation, forfeiture or other compulsory acquisition or similar event of the Aircraft or any Engine by the government of the State of Registration or any other authority, the date on which the same takes effect; or

(d)

in the case of hi-jacking, theft, disappearance, seizure or requisition for use or hire of the Aircraft or any Engine, the earlier of (i) the last day of the period referred to in clause (d) of the definition of Total Loss and (ii) the date on which the insurers make payment on the basis of a Total Loss;

“Transferee” has the meaning given to it in Clause 21.2(b);

[“Transition Date” has the meaning given to it in Clause 5.1(b);]

[“Trust Agreement” means the Trust Agreement between Trust Company and Owner Participant in respect of the Aircraft;]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

[“Trust Company” means [__________], a national banking association, in its individual capacity;]

[“Trust Estate” has the meaning set out in the Trust Agreement;]

“UCC” means the Uniform Commercial Code as enacted in the State of New York or, if the laws of another state of the United States of America so provide, as enacted in such state; and

“VAT” has the meaning given to it in Clause 20.5 (Value Added Tax).

2.	Construction and Usage

(i)	References in this Agreement to:

(a)	any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any provision enacted in substitution therefor;

(b)

“Lessor”, [“Owner Participant”], “Lessor Guarantor” or “Lessee” includes any assignee or successor in title to Lessor, [Owner Participant,] Lessor Guarantor or Lessee respectively (subject to the provisions of Clause 21 (Assignment and Transfer));

(c)	any deed, agreement or instrument shall include any such deed, agreement or instrument as may from time to time be amended, supplemented or substituted;

(d)	an “agreement” also includes a concession, contract, deed, franchise, license, treaty or undertaking (in each case, whether oral or written);

(e)	the “assets” of any Person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets and revenues (including any right to receive revenues);

(f)

“month” is a reference to a period which starts on one day in a calendar month and ends on the day immediately preceding the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in that next month it shall end on the last day of that next month (and references to “months” shall be construed accordingly); and

(g)	“includes,” “including”, “include” or similar terms shall not be construed as limiting and shall mean “including, without limitation”.

(ii)	Headings are for ease of reference only.

(iii)	Where the context so admits, words importing the singular number only shall include the plural and vice versa, and words importing neuter gender shall include the masculine or feminine gender.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 2

REPRESENTATIONS AND WARRANTIES

1.	Lessee’s Representations and Warranties

Lessee represents and warrants to Lessor on the date of execution of this Agreement and at Delivery on the Delivery Date, in each case by reference to the facts and circumstances existing on such date that:

(i)	Status: Lessee is a company duly incorporated and validly existing under the laws of the State of Incorporation;

(ii)

Power and Authority (i) Lessee has the company power and authority to carry on its business as presently being conducted and to enter into and perform its obligations under this Agreement and each other Operative Document to which Lessee is a party, (ii) Lessee has taken all necessary company action to authorize the entry into, performance and delivery of, this Agreement and each other Operative Document to which Lessee is a party, and (iii) this Agreement and each other Operative Document to which Lessee is a party has been (or on or before the Delivery Date will be) duly executed and delivered by Lessee;

(iii)

Legal validity: this Agreement and each other Operative Document to which Lessee is a party constitutes (or when executed and delivered will constitute) legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with its terms, except insofar as enforceability may be limited by (i) applicable bankruptcy and/or similar laws affecting creditors’ rights generally, or (ii) general principles of equity;

(iv)

Non-conflict: the entry into and performance by Lessee of, and the transactions contemplated by, this Agreement and each other Operative Document to which Lessee is a party do not: (i) conflict with any Laws or Regulations applicable to Lessee; or (ii) conflict with the organizational documents of Lessee; or (iii) conflict with or result in default under any document which is binding upon Lessee or any of its assets nor result in the creation of any Security Interest over any of its assets (other than as contemplated hereby and thereby);

(v)

Licenses and permits: Lessee holds all material licenses, certificates, permits and approvals necessary for the conduct of its business and the performance of its obligations under this Agreement and each other Operative Document to which Lessee is a party;

(vi)

Approvals and Consents: all Pre-Delivery Authorizations and Filings and all other authorizations, approvals, consents and notifications required by Lessee in connection with the entry into, performance, validity and enforceability of, this Agreement and each other Operative Document to which Lessee is a party and the transactions contemplated by this Agreement and each other Operative Document to which Lessee is a party, have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

(vii)

Registrations and Filings: except for the Post-Delivery Authorizations and Filings, no filing or recording of any instrument or document is necessary under the laws of the State of Incorporation or the State of Registration in order to ensure the validity, effectiveness and enforceability of this Agreement or to establish, perfect or protect the rights and interests of Lessor in the Aircraft and this Agreement against Lessee;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(viii)	Excluded Countries: [***];

(ix)

No Litigation: no litigation, arbitration or administrative proceedings are pending or, to Lessee’s knowledge, threatened before any court or administrative agency against Lessee which, could reasonably be expected to have a material adverse effect upon Lessee’s ability to perform its obligations under this Agreement or any other Operative Document;

(x)	No Event of Default: no Event of Default has occurred and is continuing or will result from the entry into or performance of this Agreement by Lessee;

(xi)

Pari Passu: the obligations of Lessee under this Agreement or any other Operative Document are direct, general and unconditional obligations and rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by Law and not by virtue of any contract; and

(xii)

No Immunity: Lessee a is subject to civil commercial law with respect to its obligations under this Agreement and each other Operative Document, neither Lessee nor any of its assets are entitled to any right of immunity and the entry into and performance of this Agreement or any other Operative Document by Lessee constitute private and commercial acts.

2.	Lessor’s [and Trust Company’s] Representation and Warranties

Each of Lessor [and the Trust Company (but, in respect of the Trust Company, only as provided in clauses (i) - (vi) below)] represents and warrants to Lessee on the date of execution of this Agreement and on the Delivery Date in each case by reference to the facts and circumstances existing on such date that:

(i)

Status: (i) The Trust Company is a trust company duly organized and validly existing under the laws of the State of Delaware and is in good standing under the laws of the United States of America and each of the Trust Company and the Trust is a tax resident of the United States of America for purposes of the United States-Mexico Tax Treaty, and (ii) Lessor is a statutory trust organized under and subject to the laws of the State of Delaware;

(ii)

Power and Authority: (i) each of the Trust Company and Lessor has the power and authority to carry on its business as presently being conducted and to enter into and perform its obligations under the Trust Agreement, this Agreement, and each of other Operative Document to which it is a party, (ii) the Trust Company has taken all necessary corporate action to authorize the entry into, the delivery of, and the performance by it and the Lessor of the Trust Agreement, this Agreement and each other Operative Document to which it or Lessor is a party, and (iii) the Trust Agreement, this Agreement and each other Operative Document to which the Trust Company or Lessor is a party has been (or will be on or before the Delivery Date) duly executed and delivered by the Trust Company in its individual capacity or as Lessor, as applicable;

(iii)

Legal Validity: the Trust Agreement, this Agreement and each other Operative Document to which the Trust Company or Lessor is a party constitutes (or when executed and delivered will constitute) its valid, legal and binding obligation enforceable against it in accordance with its terms except insofar as enforceability may be limited by (i) applicable bankruptcy and similar laws afflicting creditors’ rights generally or (ii) general principles of equity;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(iv)

Non-conflict: the entry into and performance by each of the Trust Company and Lessor of, and the transactions contemplated by, the Trust Agreement, this Agreement, each other Operative Document to which it is a party, does not and will not: (i) conflict with any Laws or Regulations applicable to the Trust Company or Lessor; or (ii) conflict with the constitutional documents of the Trust Company or Lessor; or (iii) conflict with or result in default under any document which is binding upon the Trust Company or Lessor or any of the Trust Company’s or Lessor’s assets; or (iv) result in the creation of any Security Interest over any of the Trust Company’s or Lessor’s assets other than Lessor Liens in favor of the Financing Parties Representative;

(v)

Approvals and Consents: no consent, approval, order or authorization of, or giving of notice to, or registration with, or taking of any other action in respect of any state or local governmental authority or agency or any United States federal governmental authority or agency regulating the trust powers of the Trust Company in its individual capacity is required for the execution and delivery of or the carrying out by, the Trust Company, in its individual capacity or as Lessor, as the case may be, of any of the transactions contemplated hereby or by the Trust Agreement, this Agreement or any other Operative Document to which the Trust Company or Lessor is a party, other than any such consent, approval, order, authorization registration, notice or action as has been duly obtained, given or taken;

(vi)

No Litigation: no litigation, arbitration or administration proceedings are pending or to Lessor’s knowledge or in the case of the Trust Company, to Trust Company’s knowledge, threatened before any court or administrative agency against Lessor or the Trust Company which could reasonably be expected to have a material adverse effect upon Lessor’s or the Trust Company’s ability to perform its respective obligations under the Trust Agreement, this Agreement or any other Operative Document; and

(vii)

Title: Lessor will, on the Delivery Date, have such right, title and interest in the Aircraft as was conveyed to it by the Seller under the Bill of Sale, free of all Security Interests arising by, through or under any Lessor Party other than Lessor Liens in favor of the Financing Parties Representative.

3.	Survival

The representations and warranties pursuant to Clauses 1 and 2 of this Schedule 2 (Representations and Warranties) shall survive the execution of this Agreement.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 3

CONDITIONS PRECEDENT AND POST-CLOSING MATTERS

Conditions Precedent to be satisfied by Lessee

1.

Lessor’s obligations to lease the Aircraft to Lessee on the terms and conditions set forth herein is subject to the satisfaction of the Conditions Precedent set out in Clause 1 of this Schedule 3 (the “Lessee Conditions Precedent”). All documents delivered to Lessor pursuant to Clause 1 of this Schedule 3 will be at Lessee’s cost and in English (other than any organizational documents and any approvals, consents, filings and other official documents issued by Mexican governmental authorities, which may be in Spanish).

(a)

On or before the Delivery Date, Lessee shall provide the following each in full force as of the Delivery Date and each in form and substance satisfactory to Lessor [and Owner Participant] (acting reasonably):

(i)

Corporate Documents: a copy of the following items of Lessee: (a) the organizational documents of Lessee, (b) an abstract of the resolutions of the board of directors of Lessee or other written evidence of appropriate corporate action authorizing the execution, delivery and performance of this Agreement and the leasing of the Aircraft thereunder and appointing a specified Person or Persons to execute each Operative Document to which Lessee is a party on its behalf and (c) a specimen of the signature of each Person authorized to execute this Agreement on behalf of Lessee;

(ii)

Officer’s Certificate: a certificate of an officer or director of Lessee certifying that on the Delivery Date: (a) the documents provided in Clause 1(a)(i) are true and complete copies of such items and have not be modified or amended and are in full force and effect; (b) no Event of Default has occurred or would be caused by the leasing of the Aircraft to Lessee pursuant to this Agreement; and (c) all of the representations and warranties of Lessee under the Operative Documents that are entered into on the Delivery Date are true and correct;

(iv)	Opinion: a legal opinion issued by Lessee’s in-house legal counsel substantially in the Agreed Form concerning matters relating to the Delivery and registration of the Aircraft;

(v)

Approvals and Consents: evidence of the issue of each authorization, approval, consent and notification other than the Post-Delivery Authorizations and Filings which may be required in relation to, or in connection with the performance by Lessee of any of its obligations hereunder or under the other Operative Documents to which it is a party or, if no such approvals are required, a statement to that effect included in the legal opinion described in Clause 1(a)(iv) of this Schedule; and

(vi)	Operative Documents: Lessor shall have received copies of this Agreement and the other Operative Documents to which Lessee is a party, in each case, duly executed by Lessee;

(vii)

Licenses: copies of Lessee’s air transport license (concesion), air operator’s certificate, and all other licenses, certificates and permits required by Lessee in relation to, or in connection with, the operation of the Aircraft;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(viii)

Insurance: a certificate of insurance and, if applicable, reinsurance evidencing the due compliance by Lessee with the insurances required to be maintained pursuant to this Agreement together with a broker’s letter of undertaking;

(x)	Payments: all sums due to Lessor under this Agreement on or before the Delivery Date;

(xi)

International Registry: evidence in a “priority search certificate” from the International Registry that there are no International Interests, prospective International Interests or other interests registered in the International Registry in relation to the Airframe or any Engine, other than those arising under the transactions contemplated by the Operative Documents or in respect of Lessor Liens or prospective Lessor Liens;

(xii)	[***]; and

(xiii)	Maintenance Program: a copy of the preamble and matrix of the Maintenance Program.

2.

Waiver: Each of the Conditions Precedent set out in Clause 1 of this Schedule 3 is for the sole benefit of Lessor and may be waived or deferred by Lessor in whole or in part with or without conditions.

3.

Conditions Precedent to be Satisfied by Lessor: Lessee’s obligations to accept the Aircraft from Lessor on the terms and conditions set forth herein is subject to the satisfaction of the Conditions Precedent set out in this Clause 3 to this Schedule 3 (the “Lessor Conditions Precedent”). All documents delivered to Lessee pursuant to this Clause 3 of this Schedule 3 will be at Lessor’s cost and in English.

(a)	On or before the Delivery Date, Lessor shall provide the following each in full force as of the Delivery Date and each in form and substance satisfactory to Lessee (acting reasonably):

(i)

Corporate Documents: (1) a copy of (x) the organizational documents of the Trust Company, (y) an abstract of the resolutions of the board of directors of the Trust Company which may be standing resolutions sufficient to authorize officers or others to execute and deliver the Operative Documents entered into as of the Delivery Date to which the Trust Company is a party on behalf of the Trust Company and this Agreement and each other Operative Document entered into as of the Delivery Date to which Lessor is a party on behalf of Lessor and (z) a specimen of the signature of each Person authorized to execute the Agreement and each other Operative Document entered into as of the Delivery Date on behalf of the Trust Company and Lessor; (2) a copy of (x) the organizational documents of Owner Participant, (y) an abstract of the resolutions of the board of directors of Owner Participant or other written evidence of appropriate corporate action authorizing the execution, delivery and performance of the Operative Documents entered into as of the Delivery Date to which Owner Participant is party and appointing a specified Person or Persons to execute the same on their behalf, and (z) a specimen of the signature of each Person authorized to execute the Operative Documents entered into as of the Delivery Date on behalf of the Owner Participant; and (3) a copy of (x) the organizational documents of the Lessor Guarantor, (y) an abstract of the resolutions of the board of directors of the Lessor Guarantor or other

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

written evidence of appropriate corporate action authorizing the execution, delivery and performance of the Operative Documents entered into as of the Delivery Date to which the Lessor Guarantor is party and appointing a specified Person or Persons to execute the same on their behalf, and (z) a specimen of the signature of each Person authorized to execute the Operative Documents entered into as of the Delivery Date on behalf of the Lessor Guarantor;

(ii)

Officer’s Certificate: (i) a certificate of an officer or director of the Trust Company certifying that on the Delivery Date: (a) the documents provided in Clause 3(a)(i)(1) by the Trust Company are true and complete copies of such items and have not be modified or amended and are in full force and effect; and (b) all of the representations and warranties of the Trust Company in the Operative Documents entered into as of the Delivery Date are true and correct, (ii) a certificate of an officer or director of the Owner Participant certifying that on the Delivery Date: (a) the documents provided in Clause 3(a)(i)(2) are true and complete copies of such items and have not be modified or amended and are in full force and effect; and (b) all of the representations and warranties of Owner Participant in the Operative Documents entered into as of the Delivery Date are true and correct, and (iii) a certificate of an officer or director of the Lessor Guarantor certifying that on the Delivery Date: (a) the documents provided in Clause 3(a)(i)(3) are true and complete copies of such items and have not be modified or amended and are in full force and effect; and (b) all of the representations and warranties of the Lessor Guarantor in the Operative Documents entered into as of the Delivery Date are true and correct; [11]

(iii)

Approvals and Consents: evidence of the issue of each authorization, approval, consent and notification other than the Post-Delivery Authorizations and Filings which may be required in relation to, or in connection with the performance by Trust Company, Lessor, Lessor Guarantor [and Owner Participant] of any of their obligations hereunder or any Operative Document (if any);

(iv)

Opinion: [opinions issued by counsel to each of Trust Company, Lessor [,Owner Participant] and Lessor Guarantor, in each case addressed to Lessee and confirming the existence of such Person, the due execution by such Person, of this Agreement and each other Operative Document entered into as of the Delivery Date to which such Person is a party and as to such other matters as may reasonably be requested;][12]

(v)

[Net Worth Certificate: A certificate from Lessor Guarantor executed by its president confirming that Lessor Guarantor has a minimum tangible net worth of at least [***]) exclusive of the aggregate equity it has invested in the Aircraft dated the Delivery Date;] and

(vi)

[Operative Documents. Lessee shall have received: (i) a copy of this Agreement duly executed by Lessor, (ii) a copy of the Lessor Guarantee duly executed by the Lessor Guarantor, (iii) a copy of the Owner Participant Letter duly executed by the Owner Participant, (iv) a copy of the Trust Agreement duly executed by the Trust Company and the Owner Participant, and (v) copies of the other Operative Documents duly executed by the parties thereto (other than Lessee).][13]

[11]	If Lessor is not a trust, replace references to Trust Company with Lessor and delete references to OP. Additionally, add CP for corporate documents of Lessor Guarantor if appropriate.
[12]	Update as appropriate for the correct parties.
[13]	Update as appropriate for the correct Operative Documents.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

4.

Waiver: Each of the Conditions Precedent set out in Clause 3 of this Schedule 3 is for the sole benefit of Lessee and may be waived or deferred by Lessee in whole or in part with or without conditions.

5.	[***]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 4

FINANCIAL TERMS ANNEX (CONFIDENTIAL)

(NOT FOR FILING WITH THE AVIATION AUTHORITY)

PART A

[***]

PART B

[***]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 5

INSURANCE REQUIREMENTS

Types of Insurance

1.	The Insurances required to be maintained are as follows:

(a)

Hull All Risks of loss or damage while flying and on the ground with respect to the Aircraft on an agreed value basis for the Agreed Value and with a deductible not exceeding the Maximum Deductible Amount each claim, or such other amount agreed by Lessee and Lessor from time to time, it being agreed that any deductible in excess of the Maximum Deductible Amount may be covered by a deductible buy-down;

(b)

Hull War and Allied Perils, being such risks excluded from the Hull All Risks Policy to the fullest extent available from the leading international insurance markets, including confiscation and requisition by the State of Registration, for the Agreed Value;

(c)

All Risks (including War and Allied Risk except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft on an “agreed value” basis for their full replacement cost and including engine test and running risks;

(d)

Aircraft Third Party, Property Damage, Passenger, Baggage, Cargo and Mail and Airline General Third Party (including Products) Legal Liability for a combined single limit (bodily injury/property damage) of an amount not less than the Minimum Liability Coverage for the time being for any one occurrence each aircraft (but in respect of products and personal injury liability, this limit shall be an aggregate limit for any and all losses occurring during the currency of the policy). War and Allied Risks are also to be covered under the policy to the fullest extent available from the leading international insurance markets (which coverage shall include but not be limited to an extended war risk coverage endorsement equivalent to the terms of AVN52E but for a combined single limit of an amount not less than the Minimum Liability Coverage).

Terms of Hull Insurance

2.	All required hull insurance, so far as it relates to the Aircraft, will:

(a)	Additional Assureds: name Lessor and any Financing Parties Representative, and each of their respective successors and assigns, for their respective rights and interests;

(b)

Settlement of Losses: name Lessor (or, if Lessor so notifies Lessee, the Financing Parties Representative) as (sole) Loss Payee for the Agreed Value in respect of any Total Loss of the Aircraft or Airframe for an amount equal to the Agreed Value, and provided that any such Total Loss will be settled with Lessor (or, if applicable, the Financing Parties Representative) and will be payable in Dollars directly to Lessor (or, if applicable, the Financing Parties Representative) as sole Loss Payee (or, if applicable, the Financing Parties Representative) may direct and further provided that where proceeds do not relate to a Total Loss of the Aircraft or the Airframe such proceeds will be applied in accordance with Clause 6(b) of this Schedule 5 and where the loss does not exceed the Damage Notification Threshold and Lessor has not notified the insurers to the contrary due to the continuance of an Event of Default, the loss will be settled with and paid to Lessee;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(c)	50/50 Provision: if separate hull “all risks” and “war risks” insurances are arranged, include a 50/50 provision in accordance with market practice (AVS 103 is the current market language); and

(d)	No option to Replace: confirm that the insurers are not entitled to replace the Aircraft in the event of an insured Total Loss.

Terms of Liability Insurance

3.	All required liability insurances will:

(a)	Additional Insureds: name the Indemnitees and the Financing Parties Representative (if any) for their respective rights and interests;

(b)

Severability: include a severability of interests clause which provides that the insurance, except for the limit of liability, will operate to give each insured the same protection as if there was a separate policy issued to each insured;

(c)

Primary Policy: contain a provision confirming that the policy is primary without right of contribution, and the liability of the insurers will not be affected by any other insurance of which any Indemnitee or Lessee may have the benefit so as to reduce the amount payable to the additional insureds under such policies.

Terms of All Insurances

4.

All Insurances will to the extent not inconsistent with AVN67B (or any subsequent endorsement generally accepted by lessors and lenders in respect of insuring leased and financed aircraft operated by commercial air carriers):

(a)	Dollars: provide cover denominated in dollars and any other currencies which Lessor may reasonably require in relation to liability insurance;

(b)

Worldwide: operate on a worldwide basis subject to such limitations and exclusions as are customary in insurance coverages carried by major Central American air carriers operating aircraft of the same type as the Aircraft;

(c)	Acknowledgement: acknowledge the insurer is aware of this Agreement and that the Aircraft is owned by Lessor and to the extent applicable mortgaged to the Financing Parties Representative (if any);

(d)

Breach of Warranty: provide that, in relation to the interests of each of the additional insureds, the Insurances will not be invalidated by any act or omission by Lessee, or any other Person other than the respective additional insureds seeking protection and shall insure the interests of each of the additional insureds regardless of any breach or violation by Lessee, or any other Person other than the respective additional insureds seeking protection of any warranty, declaration or condition, contained in such Insurances;

(e)

Subrogation: provide that the insurers will hold harmless and waive any rights of recourse against the additional assureds or to be subrogated to any rights of Lessor, the Financing Parties Representative (if any), or Lessee;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(f)

Premiums: provide that the additional insureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the additional insureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;

(g)

Cancellation/Change: provide that the Insurances will continue unaltered for the benefit of the additional insureds for at least thirty days after written notice by registered mail or fax of any cancellation, change, event of non-payment of premium or installment thereof has been sent by insurer(s) to Lessor[, Owner Participant], the Financing Parties Representative (if any), or where an insurance broker is appointed to the insurance broker who shall promptly send on such notice to Lessor, Owner Participant and the Financing Parties Representative (if any), except in the case of war risks for which seven days (or such lesser period as is or may be customarily available in respect of war risks or allied perils) will be given, or in the case of war between the five great powers or nuclear peril for which termination is automatic;

(h)	Reinsurance: reinsurance, as applicable, shall be placed with reinsurers and through brokers, in each case satisfying the requirements of Clause 15(b)(ii) of the Agreement and such reinsurance will:

(i)	be on the same terms as the original insurances and will include the provisions of this Schedule;

(ii)

provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers’ liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and

(iii)	contain a “cut-through” clause in the following form (or otherwise reasonably satisfactory to Lessor):

“The Reinsurers hereby agree (at the request and with the agreement of the Reinsured) that in the event of any valid claim arising hereunder the Reinsurers shall in lieu of payment to the Reinsured, its successors in interest and assigns pay to the person named as loss payee in accordance with Loss Payable Clause under the original insurances effected by the Insured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers shall fully discharge and release the Reinsurers from any and all further liability with such claim.

The Reinsurers reserve the right to set off against any claim payable hereunder in accordance with this clause any outstanding premiums due on the reinsurance in respect of the Aircraft.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Payment shall be made under this reinsurance notwithstanding any bankruptcy, insolvency, liquidation or dissolution of the Reinsured, and/or that the original Insurer has made no payment under the original insurance policies.

Subject any payment due under this clause shall not contravene any law or decree of the Government of Mexico or any other applicable jurisdiction;”

(i)	Initiating Claims: contain a provision entitling Lessor or any insured party to initiate a claim under any policy in the event of the refusal or failure of Lessee to do so; and

(j)	Indemnities: accept and insure the indemnity provisions of this Agreement.

Deductibles

5.	Lessee shall be responsible for any and all deductibles under the Insurances.

Application of Insurance Proceeds

6.	The Insurances will be endorsed to provide for payment of proceeds as follows:

(a)

Total Loss: all insurance payments received as the result of a Total Loss occurring during the Term will be paid to or as directed by Lessor and Lessor will pay the balance of those amounts to Lessee after deduction of the Agreed Value and all other amounts which may be or become payable by Lessee to Lessor under this Agreement;

(b)

Other Loss/Damage: all insurance proceeds of any property, damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting a Total Loss will be applied in payment (or to reimburse Lessee) for repairs or replacement property upon Lessor being satisfied (acting reasonably) that the repairs or replacement have been effected in accordance with this Agreement;

(c)	Liability Proceeds: all insurance proceeds in respect of third party liability will be paid directly in satisfaction of the relevant liability or to Lessee in reimbursement of any payment so made; and

(d)

Default: notwithstanding the foregoing Clauses (a) and (b) above, if at the time of the payment of any such insurance proceeds under the insurances required under Clause 1(a), (b) or (c) of this Schedule 5 an Event of Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor to be applied toward payment of any amounts which may be or become payable by Lessee pursuant to this Agreement in such order as Lessor may elect with any remainder after payment of all amounts payable hereunder or thereunder to be paid to Lessee.

To the extent that insurance proceeds are paid to Lessee, Lessee agrees to comply with the foregoing provisions and apply or pay over such proceeds as so required.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 6

DESCRIPTION OF AIRCRAFT

[In order for Lessor to be obligated to purchase the Aircraft and lease it to the Lessee and for the Lessee to lease the Aircraft from the Lessor hereunder, the Aircraft shall be [***] and substantially comply with the following specifications (which description shall not be deemed a covenant, representation, warranty or guaranty by any Lessor Party to Lessee or by Lessee to any Lessor Party with respect to the Aircraft, all of which are waived and disclaimed as provided in the Agreement), but otherwise “AS-IS, WHERE IS, WITH ALL FAULTS”:]

GENERAL DESCRIPTION (MINIMUM REQUIREMENTS)

[***]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 7

AIRCRAFT DOCUMENTS AT REDELIVERY

[***]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 8

REDELIVERY CONDITIONS

[***]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 9

FORM OF ACCEPTANCE CERTIFICATE

ACCEPTANCE CERTIFICATE

(MSN [    ])

[AEROVÍAS DE MÉXICO, S.A. DE C.V.][AEROLITORAL, S.A. DE C.V.] (“Lessee”) hereby acknowledges that on this _____ day of ________, 20___, [    ][, not in its individual capacity but solely as owner trustee] (“Lessor”) did deliver for inspection and acceptance to Lessee under the Aircraft Lease Agreement made between Lessor and Lessee dated as of __________, 20___ (the “Lease”) the Aircraft, as described below, together with all Aircraft Documents applicable thereto, in accordance with the Lease. Capitalized terms used but not defined herein shall have the meanings given such terms in the Lease.

1.	Aircraft Details

(a)	Airframe

Aircraft Model:	[•]

Manufacturer’s Serial Number:	[•]

Airframe Maintenance Status:

Total Flight Hours: ___________

Total Cycles: ________________

MTOW: [•] [lbs/kg]

MLW: [•] [lbs/kg]

MZFW: [•] [lbs/kg]

(b)	Engines (Installed)

Engine Type	[•]

Manufacturer’s	Serial____________________	and
Numbers:	____________________

Maximum Rating: Takeoff Thrust [•] [lbs/kg]

Engines Maintenance Status:

Position 1

ESN: _____________

Total Flight Hours: __________

Total Cycles: ___________

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Position 2

ESN: _____________

Total Flight Hours: __________

Total Cycles: ___________

(c)	APU (Installed)

APU Type	[*]

Manufacturer’s Serial Number:

APU Maintenance Status:

Total APU Hours: __________

Total APU Cycles: __________

(d)	Landing Gear (Installed)

Manufacturer’s Numbers:	Serial	Left Main: _________________ Right Main: ________________ Nose: _____________________

Landing Gear Maintenance Status:

Left Main

Total Flight Hours: __________

Total Cycles: ___________

Right Main

Total Flight Hours: __________

Total Cycles: ___________

Nose

Total Flight Hours: __________

Total Cycles: ___________

(e)	Interior Configuration

Seating

Lavatories

Galleys

Passenger Service Units

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(f)	Aircraft Documents; Aircraft Manuals; Hard Time Components; Avionics; Loose Equipment Inventory

As identified in Attachment 1 to this Acceptance Certificate.

2.	Acceptance for Delivery

(a) Lessee hereby confirms to Lessor on       , 20   at     A.M./P.M., Pacific [Daylight][Standard] Time at      ,       that the above described Aircraft is in accordance with the specifications, terms and conditions for Delivery set forth in the Lease, or is satisfactory in all respects and is in the condition required for Delivery under the Lease.

(b) The Expiry Date is        20  .

(c) Lessee confirms that the Aircraft has been inspected by its duly appointed and authorized representatives and the same conforms to the information set forth above and in the Lease.

(d) The Lease is in full force and effect, Lessor has fully, duly and timely performed all of its obligations of every kind and nature thereunder and Lessee has no claims, offsets, deductions, set-offs or defenses of any kind or nature in connection with the Lease.

(e) The execution and delivery of this Acceptance Certificate by Lessee (i) signifies Lessee’s absolute and irrevocable acceptance by Lessee of the Aircraft under the Lease, (ii) constitutes conclusive and irrebuttable proof that the Aircraft is delivered in accordance with the description set forth in the Lease and that the Lessee has independently confirmed the same without reliance on any descriptions or representations of Lessor or anyone acting for or on behalf of Lessor, (iii) Lessee hereby expressly waives any right it may have to revoke acceptance of the Aircraft pursuant hereto for any reason, notwithstanding any nonconformity, whether discovered, difficult of discovery, or undiscovered, on the date hereof, and (iv) Lessee hereby unconditionally and irrevocably waives its right to revoke acceptance of Delivery of the Aircraft.

3.	Detail Specification

A description of the Aircraft, including its detail specification, as of this date is set forth on Annex A.

4.	Governing Law

THIS ACCEPTANCE CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, this Acceptance Certificate has been executed and delivered this    day of     , 20__.

[AEROVÍAS DE MÉXICO, S.A. DE C.V.][AEROLITORAL, S.A. DE C.V.]

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and Agreed: [ ] as Lessor

By:
Name:
Title:

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

ANNEX 1

AIRCRAFT DESCRIPTION

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 10

FORM OF RENEWAL NOTICE

[Lessee Letterhead]

To: [    ] [as Owner Trustee] (“Lessor”)

[Address]

Cc: [[[    ] (“Owner Participant”)

[Address]]

[•] (“Lessor Guarantor”)

[Address]

     , 20

Re:	Renewal Notice in respect of One [Boeing][Embraer] [ ] Aircraft bearing Manufacturer’s Serial Number [•] (the “Aircraft”)

Ladies and Gentlemen:

Reference is made to that certain Aircraft Lease Agreement dated [•], 20[  ] (as amended, modified or supplemented from time to time, the “Lease”) between Lessor and [Aerovías de México, S.A. de C.V.] [Aerolitoral, S.A. de C.V.] (“Lessee”) in respect of the Aircraft. Capitalized terms not defined herein shall have the meanings provided in the Lease.

In accordance with Clause 4.2.1 of the Lease, Lessee hereby exercises its right to extend the Term of the leasing of the Aircraft under the Lease for a Renewal Lease Term of [***] commencing on [•] and ending [•] which as of the date hereof shall be the Expiry Date.

This notice is a Renewal Notice. It is irrevocable and is an Operative Document.

[Aerovías de México, S.A. de C.V.] [Aerolitoral, S.A. de C.V.]

By:
Name:
Title:

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Acknowledged and Agreed: [•] Lessor

By:
Name:
Title:

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 11

FORM OF LETTER OF CREDIT

[      [  ]

Letter of Credit No.

Beneficiary: [•], and its successors and assigns

Attention: [•]

Applicant: [•]

Expiry: [•]

Place:

Payable: [•] at sight

Dear Sir or Madam:

WE HEREBY ESTABLISH IN YOUR FAVOR, AT THE REQUEST AND FOR THE ACCOUNT OF [•] (THE “COMPANY”), OUR IRREVOCABLE TRANSFERABLE STANDBY LETTER OF CREDIT IN THE AMOUNT OF [•] DOLLARS (THE “STATED AMOUNT”) AVAILABLE ON PRESENTATION OF A SIGHT DRAFT DRAWN ON US AT SIGHT IN THE FORM OF THE EXHIBIT A HERETO SIGNED BY THE BENEFICIARY.

DRAWINGS MAY ALSO BE PRESENTED TO US BY FACSIMILE TRANSMISSION TO FACSIMILE NUMBER [•] (EACH SUCH DRAWING, A “FAX DRAWING”); PROVIDED, HOWEVER, THAT A FAX DRAWING WILL NOT BE EFFECTIVELY PRESENTED UNTIL YOU CONFIRM BY TELEPHONE OUR RECEIPT OF SUCH FAX DRAWING BY CALLING US AT TELEPHONE NUMBER [•]. IF YOU PRESENT A FAX DRAWING UNDER THIS LETTER OF CREDIT YOU DO NOT NEED TO PRESENT THE ORIGINAL OF ANY DRAWING DOCUMENTS, AND IF WE RECEIVE ANY SUCH ORIGINAL DRAWING DOCUMENTS THEY WILL NOT BE EXAMINED BY US. IN THE EVENT OF A FULL OR FINAL DRAWING THE ORIGINAL STANDBY LETTER OF CREDIT MUST BE RETURNED TO US BY OVERNIGHT COURIER.

MULTIPLE AND PARTIAL DRAWING(S) ARE PERMITTED UNDER THIS LETTER OF CREDIT; PROVIDED, HOWEVER, THAT THE TOTAL AMOUNT OF ANY PAYMENT(S) MADE UNDER THIS LETTER OF CREDIT WILL NOT EXCEED THE TOTAL AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED IF PRESENTED TOGETHER WITH DOCUMENT(S) AS SPECIFIED ABOVE AT OUR OFFICE LOCATED AT [•] ON OR BEFORE THE ABOVE STATED EXPIRY DATE, OR ANY EXTENDED EXPIRY DATE IF APPLICABLE.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

THIS LETTER OF CREDIT WILL BE AUTOMATICALLY REDUCED BY ANY PAYMENTS MADE, UNTIL THE STATED AMOUNT IS REDUCED TO ZERO.

THIS LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY [“UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS” (2007 REVISION) I.C.C. PUBLICATION NO. 600][INTERNATIONAL STANDBY PRACTICES 1998 (ISP98) IC.C. PUBLICATION NO. 590] AND, TO THE EXTENT NOT INCONSISTENT THEREWITH, THE LAWS OF THE STATE OF NEW YORK.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE TRANSFEREE AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF SUCH TRANSFER. ANY SUCH TRANSFER MAY BE EFFECTED ONLY THROUGH [•] AND ONLY UPON PRESENTATION TO US AT OUR PRESENTATION OFFICE SPECIFIED HEREIN OF A DULY EXECUTED TRANSFER REQUEST IN THE FORM ATTACHED HERETO AS EXHIBIT B, WITH INSTRUCTIONS THEREIN IN BRACKETS COMPLIED WITH, TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENT THERETO AND PAYMENT OF OUR TRANSFER FEE. ALL CHARGES IN CONNECTION WITH ANY TRANSFER OF THIS LETTER OF CREDIT ARE FOR THE BENEFICIARY’S ACCOUNT.

WE ARE SUBJECT TO VARIOUS LAWS, REGULATIONS AND EXECUTIVE AND JUDICIAL ORDERS (INCLUDING ECONOMIC SANCTIONS, EMBARGOES, ANTI-BOYCOTT, ANTI-MONEY LAUNDERING, ANTI-TERRORISM, AND ANTI-DRUG TRAFFICKING LAWS AND REGULATIONS) OF THE U.S. AND OTHER COUNTRIES THAT ARE ENFORCEABLE UNDER APPLICABLE LAW. WE WILL NOT BE LIABLE FOR OUR FAILURE TO MAKE, OR OUR DELAY IN MAKING, PAYMENT UNDER THIS LETTER OF CREDIT OR FOR ANY OTHER ACTION WE TAKE OR DO NOT TAKE, OR ANY DISCLOSURE WE MAKE, UNDER OR IN CONNECTION WITH THIS LETTER OF CREDIT (INCLUDING, WITHOUT LIMITATION, ANY REFUSAL TO TRANSFER THIS LETTER OF CREDIT) THAT IS REQUIRED BY SUCH LAWS, REGULATIONS, OR ORDERS.

THIS IRREVOCABLE LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING. THIS UNDERTAKING IS INDEPENDENT OF AND SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED, OR INCORPORATED BY REFERENCE TO ANY DOCUMENT, CONTRACT, OR AGREEMENT REFERENCED HEREIN.

ALL COMMUNICATIONS UNDER THIS LETTER OF CREDIT SHALL BE ADDRESSED TO:

Issuing Bank

Bank Name: [•]

Bank Address: [•]

Contact Name:[•]

Tel: [•]

Fax: [•]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Yours faithfully [•]

By:
Name:
Title:

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Exhibit A to

Letter of Credit No.

SIGHT DRAFT

Irrevocable Letter of Credit No.[•] Date of Draft: [•] 20[•]

To the Order of [•]

Pat [•] Dollars

At SIGHT by wire transfer of such amount to the account of [     ] at [Bank, Address]

(ABA number: [     ]; account number: [      ])

DRAWN UNDER [ISSUING BANK] LETTER OF CREDIT NO. [•]

To: [ISSUING BANK]

[Presentment Address]

[Beneficiary]

By:
Name:
Title:

[Endorse on bank]]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

   EXHIBIT B

TRANSFER REQUEST OF IRREVOCABLE STANDBY

LETTER OF CREDIT NUMBER:

TO: [Issuing Bank].

DATE:

[Insert Issuing Bank Address]

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY OF THE ABOVE DESCRIBED LETTER OF CREDIT (THE “TRANSFEROR”) HEREBY IRREVOCABLY TRANSFERS ALL ITS RIGHTS UNDER THE LETTER OF CREDIT AS AMENDED TO THIS DATE (THE “CREDIT”) TO THE FOLLOWING TRANSFEREE (THE “TRANSFEREE”):

NAME OF TRANSFEREE

ADDRESS

BY THIS TRANSFER, ALL RIGHTS OF TRANSFEROR IN THE LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE, AND THE TRANSFEREE SHALL BE THE SOLE BENEFICIARY OF THE LETTER OF CREDIT, POSSESSING ALL RIGHTS PERTAINING THERETO, INCLUDING, BUT NOT LIMITED TO, SOLE RIGHTS RELATING TO THE APPROVAL OF ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. YOU ARE HEREBY IRREVOCABLY INSTRUCTED TO ADVISE FUTURE AMENDMENT(S) OF THE LETTER OF CREDIT TO THE TRANSFEREE WITHOUT THE TRANSFEROR’S CONSENT OR NOTICE TO THE TRANSFEROR.

ENCLOSED ARE THE ORIGINAL LETTER OF CREDIT AND THE ORIGINAL(S) OF ALL AMENDMENTS TO DATE. ALSO ENCLOSED IS OUR OFFICIAL OR CERTIFIED CHECK IN THE AMOUNT OF $      IN PAYMENT OF YOUR TRANSFER COMMISSION OF [•]% OF THE TRANSFER AMOUNT, MINIMUM $[•] MAXIMUM $[•] OR WE AUTHORIZE YOU TO DEBIT OUR ACCOUNT NUMBER        WITH YOU FOR THE AMOUNT OF YOUR TRANSFER COMMISSION OF [•]% OF THE TRANSFER AMOUNT, MINIMUM $[•] MAXIMUM $[•].

THE TRANSFEROR WARRANTS TO YOU THAT THIS TRANSFER AND THE TRANSACTION(S) HEREUNDER WILL NOT CONTRAVENE ANY FEDERAL LAWS OR REGULATIONS OF THE

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

UNITED STATES NOR THE LAWS OR REGULATIONS OF ANY STATE THEREOF. PLEASE NOTIFY THE TRANSFEREE OF THIS TRANSFER AND OF THE TERMS AND CONDITIONS OF THE LETTER OF CREDIT AS TRANSFERRED. THIS TRANSFER WILL BECOME EFFECTIVE UPON [LC Issuing Bank]’S WRITTEN NOTIFICATION TO THE TRANSFEREE THAT SUCH TRANSFER WAS EFFECTED.

(TRANSFEROR’S NAME)

BY:

PRINTED NAME:

TITLE:

PHONE NUMBER:

THE BANK SIGNING BELOW GUARANTEES THAT THE TRANSFEROR’S SIGNATURE IS GENUINE AND THAT THE INDIVIDUAL SIGNING THIS TRANSFER REQUEST HAS THE AUTHORITY TO DO SO:

(BANK’S NAME)

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

BY:

PRINTED NAME:_________________________________

TITLE:__________________________________________

[A CORPORATE NOTARY ACKNOWLEDGMENT OR A CERTIFICATE OF AUTHORITY WITH CORPORATE SEAL IS ACCEPTABLE IN LIEU OF A BANK GUARANTEE]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 12

FORM OF OWNER PARTICIPANT LETTER

[Owner Participant Letterhead]

[Aerovías de México, S.A. de C.V.] [Aerolitoral, S.A. de C.V.]

Paseo de la Reforma, 445

Colonia Cuauhtémoc

Mexico, DF 06500

Mexico

Re: [Boeing][Embraer] [__] Aircraft bearing manufacturer’s serial number [_________] (the “Aircraft”)

Dear Sirs:

Reference is made to the (i) Trust Agreement dated [__________], 20[_] (the “Trust Agreement”) between [•] (the “Trust Company”) and [•] (“Owner Participant”) and (ii) Aircraft Lease Agreement dated [__________], 20[_] (the “Lease”) between [•], not in its individual capacity, except as otherwise provided therein, but solely as owner trustee under the Trust Agreement (“Lessor”) and [Aerovías de México, S.A. de C.V.] [Aerolitoral, S.A. de C.V.] (“Lessee”). Words and expressions defined in the Lease shall have the same meanings when used in this letter (unless the context otherwise requires).

1. Owner Participant’s Representations and Warranties

Owner Participant represents and warrants to Lessee on the date of execution of this letter agreement and at Delivery on the Delivery Date, in each case by reference to the facts and circumstances existing on such date that:

(a)

Status: Owner Participant is a [company] duly [incorporated] and validly existing under the laws of the [___________] and is a tax resident of the United States of America for purposes of the United States-Mexico Tax Treaty;

(b)

Power and Authority: (i) Owner Participant has the [company] power and authority to carry on its business as presently being conducted and to enter into and perform its obligations under this letter agreement and each other Operative Document to which Owner Participant is a party, (ii) Owner Participant has taken all necessary [company] action to authorize the entry into, performance and delivery of, this letter agreement and each other Operative Document to which Owner Participant is a party, and (iii) this letter agreement and each other Operative Document to which Owner Participant is a party has been (or on or before the Delivery Date will be) duly executed and delivered by Owner Participant;

(c)

Legal validity: this letter agreement and each other Operative Document to which Owner Participant is a party constitutes (or when executed and delivered will constitute) legal, valid and binding obligations of Owner Participant, enforceable against Owner Participant in accordance with its terms, except insofar as enforceability may be limited by (i) applicable bankruptcy and/or similar laws affecting creditors’ rights generally, or (ii) general principles of equity;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(d)

Non conflict: the entry into and performance by Owner Participant of, and the transactions contemplated by, this letter agreement and each other Operative Document to which the Owner Participant is a party do not and will not: (i) conflict with any Laws or Regulations applicable to Owner Participant; or (ii) conflict with the organizational documents of Owner Participant; or (iii) conflict with or result in default under any document which is binding upon Lessee or any of its assets nor result in the creation of any Security Interest over any of its assets other than any Security Interest in favor of the Financing Parties Representative;

(e)

Licenses and permits: Owner Participant holds all material licenses, certificates, permits and approvals necessary for the conduct of its business and the performance of its obligations under this letter agreement and each other Operative Document to which Owner Participant is a party;

(f)

Approvals and Consents: all other authorizations, approvals, consents and notifications required by Owner Participant in connection with the entry into, performance, validity and enforceability of, this letter agreement and each other Operative Document to which Owner Participant is a party and the transactions contemplated by this letter agreement and each other Operative Document to which Owner Participant is a party, have been (or on or before the Delivery Date will have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

(g)	[***];

(h)

No Litigation: no litigation, arbitration or administrative proceedings are pending or, to Owner Participant’s knowledge, threatened before any court or administrative agency against Owner Participant which, could reasonably be expected to have a material adverse effect upon Owner Participant’s ability to perform its obligations under this letter agreement or any other Operative Document;

(i)	Lessee: Owner Participant has received a copy of the Lease and the other Operative Documents;

(j)	Trust Agreement: the Trust Agreement delivered to Lessee on the date hereof is a true and complete copy thereof;

(k)	Know Your Customer/OFAC Compliance:

(i)

neither Owner Participant nor any of its Affiliates is in violation of any Law relating to terrorism or money laundering enacted or promulgated by any of the United Nations, the European Union, the United States of America, the United Mexican States or any Government Entity of Owner Participant’s or Trust Company’s jurisdiction of organization (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”);

(ii)	it is not any of the following:

(A)	a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(B)	a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(C)	a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(D)

a person that is named as a “special designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list;

2.	Owner Participant’s Covenants

Owner Participant hereby covenants to and with Lessee that:

(a)

at all times prior to the Termination Date, it will maintain its corporate existence and, in full force and effect, all consents, licenses, authorizations, approvals, permits, rights and privileges material to its business or to the performance of its obligations under this Agreement;

(b)

provided no Event of Default has occurred and is continuing under the Lease, neither it nor any Person lawfully claiming by, through or under it shall take or cause to be taken any action to interfere with Lessee’s or any Permitted Sublessee’s right to use, possession and quiet enjoyment of the Aircraft during the Term;

(c)	it will undertake and perform the obligations of “Owner Participant” under the Lease (whether as an Indemnitee or otherwise) as if it were a party thereto;

(d)

it will not assign, transfer, novate or otherwise dispose of all or any portion of its right, title or interest in and to the Trust Agreement, any Operative Document or the Aircraft other than in accordance with Clause 21.2 of the Lease;

(e)

it will not amend, supplement or modify the Trust Agreement in such a manner as to adversely affect the rights or obligations of Lessee without the prior written consent of Lessee, such consent not to be unreasonably withheld or delayed;

(f)

it does not and for the duration of the Term shall not (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in the preceding Clause 1(k)(ii) of this letter agreement, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law;

(g)	it shall remain tax resident in [the United States of America for purposes of the United States-Mexico Tax Treaty]; and

(h)	it will provide to Lessee, on an annual basis, a tax certificate certifying clause 2(g) above and all other tax forms required by Lessee under clause 8.3 of the Lease.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

3.	Governing Law

PURSUANT TO AND IN ACCORDANCE WITH SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE PARTIES HERETO AGREE THAT THIS LETTER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LETTER AGREEMENT, AND ALL ISSUES CONCERNING THE RELATIONSHIP OF THE PARTIES HEREUNDER AND THE ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK (EXCLUSIVE OF SECTION 7-101 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH IS INAPPLICABLE TO THIS AGREEMENT) WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES. THE PARTIES AGREE THAT THIS AGREEMENT WAS DELIVERED IN THE STATE OF NEW YORK.

4.	Process Agent

Without prejudice to any other mode of service, Owner Participant:

(a)

appoints [•] at [•], as its agent for service of process relating to any proceedings before any New York State court or any United States Federal court in New York in connection with this letter agreement or any Operative Document and agrees to maintain the process agent notified to Lessee;

(b)	agrees that failure by a process agent to notify Owner Participant of the process shall not invalidate the proceedings concerned; and

(c)

consents to the service of process relating to any such proceedings by prepaid mailing or by personal delivery of a copy of the process to Owner Participant’s agent at the address identified in Clause 4(a) or by facsimile or prepaid mailing by air mail, certified or registered mail, or by personal delivery, of a copy of the process to Lessee at the address set forth below or at any other address notified to Lessee pursuant to Clause 23.2 of the Lease as the same is incorporated in this Letter Agreement pursuant to Clause 5 below.

5.	Miscellaneous

The provisions of clauses 22.1, 22.6, 22.8, 22.9, 22.10, 22.11, 22.12, 22.13, 23, 24.2, 24.4, 24.6 and 24.7 of the Lease are incorporated herein mutatis mutandis with references to “Lessor” and “this Agreement” being reference to Owner Participant and this letter agreement, respectively, and Owner Participant’s notice details shall be as follows:

Address: [    ]

      [    ]

      [    ]

Attention: [    ]

Facsimile: [    ]

Email:    [    ]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Yours faithfully
[ ]

Name:

Title:

Acknowledged:

[Aerovías de México, S.A. de C.V.] [Aerolitoral, S.A. de C.V.]

Name:

Title:

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 13

FORM OF LESSOR GUARANTEE

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 14

[***]

[***]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 15

FORM OF REDELIVERY ACCEPTANCE CERTIFICATE

This Redelivery Acceptance Certificate (this “Certificate”) is delivered at the time and on the date set forth below by [[•], as Owner Trustee] (the “Lessor”) to [Aerovías de México, S.A. de C.V.] [Aerolitoral, S.A. de C.V.] (the “Lessee”) pursuant to the Aircraft Lease Agreement dated ______________ (as amended, modified or supplemented from time to time, the “Lease”) in respect of one (1) [Boeing][Embraer] [__] aircraft bearing manufacturer’s serial number [______] together with two (2) [__] engines bearing manufacturer’s serial numbers ______ and ______ (the “Aircraft”). The capitalized terms used in this Redelivery Acceptance Certificate shall have the respective meanings given to such terms in the Lease.

Lessor hereby confirms that as at ______ hours on _________________ at ________________ ____________________:

(a)	the Aircraft satisfies the redelivery requirements of Schedule 8 of the Lease in all respects;

(b)	redelivery of the Aircraft (including the Engines) has been accepted by Lessor; and

(c)	the Term of the Lease has terminated.

This Redelivery Acceptance Certificate may be executed and delivered by the parties hereto in separate counterparts.

This Redelivery Acceptance Certificate is executed and delivered by the parties at _______________ ______________________.

[SIGNATURES ON FOLLOWING PAGE]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the parties hereto have caused this Redelivery Acceptance Certificate to be executed in their respective corporate names by their duly authorized representatives as of the day and year first above written.

[[•], as Owner Trustee][14]

By:
Name:
Title:

[AEROVÍAS DE MÉXICO, S.A. DE C.V.] [AEROLITORAL, S.A. DE C.V.]

By:
Name:
Title:

[14]	Signature to be notarized by a Mexican notary public and/or notarized and apostilled

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

ANNEX I

PAYMENT AND ADJUSTMENT AMOUNTS DUE AT REDELIVERY

Upon redelivery, the following is due from the Lessor to the Lessee:
1.	Clause 6.2 of the Lease (return of Security Deposit)	$	_________
Upon redelivery, the following is due from the Lessee to the Lessor:
1.	[***]	$	__________
2.	[***]	$	__________
3.	[***]	$	__________
	Net Payments from [Lessee to Lessor]	$	__________

Payments [to Lessor] should be made to the following Account Details:

Beneficiary Name:

Beneficiary Bank:

Swift Code:

Sort Code:

Account No:

IBAN:

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

SCHEDULE 16

FORM OF MAINTENANCE STATUS REPORT

AIRCRAFT SUMMARY REPORT

Report Period from __________ to ____________

Aircraft Specification
Manufacturer
Type
Model
Serial number
Date of Manufacture
Current Registration
Current Operator
Aircraft Operating Limitation

Airframe Status
Total Airframe Hours
Total Airframe Cycles

Main Engines (Currently Installed)
Manufacturer
Position
Part number
Serial number
Time Since New
Cycles Since New
Time Since OH
Cycles Since OH
Last OH Date

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Main Engines
Manufacturer
Aircraft or Location
Position
Part number
Serial number
Time Since New
Cycles Since New
Time Since OH
Cycles Since OH
Last OH Date

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Auxiliary Power Unit
Manufacturer
Position
Part number
Serial number
Flight Time Since New
Flight Cycles Since New
Time Since OH
Cycles Since OH
Last OH Date
APU Hours Since New
APU Cycles Since New

Landing Gears
Manufacturer
Position
Part number
Serial number
Time Since New
Cycles Since New
Time Since OH
Cycles Since OH
Last OH Date